Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and accompanying prospectus. This prospectus supplement and theaccompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION, DATED MAY 15, 1998
             PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 15, 1998

                          SMS Student Loan Trust 1998-A

                                  $150,000,000
                Class A-1 Floating Rate Asset-Backed Senior Notes

                                  $433,650,000
                Class A-2 Floating Rate Asset-Backed Senior Notes

                    USA Group Secondary Market Services, Inc.
                                     Seller

The SMS Student Loan Trust 1998-A (the "Trust") will issue $150,000,000 aggregate principal amount of Class A-1 Floating Rate Asset-Backed Senior Notes (the "Class A-1 Notes"), $433,650,000 aggregate principal amount of Class A-2 Floating Rate Asset-Backed Senior Notes (the "Class A-2 Notes" and, together with the Class A-1 Notes, the "Senior Notes") and $21,350,000 aggregate principal amount of Floating Rate Asset-Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes"). Only the Senior Notes are offered hereby. The assets of the Trust will include a pool of guaranteed education loans to students and parents of students purchased by The First National Bank of Chicago, as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), from USA Group Secondary Market Services, Inc. (the "Seller") (such loans, together with any Additional Student Loans acquired from the Seller or originated from time to time by the Eligible Lender Trustee on behalf of the Trust, the "Financed Student Loans"), collections and other payments with respect to the Financed Student Loans, and monies on deposit in certain trust accounts (including the Collection Account, the Reserve Account and the Collateral Reinvestment Account). As described herein, the Trust will also have the benefit of an interest rate swap (the "Interest Rate Swap"). The Notes will be collateralized by all of the assets of the Trust as described herein. The rights of the Subordinate Noteholders to receive payments of interest out of the Available Funds (as defined herein) will be subordinate to the rights of the Senior Noteholders to receive payments of interest and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds will be subordinate to the rights of the Senior Noteholders to receive payments of interest and principal, in each case to the extent described herein. However, the Seller has applied to MBIA Insurance Corporation (the "Subordinate Note Insurer") for a note guaranty insurance policy relating to the Subordinate Notes (the "Subordinate Note Insurance Policy") to guarantee payment, on each Quarterly Payment Date, of the Subordinate Noteholders' Interest Distribution Amount and, on the Subordinate Note Final Maturity Date, of the Subordinate Noteholders' Principal Distribution Amount pursuant to the terms of such policy. Payments under the Senior Notes will not be insured under the Subordinate Note Insurance Policy or any other insurance policy. After the Closing Date, certain Additional Fundings will be made from time to time during the Revolving Period, and in certain cases after the Revolving Period as described herein, by or on behalf of the Trust.
                                                  (Cover continued on next page)

  For a discussion of certain significant matters affecting investments in the
            Senior Notes, see "Risk Factors" herein at Page S-19 and
                         in the Prospectus at Page 10.

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE
  THEREOF. THE NOTES ARE NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                   Underwriting
                                       Price to   Discounts and  Proceeds to the
                                      Public (1)   Commissions    Seller (1)(2)
                                      ----------   -----------    -------------
Per Class A-1 Note...................
Per Class A-2 Note...................

Total................................   $            $             $

(1) Plus accrued interest,  if any, at the applicable Note Rate from     , 1998.

(2) Before deducting expenses payable by the Seller, estimated to be $       .

                                   ----------

      The Senior Notes are offered by the Underwriters, when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Senior Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about May , 1998, against payment in immediately available funds.

Credit Suisse First Boston
                   Bear, Stearns & Co. Inc.
                                      Goldman, Sachs & Co.
                                                             Merrill Lynch & Co.

                  Prospectus Supplement dated May      , 1998

(Continued from preceding page)

      The rate of interest per annum on the Notes for each Quarterly Interest Period will, subject to certain limitations described herein, be equal to
Three-Month  LIBOR (determined as described herein) plus       % with respect to
the Class A-1 Notes, plus % with respect to the Class A-2 Notes and plus % with respect to the Subordinate Notes. Interest and principal on the Notes will be payable quarterly on or about each January 28, April 28, July 28 and October 28 of each year (or, if such day is not a business day, on the next succeeding business day), commencing July 28, 1998 (each, a "Quarterly Payment Date"); provided, however, that no principal payments will be made on the Notes until after the end of the Revolving Period (as defined herein). Thereafter, principal payments will be allocated between the Class A-1 Notes and the Class A-2 Notes as described herein and no principal payments on the Subordinate Notes will be made out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

      The final maturity date for the Class A-1 Notes will be the October 2005 Quarterly Payment Date, for the Class A-2 Notes will be the July 2026 Quarterly Payment Date and for the Subordinate Notes will be the October 2033 Quarterly Payment Date. However, payment in full of the Notes could occur other than on such dates as described herein. In addition, the outstanding Notes will be redeemed on any Quarterly Payment Date on which Secondary Market Company, Inc., a limited purpose Delaware corporation which is an affiliate of the Seller (the "Company"), or an assignee of the Company, exercises its option to purchase the Financed Student Loans, which option is exercisable when the aggregate principal balance of the Financed Student Loans is reduced to 20% or less of the initial aggregate principal amount of the Notes.

      USA Group Loan Services, Inc., a Delaware non-profit corporation ("Loan Services"), will service all the Financed Student Loans. All the Financed Student Loans will be guaranteed to the extent described herein by United Student Aid Funds, Inc., a Delaware non-profit corporation ("USA Funds" or the "Initial Guarantor"). The Trust may include loans guaranteed to the extent described herein by other Federal Guarantors, which Guarantors are in each case reinsured to the extent described herein by the United States Department of Education (the "Department").

                                   ----------

      THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SENIOR NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SENIOR NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                   ----------

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SENIOR NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SHORT-COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                           REPORTS TO SECURITYHOLDERS

      Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes, and to the Subordinate Note Insurer, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain such reports by requesting them from the Indenture Trustee. Such reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders" in the Prospectus. The Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" beginning on page S-62 or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer .......................  SMS Student Loan Trust 1998-A (the "Trust").

Securities ...................  Offered $150,000,000  aggregate principal amount of  Class  A-1  Floating  Rate  Asset-Backed
                                    Senior  Notes (the  "Class A-1  Notes")  and
                                    $433,650,000  aggregate  principal amount of
                                    Class A-2 Floating Rate Asset-Backed  Senior
                                    Notes (the "Class A-2 Notes"  and,  together
                                    with  the  Class  A-1  Notes,   the  "Senior
                                    Notes").

                                Persons acquiring beneficial ownership interests
                                    in  the   Senior   Notes   will  hold  their
                                    interests  in the Senior  Notes  through The
                                    Depository  Trust  Company  ("DTC")  in  the
                                    United  States or, in Europe,  through Cedel
                                    Bank,  societe  anonyme  ("CEDEL"),  or  the
                                    Euroclear  System  ("Euroclear").  Transfers
                                    within DTC, CEDEL or Euroclear,  as the case
                                    may be, will be made in accordance  with the
                                    usual rules and operating  procedures of the
                                    relevant  system.   Cross-market   transfers
                                    between   persons   holding    directly   or
                                    indirectly through DTC, on the one hand, and
                                    counterparties     holding    directly    or
                                    indirectly  through CEDEL or  Euroclear,  on
                                    the other,  will be  effected in DTC through
                                    Citibank,   N.A.   ("Citibank")   or  Morgan
                                    Guaranty   Trust   Company   of   New   York
                                    ("Morgan"),  the depositaries (together, the
                                    "Depositaries")   of  CEDEL  and  Euroclear,
                                    respectively,   and  each  a   participating
                                    member of DTC. See "Description of the Notes--Book-Entry Registration" herein.

Securities Other than the
  Securities Offered .........  In  addition to the Senior Notes, the Trust will issue $21,350,000 aggregate principal amount
                                    of Floating  Rate  Asset-Backed  Subordinate
                                    Notes (the "Subordinate Notes" and, together
                                    with the Senior  Notes,  the  "Notes").  The
                                    Subordinate Notes are not offered hereby and
                                    the information  herein with respect thereto
                                    is   provided   only  to   permit  a  better
                                    understanding of the Senior Notes.

Seller .......................  USA Group  Secondary  Market  Services,  Inc., a
                                    Delaware corporation ("SMS"), as seller (the
                                    "Seller").   SMS  is  an  affiliate  of  the
                                    Servicer,  USA  Funds,  USA Group  Guarantee
                                    Services,   Inc.   ("USA   Group   Guarantee
                                    Services")  and USA  Group,  Inc.  See  "USA
                                    Group,  SMS, the Seller and the Servicer" in
                                    the  Prospectus.  Because  the Seller is not
                                    eligible  to hold  legal  title  to  Federal
                                    Student  Loans,  NBD Bank,  N.A., as trustee
                                    for  SMS  ("NBD"),   holds  legal  title  to
                                    Federal  Student  Loans  on  behalf  of  the
                                    Seller pursuant to a Trust Agreement,  dated
                                    as of February 24, 1993, between NBD and the
                                    Seller   (the   "NBD   Trust    Agreement").
                                    References  to the "Seller"  herein  include
                                    NBD, or, with respect to Additional  Student
                                    Loans, any other eligible lender acting in such capacity for SMS, for all purposes involving the holding or transfer of legal title to the Financed Student Loans.

Servicer .....................  USA Group  Loan   Services,   Inc.,  a  Delaware
                                    non-profit  corporation,  as  servicer  (the
                                    "Servicer" or "Loan Services") pursuant to a Servicing Agreement to be dated as of May 1, 1998 (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, the Servicer, the Seller and the Eligible Lender Trustee. Loan Services is an

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    affiliate  of  SMS,  USA  Funds,  USA  Group
                                    Guarantee  Services and USA Group,  Inc. See
                                    "USA   Group,   SMS,   the  Seller  and  the
                                    Servicer" in the Prospectus.

Eligible Lender Trustee .....   The First  National Bank of Chicago,  a national
                                    banking  association,  as trustee  under the
                                    Trust Agreement and holder of legal title to
                                    the Financed  Student Loans on behalf of the
                                    Trust (the "Eligible Lender  Trustee").  See
                                    "Formation   of  the   Trust"   herein   and
                                    "Formation  of the  Trusts--Eligible  Lender
                                    Trustee" in the Prospectus.

Indenture Trustee ............  Bankers  Trust  Company,   a  New  York  banking
                                    corporation (the "Indenture Trustee"), as trustee under an Indenture to be dated as of May 1, 1998 (as amended and supplemented from time to time, the "Indenture"), between the Trust and the Indenture Trustee.

Administrator ................  SMS,as administrator  (the  "Administrator")  on
                                    behalf  of  the   Trust,   pursuant   to  an
                                    Administration  Agreement  to be dated as of
                                    May 1,  1998 (as  amended  and  supplemented
                                    from  time  to  time,  the   "Administration
                                    Agreement"),  among the  Administrator,  the
                                    Trust and the Indenture Trustee.

The Trust ....................  The Trust will be established  under the laws of
                                    Delaware by a Trust Agreement to be dated as
                                    of May 1, 1998 (as amended and  supplemented
                                    from time to time,  the "Trust  Agreement"),
                                    among the Seller,  Secondary Market Company,
                                    Inc.  (the  "Company"),  a  limited  purpose
                                    Delaware  corporation  which is an affiliate
                                    of  the  Seller,  and  the  Eligible  Lender
                                    Trustee. The activities of the Trust and the
                                    Eligible  Lender  Trustee are limited by the
                                    terms of the Trust  Agreement to  acquiring,
                                    originating,   owning   and   managing   the
                                    Financed Student Loans and the other assets of the Trust as described herein, issuing the Notes, making payments thereon, entering into the Interest Rate Swap, obtaining the Subordinate Note Insurance Policy and other activities related thereto.

Assets of the Trust .......... The assets  of  the  Trust  will   include   the
                                    following:

  A. Financed Student Loans ..  The Financed   Student  Loans  will  consist  of
                                    certain   guaranteed   education   loans  to
                                    students and parents of students  made under
                                    the Federal  Family  Education  Loan Program
                                    ("Student Loans") and will include rights to
                                    receive  payments  made with respect to such
                                    Financed  Student  Loans  and  the  proceeds
                                    thereof.  On or  prior  to May ,  1998  (the
                                    "Closing   Date"),   the  Seller  will  sell
                                    Student Loans (the "Initial Financed Student
                                    Loans")   having  an   aggregate   principal
                                    balance  of  approximately   $579,395,357.38
                                    (the  "Initial  Pool  Balance") as of May 1,
                                    1998 (the  "Cutoff  Date"),  to the Eligible
                                    Lender   Trustee  on  behalf  of  the  Trust
                                    pursuant  to a  Loan  Sale  Agreement  to be
                                    dated  as of May 1,  1998  (as  amended  and
                                    supplemented  from  time to time,  the "Loan
                                    Sale  Agreement"),  among  the  Seller,  the
                                    Trust and the Eligible Lender Trustee. Prior
                                    to  their  sale to the  Trust,  the  Initial
                                    Financed Student Loans will be held in trust
                                    for the Seller by NBD,  pursuant  to the NBD
                                    Trust  Agreement.  On the Closing Date,  the
                                    aggregate  principal  balance of the Initial
                                    Financed Student Loans will be reduced by an
                                    amount not to exceed $5,000,000, as provided
                                    under  "The  Financed   Student  Loan  Pool"
                                    herein,  and an equal amount of cash will be
                                    deposited  into the  Collection  Account  on
                                    such date.  Following  the Closing  Date and
                                    during  the  Revolving  Period  (as  defined
                                    below),  and in the case of Serial Loans (as
                                    defined    below)   and    certain    Add-on
                                    Consolidation   Loans  (as  defined   below)
                                    continuing after the Revolving Period, it is
                                    anticipated   that,   subject   to   certain
                                    conditions   described  herein,   additional
                                    Student

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Loans (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") will be acquired or originated by the Trust, as described below.

                                The Initial    Financed    Student   Loans   are
                                    guaranteed to the extent described herein as
                                    to the payment of principal  and interest by
                                    United  Student Aid Funds,  Inc., a Delaware
                                    non-profit  corporation  ("USA Funds" or the
                                    "Initial Guarantor"),  which is reinsured to
                                    the  extent  described  herein by the United
                                    States    Department   of   Education   (the
                                    "Department").  USA Funds is an affiliate of
                                    SMS, the Servicer,  USA Group,  Inc. and USA
                                    Group   Guarantee   Services.    USA   Group
                                    Guarantee  Services,  an  affiliate  of SMS,
                                    provides  varying  degrees  of  services  to
                                    several  Federal  Guarantors.  An Additional
                                    Student  Loan  may  be  guaranteed,  to  the
                                    extent  described   herein,   by  a  Federal
                                    Guarantor  other than the Initial  Guarantor
                                    (each,   an  "Additional   Guarantor"   and,
                                    collectively,  the  "Additional  Guarantors"
                                    and,  together  with the Initial  Guarantor,
                                    the    "Guarantors")     provided    certain
                                    conditions   are  met.  See  "The   Financed
                                    Student  Loan  Pool--Guarantee  of  Financed
                                    Student  Loans"  herein.   Financed  Student
                                    Loans made  before  October 1, 1993 are 100%
                                    guaranteed  by a  Guarantor,  and  reinsured
                                    against  default by the  Department  up to a
                                    maximum  of  100%  of  Guarantee   Payments.
                                    Financed  Student  Loans  made  on or  after
                                    October  1,  1993  are 98%  guaranteed  by a
                                    Guarantor,  and reinsured against default by
                                    the  Department  up to a  maximum  of 98% of
                                    Guarantee Payments. All references herein to
                                    the guarantee and reinsurance  coverage with
                                    respect to the Financed Student Loans should
                                    be  understood  to mean such 100%  guarantee
                                    and  100%  maximum   reinsurance   coverage,
                                    respectively,   with   respect  to  Financed
                                    Student  Loans made  before  October 1, 1993
                                    and  such  98%  guarantee  and  98%  maximum
                                    reinsurance  coverage,   respectively,  with
                                    respect to Financed Student Loans made on or after October 1, 1993.

                                As of the Cutoff Date, the weighted average interest rate per annum with respect to the Initial Financed Student Loans was approximately 8.49% (based on the applicable interest rates as of the Cutoff Date), the weighted average remaining term to maturity (exclusive of any future deferral or forbearance periods and assuming expected graduation dates and typical grace periods) of the Initial Financed Student Loans was
                                    approximately   157.35   months,   and   the
                                    weighted  average  original term to maturity
                                    (exclusive   of  any  future   deferral   or
                                    forbearance periods) of the Initial Financed
                                    Student  Loans  was   approximately   180.71
                                    months. As of the Cutoff Date, approximately
                                    43.82%,  0.85%,  10.85%  and  44.48%  of the
                                    outstanding aggregate principal balance of the Initial Financed Student Loans consisted of Stafford Loans, SLS Loans, PLUS Loans and Federal Consolidation Loans, respectively. As of the Cutoff Date, all of the Initial Financed Student Loans are guaranteed by USA Funds. See "The Financed Student Loan Pool" herein.

                                During the period (the "Revolving  Period") from
                                    the Closing Date until the first to occur of
                                    (i)  an   Early   Amortization   Event   (as
                                    described  herein under  "Description of the
                                    Transfer and Servicing Agreements--Revolving
                                    Period and Additional Fundings") or (ii) the
                                    last day of the Collection  Period preceding
                                    the July 2000  Quarterly  Payment Date,  the
                                    Eligible  Lender  Trustee  on  behalf of the
                                    Trust will be  obligated  from time to time,
                                    subject  to  certain  conditions   described
                                    herein, to purchase from the Seller, and the Seller, subject to the availability thereof and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Student Loans which (i) are made to a borrower who

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    is not a borrower under any Financed Student
                                    Loan,  (ii) are  made  under  loan  programs
                                    which  existed as of the Closing  Date,  and
                                    (iii) are guaranteed by a Guarantor (each, a
                                    "New  Loan"  and,  collectively,   the  "New
                                    Loans").   "Collection  Period"  means  each
                                    period  of three  calendar  months  from and
                                    including the date next following the end of
                                    the  preceding  Collection  Period  (or with
                                    respect to the first Collection  Period, the
                                    period  beginning  on the  Cutoff  Date  and
                                    ending on June 30, 1998).  New Loans will be
                                    made or acquired by NBD or another  eligible
                                    lender  on  behalf  of  the  Seller  at  the
                                    discretion,  and in  accordance  with  usual
                                    practices of, the Seller. Each such purchase
                                    of a New Loan  will be made by the  Eligible
                                    Lender   Trustee  on  behalf  of  the  Trust
                                    pursuant to a transfer  agreement  (each,  a
                                    "Transfer  Agreement") among the Seller, the
                                    Trust  and  the  Eligible   Lender  Trustee.
                                    During the Revolving  Period,  each purchase
                                    of a New Loan  will be  funded by means of a
                                    transfer  from the  Collateral  Reinvestment
                                    Account of an amount equal to the sum of (i)
                                    the principal balance owed by the applicable
                                    borrower  plus  accrued   interest   thereon
                                    expected to be  capitalized  upon  repayment
                                    (the "Purchase Collateral Balance") and (ii)
                                    an  additional  amount not to exceed 2.5% of
                                    the principal balance owed by the applicable
                                    borrower  thereon  (the  "Purchase   Premium
                                    Amount"  and,  together  with  the  Purchase
                                    Collateral   Balance,   the  "Loan  Purchase
                                    Amount").  The  purchase of New Loans by the
                                    Trust will be subject to the availability of
                                    funds    therefor    in    the    Collateral
                                    Reinvestment  Account.  Following the end of
                                    the Revolving  Period,  New Loans may not be
                                    purchased by the Trust.  See "Description of
                                    the       Transfer       and       Servicing
                                    Agreements--Revolving  Period and Additional
                                    Fundings" herein.

                                In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to certain conditions described under "The Financed Student Loan Pool" and "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein, to purchase from the Seller, subject to the availability thereof, Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan,
                                    (ii) are made under the same loan program as
                                    such Financed  Student  Loan,  and (iii) are
                                    guaranteed by the Guarantor that  guaranteed
                                    such Financed  Student Loan (each, a "Serial
                                    Loan"   and,   collectively,   the   "Serial
                                    Loans").   Serial  Loans  will  be  made  or
                                    acquired by NBD or another  eligible  lender
                                    on behalf of the  Seller at the  discretion,
                                    and  in  accordance   with  usual   business
                                    practices, of the Seller. Each such purchase
                                    of  a  Serial  Loan  will  be  made  by  the
                                    Eligible  Lender  Trustee  on  behalf of the
                                    Trust  pursuant  to  a  Transfer  Agreement.
                                    During the Revolving  Period,  each purchase
                                    of a Serial  Loan will be funded by means of
                                    a transfer from the Collateral  Reinvestment
                                    Account  of an  amount  equal  to  the  Loan
                                    Purchase Amount of such loan.  Following the
                                    end of the  Revolving  Period,  the Purchase
                                    Collateral  Balance for such  purchases will
                                    be    funded   by    amounts    representing
                                    distributions    of    principal    on   the
                                    outstanding  Financed  Student  Loans  which
                                    would   otherwise  have  been  part  of  the
                                    Available    Funds   as   described    under
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Distributions"  herein  and  the
                                    Purchase  Premium Amounts for such purchases
                                    will  be  funded  on  the  next   succeeding
                                    Quarterly Payment Date from amounts, if any,
                                    on deposit in the Reserve  Account in excess
                                    of the Specified  Reserve Account Balance as
                                    described under "Description of the Transfer
                                    and       Servicing       Agreements--Credit
                                    Enhancement--Reserve

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Account"  herein.   Alternatively,   at  the
                                    Seller's  option,  following  the end of the
                                    Revolving Period the Eligible Lender Trustee
                                    will, in lieu of purchasing  Serial Loans as
                                    described  above,  be  obligated to exchange
                                    with the Seller  existing  Financed  Student
                                    Loans  owned by the Trust for  Serial  Loans
                                    owned by the  Seller,  provided  such Serial
                                    Loans  and  Financed   Student   Loans  meet
                                    certain  criteria   described  herein.   See
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Revolving  Period and Additional
                                    Fundings" herein.

                                In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower on a Financed Student Loan (whether or not all such loans are in the Trust) who is also a borrower under one or more Financed Student Loans elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans pursuant to the Federal Consolidation Loan Program described in the Prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program". Any such origination by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being consolidated by such Federal Consolidation Loan will be prepaid.

                                As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds, as described under "Description of the Transfer and Servicing Agreements--Distributions"
                                    herein.

                                The Eligible   Lender   Trustee   will   not  be
                                    permitted to originate Federal Consolidation
                                    Loans  (including the addition of any Add-on
                                    Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of $35,000,000; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    maturity  date after  October 28, 2029 if at
                                    the time of such  origination  the aggregate
                                    principal     amount    of    all    Federal
                                    Consolidation  Loans  held by the Trust that
                                    have a scheduled maturity date after October
                                    28, 2029 exceeds or, after giving  effect to
                                    such origination,  would exceed $15,000,000;
                                    provided,  however, that the Eligible Lender
                                    Trustee   will  be  permitted  to  fund  the
                                    addition  of Add-on  Consolidation  Loans in
                                    excess of such  amounts as  required  by the
                                    Act.   After  the  Revolving   Period,   the
                                    Eligible  Lender  Trustee  on  behalf of the
                                    Trust  will  cease  to   originate   Federal
                                    Consolidation   Loans,   and   any   Federal
                                    Consolidation  Loan made with  respect  to a
                                    Financed   Student  Loan  will  be  made  by
                                    another  lender,   thereby  resulting  in  a
                                    prepayment of such loan; provided,  however,
                                    that  for  a  maximum  period  of  210  days
                                    following the end of the  Revolving  Period,
                                    the Eligible  Lender Trustee may be required
                                    to  increase  the   principal   balances  of
                                    Federal Consolidation Loans in the Trust by the addition of Add-on Consolidation Loans.

                                As described under "Federal Family Education Loan Program" in the Prospectus, during certain qualifying periods, interest on certain of the Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period. In order to minimize the possibility that the failure to receive current  interest  payments  on  such  loans
                                    during  such   periods   will  result  in  a
                                    shortfall  in  the  amount  required  to  be
                                    distributed on the Notes, amounts on deposit
                                    in the Collateral  Reinvestment Account will
                                    be transferred  during the Revolving  Period
                                    to make deposits to the  Collection  Account
                                    in lieu of current interest payments on such
                                    loans as described herein under "Description
                                    of    the     Transfer     and     Servicing
                                    Agreements--Revolving  Period and Additional
                                    Fundings".   Following   the   end   of  the
                                    Revolving     Period,     the     Collateral
                                    Reinvestment   Account   will  cease  to  be
                                    available as a source to fund such  interest
                                    payments to the  Noteholders  and thereafter
                                    such  payments  will be funded  through  the
                                    application of amounts which would otherwise
                                    have been  distributable  in  respect of the
                                    Principal   Distribution   Amount   for  the
                                    related Quarterly Payment Date, as described herein under "Description of the Transfer and Servicing Agreements--Distributions".

                                The application, during the Revolving Period, of
                                    amounts  in  the   Collateral   Reinvestment
                                    Account (i) by the Eligible  Lender  Trustee
                                    on behalf of the Trust to purchase New Loans
                                    or Serial Loans, (ii) by the Eligible Lender
                                    Trustee  on  behalf of the Trust to fund the
                                    origination of Federal  Consolidation Loans,
                                    (iii)  by the  Eligible  Lender  Trustee  on
                                    behalf of the Trust to fund the  addition of
                                    any Add-on  Consolidation  Loans and (iv) by
                                    the Trust to make deposits to the Collection
                                    Account in lieu of  collections  of interest
                                    on Financed Student Loans to the extent such
                                    interest is not paid  currently  but will be
                                    capitalized   and  added  to  the  principal
                                    balances of the Financed  Student Loans, and
                                    the  application,   after  the  end  of  the
                                    Revolving  Period,  of amounts  representing
                                    distributions    of    principal    on   the
                                    outstanding  Financed  Student  Loans (x) by
                                    the Eligible Lender Trustee on behalf of the
                                    Trust to purchase  Serial  Loans,  (y) for a
                                    maximum period of 210 days following the end
                                    of the  Revolving  Period  by  the  Eligible
                                    Lender  Trustee  on  behalf  of the Trust to
                                    fund   the    addition    of   any    Add-on
                                    Consolidation  Loans and (z) by the Trust to
                                    apply amounts that would otherwise have been
                                    distributable  in respect  of the  Principal
                                    Distribution    Amount   for   the   related
                                    Quarterly Payment Date to payments, in lieu of collections, of interest on Financed Student Loans to the extent

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    such interest is not paid currently but will be capitalized and added to the principal balances of the Financed Student Loans, is referred to herein as "Additional Fundings".

  B. Collateral Reinvestment
    Account ..................  During the  Revolving  Period an account will be maintained  in the  name  of  the  Indenture
                                    Trustee   (the   "Collateral    Reinvestment
                                    Account").  No money  will be on  deposit in
                                    the Collateral  Reinvestment  Account on the
                                    Closing Date.  During the  Revolving  Period
                                    deposits  will  be  made  to the  Collateral
                                    Reinvestment  Account  as  described  herein
                                    under   "Description  of  the  Transfer  and
                                    Servicing   Agreements--Distributions"   and
                                    withdrawals  will be made  from time to time
                                    for Additional  Fundings in accordance  with
                                    the  Loan   Sale   Agreement.   Any   amount
                                    remaining  on  deposit  in  the   Collateral
                                    Reinvestment  Account  at  the  end  of  the
                                    Revolving  Period will be distributed on the
                                    next succeeding  Quarterly Payment Date as a
                                    payment  of  principal.  Any such  principal
                                    payments to the holders of the Senior  Notes
                                    (the   "Senior    Noteholders")   shall   be
                                    allocated  between  the holders of the Class
                                    A-1 Notes (the "Class A-1  Noteholders") and
                                    the  holders  of the Class  A-2  Notes  (the
                                    "Class A-2  Noteholders") as described under
                                    "Description of the  Notes--Distributions of
                                    Principal"  herein and, if the Senior  Notes
                                    have been paid in full, shall be distributed
                                    to the holders of the Subordinate Notes (the
                                    "Subordinate Noteholders"). See "Description
                                    of    the     Transfer     and     Servicing
                                    Agreements--Revolving  Period and Additional
                                    Fundings" herein.

  C. Collection Account ......  The Servicer  will  be  required  to  remit  all collections  received  with  respect  to the
                                    Financed  Student  Loans,  and the  Eligible
                                    Lender  Trustee  will be  required  to remit
                                    Interest   Subsidy   Payments   and  Special
                                    Allowance  Payments it receives with respect
                                    to the Financed  Student Loans, in each case
                                    within two  business  days after  receipt of
                                    freely  available funds therefor,  to one or
                                    more  accounts in the name of the  Indenture
                                    Trustee   (collectively,   the   "Collection
                                    Account").

                                Pursuant to the  Administration  Agreement,  the
                                    Administrator   will   have  the   power  to
                                    instruct the  Indenture  Trustee to withdraw
                                    the  Available   Funds  on  deposit  in  the
                                    Collection  Account  and to apply such funds
                                    (a) on any date during the Revolving Period,
                                    to the  extent  that  such  funds  represent
                                    payments  in  respect  of  principal  on the
                                    Financed  Student  Loans  to the  Collateral
                                    Reinvestment Account for application to make
                                    Additional  Fundings;  (b) on  each  Monthly
                                    Payment Date that is not a Quarterly Payment
                                    Date,  to the  following  (in  the  priority
                                    indicated):  (i) the  Servicing  Fee and all
                                    overdue  Servicing  Fees to the Servicer and
                                    (ii) the  Administration Fee and all overdue
                                    Administration  Fees  to the  Administrator;
                                    and (c) on each  Quarterly  Payment  Date to
                                    the following  (in the priority  indicated):
                                    (i)  the   Servicing  Fee  and  all  overdue
                                    Servicing  Fees to the  Servicer;  (ii)  the
                                    Administration    Fee   and   all    overdue
                                    Administration  Fees  to the  Administrator;
                                    (iii) the Class  A-1  Noteholders'  Interest
                                    Distribution   Amount   to  the   Class  A-1
                                    Noteholders,   the  Class  A-2  Noteholders'
                                    Interest  Distribution  Amount  to the Class
                                    A-2  Noteholders  and the Trust Swap Payment
                                    Amount (as defined  herein),  if any, to the
                                    Swap  Counterparty (as defined herein),  pro
                                    rata, based on the ratio of each such amount
                                    to the  total  of  such  amounts;  (iv)  the
                                    Subordinate  Note  Insurance  Policy Premium
                                    (as   defined   herein)   and  all   overdue
                                    Subordinate  Note Insurance  Policy Premiums
                                    to the  Subordinate  Note  Insurer;  (v) the
                                    Subordinate       Noteholders'      Interest
                                    Distribution   Amount  to  the   Subordinate
                                    Noteholders; (vi) if the Revolving Period has terminated,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    the    Senior     Noteholders'     Principal
                                    Distribution    Amount    to   the    Senior
                                    Noteholders as described under  "Description
                                    of  the  Notes-Distributions  of  Principal"
                                    herein;  (vii) if the  Revolving  Period has
                                    terminated,   the  Subordinate  Noteholders'
                                    Principal   Distribution   Amount   to   the
                                    Subordinate  Noteholders;   and  (viii)  any
                                    amounts   remaining  after   application  of
                                    clauses  (i)  through  (vii)  above,  to the
                                    Reserve  Account.   "Monthly  Payment  Date"
                                    means the  twenty-eighth  day of each  month
                                    (or if any such date is not a business  day,
                                    the   next    succeeding    business   day),
                                    commencing June 29, 1998.

  D. Reserve Account .........  Pursuant  to the  Administration  Agreement,  an
                                    account in the name of the Indenture Trustee
                                    (the "Reserve  Account") will be established
                                    and maintained by the Administrator with the
                                    Indenture  Trustee  and  will be an asset of
                                    the Trust.  The Seller  will make an initial
                                    deposit  into  the  Reserve  Account  on the
                                    Closing Date of cash or Eligible Investments
                                    equal to $1,512,500  (the  "Reserve  Account
                                    Initial   Deposit").   The  Reserve  Account
                                    Initial  Deposit  will be  augmented on each
                                    Quarterly  Payment  Date by the deposit into
                                    the Reserve  Account of any Available  Funds
                                    for such  Quarterly  Payment Date  remaining
                                    after   making   all   prior   distributions
                                    required to be made from the Available Funds
                                    on  such  date.  See   "Description  of  the
                                    Transfer            and            Servicing
                                    Agreements--Distributions" herein.

                                Amounts in the Reserve  Account on any Quarterly
                                    Payment  Date  (after  giving  effect to all
                                    distributions  required  to be made from the
                                    Available  Funds on such  Quarterly  Payment
                                    Date) in  excess  of the  Specified  Reserve
                                    Account  Balance for such Quarterly  Payment
                                    Date (the "Reserve  Account Excess") will be
                                    applied first to pay to the Subordinate Note
                                    Insurer amounts owed to the Subordinate Note
                                    Insurer under the  Administration  Agreement
                                    plus   accrued   interest    thereon,    and
                                    thereafter  any  remaining  amounts  will be
                                    applied (a) during the Revolving Period, for
                                    deposit  to  the   Collateral   Reinvestment
                                    Account;  provided,  however,  that  if such
                                    date is on or  after  the  Parity  Date  (as
                                    defined  below),  to the  extent  that  such
                                    funds  represent  payments of interest  with
                                    respect  to the  Financed  Student  Loans or
                                    Trust  Swap  Receipt   Amounts  (as  defined
                                    herein),  such  amounts  shall be applied in
                                    the order of  priority  set forth in clauses
                                    (b)(iii)  through (vi) below; and (b) at and
                                    after  the   termination  of  the  Revolving
                                    Period,  to the  following  (in the priority
                                    indicated):  (i) any unpaid Purchase Premium
                                    Amounts for any Serial  Loans  purchased  by
                                    the  Trust  prior to the end of the  related
                                    Collection  Period  to the  Seller;  (ii) if
                                    such  Quarterly  Payment Date is on or prior
                                    to the  Parity  Date,  payment of the unpaid
                                    principal  amount of the Senior Notes (to be
                                    allocated  between the Class A-1 Noteholders
                                    and the Class A-2  Noteholders  as described
                                    under        "Description       of       the
                                    Notes--Distributions  of Principal"  herein)
                                    or, if the  Senior  Notes  have been paid in
                                    full, of the  Subordinate  Notes,  until the
                                    aggregate  principal  amount of the Notes is
                                    equal to the Pool Balance as of the close of
                                    business  on the  last  day  of the  related
                                    Collection   Period;   (iii)  the  aggregate
                                    unpaid amount of the Class A-1  Noteholders'
                                    Interest  Basis  Carryover and the Class A-2
                                    Noteholders'  Interest Basis  Carryover,  if
                                    any,  to the Senior  Noteholders,  pro rata,
                                    based on the  ratio of each  such  amount to
                                    the   total  of  such   amounts;   (iv)  the
                                    aggregate   unpaid  amount  of   Subordinate
                                    Noteholders' Interest Basis Carryover, if any, to the Subordinate Noteholders, (v) the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any, to the Servicer; and (vi) any remaining amounts after application of clauses (i) through (v) above will be released to the Company and the Noteholders

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    will  have  no  claim  thereto.  As  of  the
                                    Closing Date, the aggregate principal amount
                                    of the Notes will equal approximately 104.4%
                                    of  the  Initial  Pool  Balance.  See  "Risk
                                    Factors--Risks   Resulting  from  Excess  of
                                    Principal   Balance   of  Notes   over  Pool
                                    Balance"  herein.  The "Parity  Date" is the
                                    first  Quarterly  Payment  Date on which the
                                    aggregate  principal  amount  of the  Notes,
                                    after giving effect to all  distributions on
                                    such  date,  is no  longer  in excess of the
                                    Pool  Balance  as of  the  last  day  of the
                                    related  Collection  Period. As described in
                                    the first sentence of this paragraph,  if at
                                    the termination of the Revolving  Period the
                                    Parity  Date has not yet  occurred,  (i) all
                                    Reserve  Account  Excess,  if any,  for each
                                    succeeding   Quarterly  Payment  Date  will,
                                    after  payment  to the  Seller of any unpaid
                                    Purchase  Premium  Amounts  for  any  Serial
                                    Loans  purchased  by the Trust  prior to the
                                    end of the  related  Collection  Period,  be
                                    applied to pay  principal  of the Notes,  in
                                    the order of priority  set forth  earlier in
                                    this paragraph,  until the Parity Date, (ii)
                                    on the Parity Date only such  portion of the
                                    Reserve   Account  Excess   remaining  after
                                    payment of any such unpaid Purchase  Premium
                                    Amounts  as  is   necessary  to  reduce  the
                                    aggregate  principal  amount of the Notes so
                                    that it is equal to the Pool Balance will be
                                    applied to pay  principal of the Notes,  and
                                    (iii)  after the  Parity  Date no portion of
                                    the Reserve Account Excess will be available
                                    to pay principal of the Notes.  Moreover, as
                                    further  described in the first  sentence of
                                    this paragraph, if at the termination of the
                                    Revolving   Period  the  Parity  Date  shall
                                    previously  have  occurred,  no  portion  of
                                    Reserve  Account  Excess will at any time be
                                    available to pay principal of the Notes; and
                                    regardless of whether the Parity Date occurs
                                    before  or  after  the  termination  of  the
                                    Revolving  Period,  no funds will be applied
                                    to the payment of any Class A-1 Noteholders'
                                    Interest   Basis   Carryover,    Class   A-2
                                    Noteholders'  Interest  Basis  Carryover  or
                                    Subordinate   Noteholders'   Interest  Basis
                                    Carryover  until the Parity Date, and on and
                                    after the Parity Date  application  of funds
                                    for such  purposes  will be  subject  to the
                                    availability   of  Reserve   Account  Excess
                                    therefor.

                                The "Specified  Reserve  Account  Balance"  with
                                    respect  to  any   Quarterly   Payment  Date
                                    generally  will be equal to the  greater  of
                                    (i) 0.25% of the aggregate  principal amount
                                    of the Notes after  taking into  account the
                                    effect of  distributions  on such  Quarterly
                                    Payment Date, and (ii)  $756,250;  provided,
                                    however,  that the Specified Reserve Account
                                    Balance   shall  in  no  event   exceed  the
                                    aggregate  outstanding  principal  amount of
                                    the Notes.  See "Description of the Transfer
                                    and       Servicing       Agreements--Credit
                                    Enhancement--Reserve   Account"  herein  and
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Credit     and     Cash     Flow
                                    Enhancement--Reserve    Account"    in   the
                                    Prospectus.

                                Amounts on deposit in the Reserve  Account  will
                                    be  available  (a) on each  Monthly  Payment
                                    Date that is not a Quarterly  Payment  Date,
                                    to cover  any  shortfalls  (in the  priority
                                    indicated)  in  payments  for  such  Monthly
                                    Payment Date of: (i) the  Servicing  Fee and
                                    all  overdue  Servicing  Fees  and  (ii) the
                                    Administration    Fee   and   all    overdue
                                    Administration Fees, in each case, for which
                                    the Monthly Available Funds for such Monthly
                                    Payment Date are  insufficient  to make such
                                    payments;  and (b) on each Quarterly Payment
                                    Date,  to  cover  any   shortfalls  (in  the
                                    priority  indicated)  in  payments  for such
                                    Quarterly Payment Date of: (i) the Servicing
                                    Fee and all overdue Servicing Fees; (ii) the
                                    Administration    Fee   and   all    overdue
                                    Administration  Fees;  (iii)  the  Class A-1
                                    Noteholders'  Interest  Distribution Amount,
                                    the   Class   A-2   Noteholders'    Interest
                                    Distribution   Amount  and  the  Trust  Swap
                                    Payment Amount, if any, pro rata, based on the ratio of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    each  such  amount  to  the  total  of  such
                                    amounts; (iv) the Subordinate Note Insurance
                                    Policy  Premium and all overdue  Subordinate
                                    Note  Insurance  Policy  Premiums;  (v)  the
                                    Subordinate       Noteholders'      Interest
                                    Distribution  Amount;  (vi) if the Revolving
                                    Period    has    terminated,    the   Senior
                                    Noteholders'  Principal Distribution Amount;
                                    and  (vii)  if  the  Revolving   Period  has
                                    terminated,   the  Subordinate  Noteholders'
                                    Principal Distribution Amount, in each case,
                                    for  which  the  Available  Funds  for  such
                                    Quarterly  Payment Date are  insufficient to
                                    make  such   payments   and   distributions.
                                    Amounts on deposit  in the  Reserve  Account
                                    (other than any Reserve Account Excess) will
                                    not  be   available   to  cover  any  unpaid
                                    Purchase    Premium   Amount,    Class   A-1
                                    Noteholders' Interest Basis Carryover, Class
                                    A-2  Noteholders'  Interest Basis Carryover,
                                    Subordinate   Noteholders'   Interest  Basis
                                    Carryover, Servicing Fee Shortfall and prior
                                    unpaid  Servicing Fee  Shortfalls or (except
                                    in the  case  of  shortfalls  in the  Senior
                                    Noteholders'  Principal  Distribution Amount
                                    or the  Subordinate  Noteholders'  Principal
                                    Distribution  Amount  as  indicated  in  the
                                    preceding   sentence)   to  make   principal
                                    payments on the Notes.

                                The funding  and   maintenance  of  the  Reserve
                                    Account   is   intended   to   enhance   the
                                    likelihood  of timely  payment  to the Class
                                    A-1  Noteholders,  the Class A-2 Noteholders
                                    and  the  Subordinate  Noteholders  on  each
                                    Quarterly  Payment  Date  of the  Class  A-1
                                    Noteholders'  Interest  Distribution Amount,
                                    the   Class   A-2   Noteholders'    Interest
                                    Distribution   Amount  and  the  Subordinate
                                    Noteholders'  Interest  Distribution Amount,
                                    respectively, and, on each Quarterly Payment
                                    Date at and  after  the  termination  of the
                                    Revolving Period, of the Senior Noteholders'
                                    Principal  Distribution Amount to the Senior
                                    Noteholders and, after the Senior Notes have
                                    been  paid  in  full,  of  the   Subordinate
                                    Noteholders'  Principal  Distribution Amount
                                    to the Subordinate  Noteholders.  In certain
                                    circumstances,  however, the Reserve Account
                                    could  be   depleted   and   shortfalls   in
                                    distributions and resulting losses to the Noteholders could occur.

  E. Interest Rate Swap ......  On  the Closing Date,  the Trust will enter into
                                    an  interest   rate  swap   agreement   (the
                                    "Interest    Rate   Swap")   with   a   swap
                                    counterparty selected by the Seller prior to the Closing Date (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Quarterly Payment Date, an amount equal to the product of (i) the Swap Rate for the related Quarterly Interest Period, (ii) the Notional Swap Amount for such Quarterly Payment Date and (iii) the quotient of the actual number of days in such Quarterly Interest Period divided by
                                    360.  The  "Swap  Rate"  for  any  Quarterly
                                    Interest Period will be a rate equal to Three-Month LIBOR (determined as described herein) for such Quarterly Interest Period less % per annum. The "Notional Swap Amount" for any Quarterly Payment Date will be an amount equal to the aggregate outstanding principal amount of the Notes as of such Quarterly Payment Date (before giving effect to distributions on such date).

                                In exchange for such payment, the Trust will pay to the Swap Counterparty on each Quarterly Payment Date an amount equal to the product of (i) the T-Bill Rate (determined as described herein) for the related Quarterly Interest Period, (ii) the Notional Swap Amount and (iii) the quotient of the actual number of days in such Quarterly Interest Period divided by 365 (or 366 in the case of any such amount which is being calculated with respect to a Quarterly Payment Date in a leap year).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                With respect to each Quarterly Payment Date (and
                                    without  regard  to any  payments  remaining
                                    unpaid from a prior Quarterly Payment Date),
                                    any  difference  between  the payment by the
                                    Swap  Counterparty  to  the  Trust  and  the
                                    payment   by   the   Trust   to   the   Swap
                                    Counterparty  will be  referred to as a "Net
                                    Trust Swap Receipt", if such difference is a
                                    positive  number,  and  a  "Net  Trust  Swap
                                    Payment",  if such  difference is a negative
                                    number.  The Trust Swap Receipt  Amount,  if
                                    any,  will  be  distributed  as  part of the
                                    Available  Funds on such  Quarterly  Payment
                                    Date,  and the Trust Swap Payment Amount (as
                                    defined herein), if any, will be paid out of
                                    the Available Funds as described  herein. As
                                    of the Closing Date,  the Swap  Counterparty
                                    will  have a  counterparty  rating  of "Aa2"
                                    from   Moody's   Investors   Service,   Inc.
                                    ("Moody's")  and "AA" from Fitch IBCA,  Inc.
                                    ("Fitch" and, together with Moody's, the "Rating Agencies").

                                If the rating of the Swap Counterparty is withdrawn or reduced below A3 or its equivalent by any Rating Agency (such withdrawal or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following such Rating Agency Downgrade, at the Swap Counterparty's expense, either to
                                    (i) obtain a  substitute  Swap  Counterparty
                                    that is reasonably acceptable to the Trustee
                                    and the  Subordinate  Note  Insurer and that
                                    has a counterparty  rating of at least A3 or
                                    its equivalent by each Rating Agency or (ii)
                                    enter    into    arrangements     reasonably
                                    satisfactory to the Trustee, the Subordinate
                                    Note  Insurer  and  the  Seller,   including
                                    collateral   arrangements,   guarantees   or
                                    letters of credit, which arrangements in the view of such Rating Agency will result in the total negation of the effect or impact of such Rating Agency Downgrade on the Noteholders, the Subordinate Note Insurer and the Seller.

                                In certain circumstances following a Swap Event of Default or Termination Event, each as further described under "Description of the Notes--Interest Rate Swap", the Interest Rate Swap is subject to early termination. In the event of such early termination of the Interest Rate Swap, the Trust or the Swap Counterparty may be liable to pay to the other a termination payment, which will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment payable by the Trust could be substantial and could reduce amounts otherwise payable to Noteholders, thereby resulting in shortfalls to Noteholders. See "Description of Notes--Interest Rate Swap" herein.

  F. The Transfer and
     Servicing Agreements ....  Under the Loan Sale  Agreement,  the Seller will sell  the  Financed  Student  Loans  to  the
                                    Trust,  with  the  Eligible  Lender  Trustee
                                    holding  legal  title  thereto.   Under  the
                                    Servicing Agreement, the Servicer will agree
                                    with  the  Trust  to  be   responsible   for
                                    servicing,  managing, maintaining custody of
                                    and  making   collections  on  the  Financed
                                    Student Loans.

                                Under the Loan Sale  Agreement,  the Seller will
                                    be  obligated  to  repurchase   or,  in  the
                                    alternative,  substitute an eligible Student
                                    Loan for, and under the Servicing Agreement,
                                    the  Servicer  (subject  to the  limitations
                                    described under "Risk  Factors--Maturity and
                                    Prepayment  Considerations"  herein) will be
                                    obligated to purchase,  any Financed Student
                                    Loan if the interests of the  Noteholders or
                                    the  Subordinate  Note  Insurer  therein are
                                    materially adversely affected by a breach of
                                    any  representation,  warranty  or  covenant
                                    (including   the   Servicer's   covenant  to
                                    service all the  Financed  Student  Loans in
                                    accordance     with     applicable     laws,
                                    restrictions and guidelines) made by the Seller or the Servicer, as the case may be, with respect to the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Financed Student Loan, if the breach has not
                                    been cured  following  the  discovery  by or
                                    notice to the Seller or the Servicer, as the
                                    case  may  be,  of  the   breach  (it  being
                                    understood  that any such  breach  that does
                                    not  affect  a  Guarantor's   obligation  to
                                    guarantee  payment of such Financed  Student
                                    Loan  will  not  be  considered  to  have  a
                                    material  adverse  effect for this purpose).
                                    In addition, the Seller will be obligated to
                                    reimburse   the  Trust  with  respect  to  a
                                    Financed   Student   Loan  for  any  accrued
                                    interest   amounts  not   guaranteed   by  a
                                    Guarantor  due  to,  or  any  lost  Interest
                                    Subsidy   Payments   or  Special   Allowance
                                    Payments  as a result  of,  a breach  of the
                                    Seller's representations and warranties with
                                    respect to such Financed  Student Loan.  The
                                    Servicer will not, however, have any similar
                                    obligation   to  reimburse   the  Trust  for
                                    non-guaranteed   interest  amounts  or  lost
                                    Interest   Subsidy   Payments   or   Special
                                    Allowance   Payments  which  result  from  a
                                    breach of its representations and warranties with respect to the Financed Student Loans. In addition, the Seller may, at its option, repurchase a Financed Student Loan if there is a dispute with the related borrower which in the Servicer's reasonable judgment would call into question whether such Financed Student Loan will be repaid by the borrower.

                                The Servicer  will  receive a  monthly  fee (the
                                    "Servicing   Fee")  with   respect  to  each
                                    Financed    Student   Loan   calculated   as
                                    described under "Description of the Transfer
                                    and     Servicing      Agreements--Servicing
                                    Compensation;  Administration  Fee"  herein.
                                    The  Servicing  Fee will be payable from (i)
                                    in the  case of each  Monthly  Payment  Date
                                    that is not a Quarterly  Payment  Date,  the
                                    Monthly Available Funds and (ii) in the case
                                    of  each   Quarterly   Payment   Date,   the
                                    Available  Funds, in each case on deposit in
                                    the Collection  Account and, if such amounts
                                    are insufficient, from amounts on deposit in
                                    the Reserve Account.  The Servicer will also
                                    receive amounts related to any Servicing Fee
                                    Shortfall,   as  defined  herein,   on  each
                                    Quarterly Payment Date. Such amounts will be
                                    payable only from any Reserve Account Excess
                                    available  on such  Quarterly  Payment  Date
                                    after all other amounts  required to be paid
                                    from  such  excess   have  been  paid.   See
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Credit      Enhancement--Reserve
                                    Account"   herein.   The  Servicer  will  be
                                    obligated    to   perform   its    servicing
                                    obligations  whether or not it receives  any
                                    amounts   in  respect   of   Servicing   Fee
                                    Shortfalls.

                                Pursuant to the  Administration  Agreement,  the
                                    Administrator  will  agree with the Trust to
                                    be  responsible  for,  among  other  things,
                                    preparing and filing with the Department all
                                    appropriate claims forms and other documents
                                    and filings on behalf of the Eligible Lender
                                    Trustee  in  order  to  claim  the  Interest
                                    Subsidy   Payments  and  Special   Allowance
                                    Payments  from the  Department in respect of
                                    the Financed  Student Loans entitled thereto
                                    and   preparing   and   providing   monthly,
                                    quarterly  and  annual   statements  to  the
                                    Indenture    Trustee    with    respect   to
                                    distributions to Noteholders.

                                As  compensation  for  the  performance  of  the
                                    Administrator's    obligations   under   the
                                    Administration      Agreement     and     as
                                    reimbursement   for  its  expenses   related
                                    thereto, the Administrator will be entitled to receive a monthly administration fee (the "Administration Fee") payable as provided herein on each Monthly Payment Date in an amount equal to one-twelfth of the product of (i) 0.05% and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such Monthly Payment Date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

  G. The Subordinate Note
      Insurance Policy .......  The Seller  has   applied   to  MBIA   Insurance
                                    Corporation (the "Subordinate Note Insurer")
                                    for  insurance  pursuant to a note  guaranty
                                    insurance  policy  (the   "Subordinate  Note
                                    Insurance   Policy")  with  respect  to  the
                                    Subordinate  Notes.  Subject  to  the  terms
                                    thereof,   the  Subordinate  Note  Insurance
                                    Policy would unconditionally and irrevocably
                                    guarantee  the  obligation  of the  Trust to
                                    pay, on each  Quarterly  Payment  Date,  the
                                    Subordinate       Noteholders'      Interest
                                    Distribution  Amount and, on the Subordinate
                                    Note Final Maturity  Date,  the  Subordinate
                                    Noteholders'  Principal Distribution Amount,
                                    in  accordance  with  the  Subordinate  Note
                                    Insurance   Policy.   The  Subordinate  Note
                                    Insurance Policy will not be cancelable for any reason.

                                The Subordinate Note Insurer will be entitled to
                                    receive a  premium  (the  "Subordinate  Note
                                    Insurance   Policy   Premium")   payable  as
                                    provided  herein on each  Quarterly  Payment
                                    Date  in  an   amount   not  in   excess  of
                                    one-fourth  of the  product of (i) 0.42% and
                                    (ii) the aggregate principal amount of the Subordinate Notes outstanding as of the close of business on the last day of the calendar month immediately preceding such Quarterly Payment Date.

                                The Subordinate  Note  Insurance  Policy will be
                                    for  the  sole  benefit  of the  Subordinate
                                    Noteholders. Payments under the Senior Notes will not be insured under the Subordinate
                                    Note Insurance Policy or any other insurance policy.

The Notes ....................  The Trust will issue the Notes  pursuant  to the
                                    Indenture.  The Notes will be secured by the
                                    assets of the Trust as described herein. The
                                    initial  principal  amount  of the Class A-1
                                    Notes,   the   Class   A-2   Notes  and  the
                                    Subordinate  Notes will equal  $150,000,000,
                                    $433,650,000 and $21,350,000, respectively.

  A. Interest ................  The Notes  will  bear   interest   during   each
                                    Quarterly  Interest  Period  at the rate per
                                    annum (the "Class A-1 Note Rate", the "Class
                                    A-2 Note  Rate"  and the  "Subordinate  Note
                                    Rate", respectively,  and, collectively, the
                                    "Note  Rates"),  except as described  below,
                                    equal to Three-  Month LIBOR for the related
                                    LIBOR Reset Period  (determined as described
                                    herein)  plus % in the case of the Class A-1
                                    Notes,  plus % in the case of the  Class A-2
                                    Notes   and  plus  %  in  the  case  of  the
                                    Subordinate Notes (the "Class A-1 Note LIBOR
                                    Rate",  the "Class A-2 Note LIBOR  Rate" and
                                    the    "Subordinate    Note   LIBOR   Rate",
                                    respectively,  and, collectively,  the "Note
                                    LIBOR  Rates")  .  See  "Description  of the
                                    Notes--Calculation   of  Three-Month  LIBOR"
                                    herein.    Interest   on   the   outstanding
                                    principal amount of each class of Notes will
                                    accrue  from  and  including  the  preceding
                                    Quarterly  Payment  Date  (or in the case of
                                    the first  Quarterly  Interest  Period,  the
                                    Closing Date) to but excluding the following
                                    Quarterly  Payment Date (each,  a "Quarterly
                                    Interest Period") and will be payable on the
                                    28th day of each  January,  April,  July and
                                    October,  or,  if  any  such  date  is not a
                                    business   day,   on  the  next   succeeding
                                    business  day (each,  a  "Quarterly  Payment
                                    Date"), commencing July 28, 1998, to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the 27th day of the month in which such Quarterly Payment Date occurs (whether or not such date is a business day). Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                Notwithstanding the foregoing,  if any Note Rate
                                    for any Quarterly Interest Period (after the
                                    first Quarterly  Interest Period) calculated
                                    on the basis of the  applicable  Note  LIBOR
                                    Rate is greater  than the  Adjusted  Student
                                    Loan  Rate  for  such   Quarterly   Interest
                                    Period,   then   such   Note  Rate  for  the
                                    applicable  Quarterly  Payment  Date will be
                                    the   Adjusted   Student   Loan  Rate.   The
                                    "Adjusted   Student   Loan   Rate"  for  any
                                    Quarterly  Interest  Period  will  equal the
                                    product  of (a)  the  quotient  obtained  by
                                    dividing  (i) 365  (or 366 in the  case of a
                                    leap year) by (ii) the actual number of days
                                    elapsed in such  Quarterly  Interest  Period
                                    and  (b)  the  percentage  equivalent  of  a
                                    fraction (i) the numerator of which is equal
                                    to  the   sum  of  the   Expected   Interest
                                    Collections   and  the  Trust  Swap  Receipt
                                    Amount, if any, for such Quarterly  Interest
                                    Period  less the sum of the  Servicing  Fee,
                                    the Administration Fee, the Subordinate Note
                                    Insurance  Policy Premium and the Trust Swap
                                    Payment Amount, if any, with respect to such
                                    period and (ii) the  denominator of which is
                                    the aggregate  principal amount of the Notes
                                    as  of  the  last  day  of  such   Quarterly
                                    Interest    Period.    "Expected    Interest
                                    Collections"  means,  with  respect  to  any
                                    Quarterly  Interest  Period,  the sum of (i)
                                    the amount of interest  accrued,  net of any
                                    accrued   Monthly   Rebate  Fees  and  other
                                    amounts  required  by the  Act to be paid to
                                    the  Department  (as  described  under "Risk
                                    Factors--Fees  Payable on  Certain  Financed
                                    Student  Loans"  herein) with respect to the
                                    Financed Student Loans during the Collection
                                    Period  preceding the  applicable  Quarterly
                                    Payment Date (the "Student Loan Rate Accrual
                                    Period"),  whether or not such  interest  is
                                    actually  paid,  (ii) all  Interest  Subsidy
                                    Payments  and  Special  Allowance   Payments
                                    estimated to have accrued for the applicable
                                    Student Loan Rate Accrual  Period whether or
                                    not  actually  received  (after  taking into
                                    account any expected deduction  therefrom of
                                    the Federal  Origination Fee described under
                                    "Risk   Factors--Fees   Payable  on  Certain
                                    Financed  Student  Loans"  herein) and (iii)
                                    Investment    Earnings    (as   defined   in
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Accounts" in the Prospectus) for the applicable Student Loan Rate Accrual Period.

                                If a Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the related Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the related Note LIBOR Rate over (b) the amount of interest on the related Notes actually accrued in respect of such Quarterly Interest Period based on the
                                    Adjusted  Student  Loan Rate  (such  excess,
                                    together with the unpaid portion of any such
                                    excess from prior  Quarterly  Payment  Dates
                                    (and   interest   accrued   thereon  at  the
                                    applicable Note Rate calculated based on the
                                    related  Note LIBOR  Rate) is referred to as
                                    the "Class A-1  Noteholders'  Interest Basis
                                    Carryover"  in the  case  of the  Class  A-1
                                    Notes, the "Class A-2 Noteholders'  Interest
                                    Basis  Carryover"  in the case of the  Class
                                    A-2 Notes, and the "Subordinate Noteholders'
                                    Interest Basis Carryover" in the case of the
                                    Subordinate  Notes)  will be  payable on the
                                    Quarterly  Payment Date when  incurred or on
                                    any subsequent Quarterly Payment Date to the
                                    extent funds are  available  therefor out of
                                    the amount of  Reserve  Account  Excess,  if
                                    any, for such  Quarterly  Payment Date after
                                    making  all  required  prior   distributions
                                    therefrom  on such date  (including,  in the
                                    case   of   the   Subordinate   Noteholders'
                                    Interest Basis  Carryover,  after paying any
                                    Class  A-1   Noteholders'   Interest   Basis
                                    Carryover   and   Class   A-2   Noteholders'
                                    Interest Basis Carryover for such date) as described herein under "Description of the Transfer and Servicing Agreements--Credit

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Enhancement--Reserve  Account".  Among other
                                    things, as described under such heading,  no
                                    Class  A-1   Noteholders'   Interest   Basis
                                    Carryover,  Class A-2 Noteholders'  Interest
                                    Basis Carryover or Subordinate  Noteholders'
                                    Interest Basis Carryover will be paid until the Parity Date. The ratings of the Notes do not address the likelihood of the payment of any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover, as the case may be.

  B. Principal ...............  No  principal will be payable on the Notes prior
                                    to  the   end  of  the   Revolving   Period.
                                    Principal  of the Notes  will be  payable on
                                    each Quarterly Payment Date at and after the
                                    termination  of the  Revolving  Period in an
                                    amount  generally  equal  to  the  Principal
                                    Distribution   Amount  for  such   Quarterly
                                    Payment Date.  The  "Principal  Distribution
                                    Amount" at and after the  termination of the
                                    Revolving  Period generally will be equal to
                                    the amount of principal  paid or, in certain
                                    cases,  due to be paid with  respect  to the
                                    Financed   Student  Loans   (including   any
                                    Realized  Losses thereon) during the related
                                    Collection  Period  less  the sum of (i) any
                                    such amount  applied by the Eligible  Lender
                                    Trustee on behalf of the Trust  during  such
                                    Collection  Period to purchase  Serial Loans
                                    as  described  herein,  (ii)  for a  maximum
                                    period of 210 days  following the end of the
                                    Revolving Period, any such amount applied by
                                    the Eligible Lender Trustee on behalf of the
                                    Trust during such Collection  Period to fund
                                    the  addition  of any  Add-on  Consolidation
                                    Loans and (iii) accrued and unpaid  interest
                                    on  the  Financed  Student  Loans  for  such
                                    Collection   Period  to  the   extent   such
                                    interest  will be  capitalized  and added to
                                    the  principal   balance  of  such  Financed
                                    Student  Loans,  upon  the  commencement  of
                                    repayment of such Financed  Student Loans as
                                    described  herein.  See  "Description of the
                                    Transfer            and            Servicing
                                    Agreements--Distributions" herein.

                                In addition, on each Quarterly Payment Date at and after the termination of the Revolving Period, for so long as the aggregate principal amount of the Notes is greater than the Pool Balance as of the close of business on the last day of the related Collection Period, any Reserve Account Excess will, after payment to the Subordinate Note Insurer of amounts owed to the Subordinate Note Insurer under the Administration Agreement and to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of such Collection Period, be applied, as described herein, to the unpaid principal amount of the Senior Notes or, if the Senior Notes have been paid in full, of the Subordinate Notes.

                                On each Quarterly Payment Date the aggregate amount distributable as principal of the Senior Notes shall be applied first to the Class A-1 Notes until the aggregate principal amount thereof has been reduced to zero and then to the Class A-2 Notes until the aggregate principal amount thereof has been reduced to zero. No principal payments on the Subordinate Notes will be made out of the Available Funds or the Reserve Account until the Senior Notes have been paid in full.

                                The outstanding principal amount, if any, of the
                                    Class A-1 Notes will be payable in full on the October 2005 Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the July 2026 Quarterly Payment Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes will be payable on the October 2033 Quarterly Payment Date (the "Subordinate Note Final

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Maturity   Date").   However,   the   actual
                                    maturities  of the  classes  of Notes  could
                                    occur  other  than on such dates as a result
                                    of   a   variety   of   factors    including
                                    prepayments  of the Financed  Student Loans.
                                    See "Risk  Factors--Maturity  and Prepayment
                                    Considerations" herein.

  C. Mandatory Redemption ....  If  any   amount   remains  on  deposit  in  the
                                    Collateral  Reinvestment Account on the last
                                    day of the  Revolving  Period  after  giving
                                    effect to all Additional Fundings to be made
                                    on or prior to such date,  such  amount will
                                    be used on the Quarterly  Payment Date on or
                                    immediately  following  such  date to redeem
                                    the Notes in the order of priority described
                                    herein. The aggregate amount of the Notes to
                                    be  redeemed  will be equal to the amount on
                                    deposit  in  the   Collateral   Reinvestment
                                    Account.

  D. Subordination ...........

                                While the Class  A-1 and  Class  A-2 Notes  will
                                    have  equal  priority  with  respect  to the
                                    payment  of  interest,   on  any   Quarterly
                                    Payment  Date on which  principal is due and
                                    to be paid on the  Senior  Notes,  the Class
                                    A-2  Notes  will   receive  no  payments  of
                                    principal  until the  Class  A-1 Notes  have
                                    been paid in full; provided,  however,  that
                                    from and after any acceleration of the Notes
                                    following an Event of Default (as defined in
                                    the Prospectus), principal will be allocated
                                    pro  rata to the  Class  A-1  Notes  and the
                                    Class  A-2  Notes  based on the ratio of the
                                    principal amount of each such class of Notes
                                    to the  aggregate  principal  amount  of the
                                    Senior Notes until the  aggregate  principal
                                    amount of the Senior  Notes has been reduced
                                    to zero.  In  addition,  the  rights  of the
                                    Subordinate  Noteholders to receive payments
                                    of interest out of the  Available  Funds and
                                    the Reserve  Account will be  subordinate to
                                    the  rights  of the  Senior  Noteholders  to
                                    receive payments of interest, and the rights
                                    of the  Subordinate  Noteholders  to receive
                                    payments of principal  out of the  Available
                                    Funds  and  the  Reserve   Account  will  be
                                    subordinate  to the  rights  of  the  Senior
                                    Noteholders to receive  payments of interest
                                    and  principal,  in each case to the  extent
                                    described       herein.       See      "Risk
                                    Factors--Subordination;  Limited Assets" and
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Credit    Enhancement--Subordin-
                                    ation"  herein.   However,  the  Seller  has
                                    applied for the  Subordinate  Note Insurance
                                    Policy  to   guarantee   payment,   on  each
                                    Quarterly  Payment Date, of the  Subordinate
                                    Noteholders'  Interest  Distribution  Amount
                                    and, on the Subordinate  Note Final Maturity
                                    Date,   of  the   Subordinate   Noteholders'
                                    Principal  Distribution Amount,  pursuant to
                                    the terms of such  policy.  The  Subordinate
                                    Note  Insurance  Policy will be for the sole
                                    benefit  of  the  Subordinate   Noteholders.
                                    Payments under the Senior Notes will not be insured under the Subordinate Note Insurance Policy or any other insurance policy.

Auction of Trust Assets ......  Any Financed  Student  Loans  remaining  in  the
                                    Trust as of the end of the Collection Period
                                    immediately    preceding   the   July   2008
                                    Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on such Quarterly Payment Date. If at least two bids are received (at least one of which is from a bidder other than the Seller and its affiliates), the Indenture Trustee will accept the highest bid equal to or in excess of the greater of
                                    (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and (y) an amount that would be sufficient to (i) reduce the aggregate principal amount of the Notes outstanding on such Quarterly Payment Date to zero, (ii) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date and
                                    (iii) pay to the Subordinate Note Insurer

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    all  amounts  owed to the  Subordinate  Note
                                    Insurer under the  Administration  Agreement
                                    or the  Insurance  Agreement  (such  greater
                                    amount, the "Minimum Purchase Price"). If at
                                    least  two  bids  are  not  received  or the
                                    highest  bid is not equal to or in excess of
                                    the Minimum  Purchase  Price,  the Indenture
                                    Trustee will not  consummate  such sale. The
                                    proceeds  of any such  sale  will be used to
                                    redeem   any  Notes   outstanding   on  such
                                    Quarterly  Payment  Date. If the sale is not
                                    consummated    in   accordance    with   the
                                    foregoing,  the  Indenture  Trustee may, but
                                    shall  not  be  under  any   obligation  to,
                                    solicit   bids  for  sale  of  the  Financed
                                    Student  Loans on future  Quarterly  Payment
                                    Dates upon terms similar to those  described
                                    above.  No  assurance  can  be  given  as to
                                    whether  the   Indenture   Trustee  will  be
                                    successful in soliciting  acceptable bids to
                                    purchase  the  Financed   Student  Loans  on
                                    either the July 2008 Quarterly  Payment Date
                                    or any  subsequent  Quarterly  Payment Date.
                                    "Purchase Amount" with respect to a Financed
                                    Student  Loan means the unpaid  balance owed
                                    by  the  applicable  borrower  plus  accrued
                                    interest  thereon  to the date of  purchase.
                                    See   "Description   of  the   Transfer  and
                                    Servicing Agreements--Termination" herein.

Optional Purchase ............  The Company, or an assignee of the Company, may,
                                    at  its  option,   purchase  all   remaining
                                    Financed  Student Loans, and thus effect the
                                    early   retirement  of  the  Notes,  on  any
                                    Quarterly Payment Date on or after which the
                                    Pool  Balance is equal to 20% or less of the
                                    aggregate  initial  principal  amount of the
                                    Notes,  at a price  equal to the  greater of
                                    the  aggregate  Purchase  Amounts  for  such
                                    Financed  Student Loans as of the end of the
                                    preceding  Collection Period and the Minimum
                                    Purchase  Price.  See  "Description  of  the
                                    Transfer            and            Servicing
                                    Agreements--Termination"      herein     and
                                    "Description  of the Transfer and  Servicing
                                    Agreements   --   Termination   --  Optional
                                    Redemption" in the Prospectus.

                                The "Pool   Balance"  at  any  time  equals  the
                                    aggregate principal balances of the Financed
                                    Student  Loans  at the end of the  preceding
                                    Collection   Period    (including    accrued
                                    interest  thereon  through  the  end of such
                                    Collection   Period  to  the   extent   such
                                    interest    will   be    capitalized    upon
                                    commencement  of  repayment),  after  giving
                                    effect    to    the    following,    without
                                    duplication:  (i) all  payments  received by
                                    the Trust during such Collection Period from
                                    or on behalf of  borrowers,  the  Guarantors
                                    and,  with  respect to certain  payments  on
                                    certain    Financed   Student   Loans,   the
                                    Department  (collectively,  the "Obligors"),
                                    (ii) all  Purchase  Amounts  received by the
                                    Trust for such  Collection  Period  from the
                                    Seller or the Servicer, (iii) all Additional
                                    Fundings   made   with   respect   to   such
                                    Collection   Period   and  (iv)  all  losses
                                    realized   on   Financed    Student    Loans
                                    liquidated during such Collection Period.

Tax Considerations ...........  Brown & Wood LLP,  special  federal  tax counsel
                                    for   the   Trust   and   counsel   to   the
                                    Underwriters     ("Special    Federal    Tax
                                    Counsel"),  is of the opinion that, although
                                    there is no specific  authority with respect
                                    to  the   characterization  for  federal  or
                                    Indiana  income tax  purposes of  securities
                                    having the same  terms as the Senior  Notes,
                                    the Senior  Notes will be  characterized  as
                                    debt for federal  income tax  purposes,  and
                                    Krieg DeVault Alexander & Capehart,  special
                                    state tax counsel  for the Trust,  is of the
                                    opinion   that  the  Senior  Notes  will  be
                                    characterized as debt for Indiana state income tax purposes.

                                In the opinion of Special Federal Tax Counsel, the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The Company, as owner of all amounts not otherwise required to be distributed to the Noteholders

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    or to pay expenses of the Trust,  will agree
                                    to treat the Trust as a security arrangement
                                    for the issuance of debt  represented by the
                                    Notes.  Alternative   characterizations  are
                                    possible but would not result in  materially
                                    adverse  federal income tax  consequences to
                                    the Senior  Noteholders.  In the  opinion of
                                    special state tax counsel for the Trust, the
                                    same   characterizations   would  apply  for
                                    Indiana  state  income tax  purposes  as for
                                    federal income tax purposes.  However, there
                                    are  no  cases   or   rulings   on   similar
                                    transactions involving a trust that issues debt interests with terms similar to those of the Senior Notes.

                                Finally, the Class A-1 Noteholders and the Class
                                    A-2 Noteholders may be required to accrue any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover, as applicable, in income in advance of the receipt of cash with respect to such amounts regardless of whether such Noteholders are on the cash or accrual method of accounting.

                                See "Certain  Federal  Income  Tax and State Tax
                                    Consequences"  herein and  "Certain  Federal
                                    Income Tax  Consequences" and "Certain State
                                    Tax  Consequences"  in  the  Prospectus  for
                                    additional    information   concerning   the
                                    application of federal and Indiana state income tax laws with respect to the Senior Notes.

ERISA Considerations .........  Subject to the  considerations  discussed  under
                                    "ERISA  Considerations"  herein  and  "ERISA
                                    Considerations--The     Notes"     in    the
                                    Prospectus, the Senior Notes are eligible for purchase by employee benefit plans.

Ratings of the Securities ....  It  is a condition  to the  issuance and sale of the  Senior  Notes that the Class A-1 Notes,
                                    the  Class  A-2  Notes  and the  Subordinate
                                    Notes  be rated  in the  highest  investment
                                    rating  category by the Rating  Agencies.  A
                                    rating is not a recommendation  to buy, sell
                                    or hold  securities  and may be  subject  to
                                    revision  or  withdrawal  at any time by the
                                    assigning rating agency. The Rating Agencies
                                    do not  evaluate,  and  the  ratings  of the
                                    Class A-1 Notes, the Class A-2 Notes and the
                                    Subordinate   Notes  do  not  address,   the
                                    likelihood  of  payment  of  the  Class  A-1
                                    Noteholders'  Interest Basis Carryover,  the
                                    Class  A-2   Noteholders'   Interest   Basis
                                    Carryover  or the  Subordinate  Noteholders'
                                    Interest Basis Carryover, as applicable. The
                                    ratings  assigned to the  Subordinate  Notes
                                    will be based,  among other  things,  on the
                                    rating assigned to the claims-paying ability
                                    of  the   Subordinate   Note  Insurer.   Any
                                    reduction  in the rating of the  Subordinate
                                    Note  Insurer   would  likely  result  in  a
                                    reduction  of  the  ratings   given  to  the
                                    Subordinate Notes. There can be no assurance as to whether any additional rating agency will rate the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes or, if one does, what rating would be assigned by such other rating agency.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective purchasers of the Senior Notes should consider, among other things, the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein:

      Limited Liquidity; Stabilization. There is currently no secondary market for the Senior Notes. The Underwriters currently intend, but are not obligated, to make a market in the Senior Notes. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Senior Noteholders with liquidity of investment or that it will continue for the life of the Senior Notes.

      Certain persons participating in the offering of the Senior Notes may engage in transactions that stabilize, maintain or otherwise affect the prices of the Senior Notes. Such transactions could cause the prices of the Senior Notes to be higher than they might otherwise be in the absence of such transactions. See "Underwriting" herein.

      Subordination; Limited Assets. While the Class A-1 and the Class A-2 Notes will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Notes will receive no payments of principal until the Class A-1 Notes have been paid in full. Thus, for any Quarterly Payment Date immediately prior to which the outstanding principal amount of the Class A-1 Notes is greater than zero, the Class A-2 Notes will be subordinated to the Class A-1 Notes as to payments of principal to the extent necessary to reduce the principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated, pro rata, to the Class A-1 Notes and the Class A-2 Notes based on the ratio of the principal amount of each such class of Notes to the aggregate principal amount of the Senior Notes until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest out of the Available Funds or the Reserve Account are subordinate to the rights of the Senior Noteholders to receive payments of interest and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account are subordinate to the rights of the Senior Noteholders to receive payments of interest and principal. Payment to Subordinate Noteholders of amounts representing the Subordinate Noteholders' Distribution Amount will not be subordinated to the payment of any Senior Noteholders' Interest Basis Carryover that may exist from time to time. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement--Subordination" herein.

      The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Financed Student Loans (and the related Guarantee Agreements), the Collection Account, the Collateral Reinvestment Account, the Reserve Account and the Interest Rate Swap. In addition, the Seller has applied for the Subordinate Note Insurance Policy which shall be solely for the benefit of the Subordinate Noteholders. The Notes represent obligations solely of the Trust and will not be insured or guaranteed by the Seller, the Servicer, the Administrator, the Guarantors, the Eligible Lender Trustee or the Department. Consequently, holders of the Notes must rely for repayment upon payments with respect to the Financed Student Loans and, if and to the extent available under the circumstances described herein, amounts on deposit in the accounts described above and, in the case of the Subordinate Noteholders only, the Subordinate Note Insurance Policy. Payments on the Senior Notes will not be insured under the Subordinate Note Insurance Policy or under any other insurance policy. The Collateral Reinvestment Account will only be available during the Revolving Period to cover obligations of the Trust relating to Additional Fundings and is not intended to cover losses on the Financed Student Loans. Similarly, monies to be deposited in the Reserve Account are limited in amount and will be reduced, subject to a specified minimum, as the aggregate principal amount of the Notes is reduced. If the Reserve Account is exhausted, except to the extent that the Subordinate Note Insurance Policy is available to support payments on the Subordinate Notes, the Trust will depend solely on payments with respect to the Financed Student Loans to make payments on the Notes and Noteholders could suffer a loss. Noteholders will have no claim to any amounts properly distributed to the Seller, the Servicer or the Company from time to time as described herein and in the Prospectus and the Seller, the Servicer and the Company shall in no event be required to refund such distributed amounts. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

      Risks Resulting from Excess of Principal Amount of Notes over Pool Balance. As of the Closing Date, the aggregate principal amount of the Notes will be equal to approximately 104.4% of the Initial Pool Balance. As a result, the Noteholders will generally be reliant on the availability of Reserve Account Excess to bring the aggregate principal amount of the Notes into parity with the Pool Balance by (a) during the Revolving Period, the application of Reserve Account Excess deposited into the Collateral Reinvestment Account (other than any Reserve Account

Excess that may reflect principal collections on the Financed Student Loans) to fund the Purchase Collateral Balances of New Loans or Serial Loans acquired by the Trust or to fund the origination of Federal Consolidation Loans or any additions to the principal balances thereof caused by the addition of Add-on Consolidation Loans or (b) after the Revolving Period, the application thereof to pay principal of the Notes until the Parity Date. The availability of Reserve Account Excess will in turn generally be dependent on (a) the interest component of the Available Funds for any Quarterly Payment Date being in excess of the amount necessary to pay (i) the Servicing Fee and all prior unpaid Servicing Fees, (ii) the Administration Fee and all prior unpaid Administration Fees,
(iii) the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, (iv) the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums, and (v) the Subordinate Noteholders' Interest Distribution Amount, each for such Quarterly Payment Date, and/or (b) declines in the Specified Reserve Account Balance that exceed any amounts required to be withdrawn on such Quarterly Payment Date from the Reserve Account to make up shortfalls required to be paid therefrom. At such time as the aggregate principal amount of the Notes has been reduced so that it equals the Pool Balance, any Reserve Account Excess will no longer be available to pay principal of the Notes. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" herein. To the extent that the Noteholders are reliant on excess interest collections on the Financed Student Loans to repay a portion of the principal amount of the Notes, the Noteholders could be adversely affected by an increase in the rate of prepayments on the Financed Student Loans or an increase in Three-Month LIBOR or the T-Bill Rate since any such increase would diminish the amount of such excess interest that would subsequently be available to pay such principal. In addition, payments on the Notes may be more sensitive to rates of default on the Financed Student Loans than would be the case were the Notes not issued in an aggregate principal amount in excess of the Initial Pool Balance, particularly with respect to those Financed Student Loans first disbursed after October 1, 1993 which are 98% insured by a Guarantor (rather than 100% so insured, as is the case for such loans first disbursed prior to such date). Additionally, payment of Purchase Premium Amounts to the Seller for New Loans and Serial Loans purchased by the Trust during the Revolving Period and Serial Loans acquired by the Trust after the Revolving Period will decrease the amount of funds that would otherwise be available to pay principal of the Notes and will thereby delay reduction of the amount represented by the excess of the aggregate principal amount of the Notes over the Pool Balance and could, to the extent that during the Revolving Period the amount expended on such Purchase Premium Amounts exceeds those amounts on deposit in the Collateral Reinvestment Account that are other than amounts in respect of principal collections on the Financed Student Loans, cause such excess to increase.

      Additional Fundings; Risk of Change in Characteristics of the Financed Student Loan Pool. Except for the criteria described under "The Financed Student Loan Pool" herein, there will be no other required characteristics of the Additional Student Loans. Therefore, upon the transfer of the Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the Guarantors thereof (which may include Additional Guarantors whose ability to fulfill their insurance obligations may vary from that of the Initial Guarantor), the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. See "The Financed Student Loan Pool" herein.

      Maturity and Prepayment Considerations. During the Revolving Period amounts in respect of principal collections on the Financed Student Loans and, so long as the Parity Date has not occurred, other amounts constituting Available Funds that are in excess, on each Quarterly Payment Date during the Revolving Period, of the amounts necessary to pay (i) the Servicing Fee and all prior unpaid Servicing Fees, (ii) the Administration Fee and all prior unpaid Administration Fees, (iii) the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, (iv) the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums, and
(v) the Subordinate Noteholders' Interest Distribution Amount, each for such Quarterly Payment Date, and (vi) the amount, if any, necessary to cause the amount on deposit in the Reserve Account on such Quarterly Payment Date to equal the Specified Reserve Account Balance for such Quarterly Payment Date, shall be deposited into the Collateral Reinvestment Account. If the sum of (i) the Loan Purchase Amounts of New Loans and Serial Loans available to be acquired from the Seller during the Revolving Period, (ii) the amount required by the Trust to fund the origination by the Eligible Lender Trustee on behalf of the Trust of Federal Consolidation Loans or to fund increases in the principal balances of
Federal  Consolidation  Loans by the addition of Add-on  Consolidation Loans and
(iii) the amount of interest on the Financed  Student Loans  capitalized and not paid currently by or on behalf of the related borrowers during the Revolving Period is less than the amount deposited in the Collateral Reinvestment Account, the Trust will have insufficient opportunities to make Additional Fundings during the Revolving Period, which circumstance would result in a prepayment of principal to the Noteholders as described in the following paragraph. The extent to which the Trustee will be able, during the Revolving Period, to apply amounts in the Collateral Reinvestment Account to Additional Fundings consisting of the purchase of New Loans and Serial Loans will be dependent, in part, upon the ability of the Seller to originate or acquire and sell such loans to the Trust and upon the opportunities the Trust may have to originate Federal Consolidation Loans. A material adverse change in the operations or business or financial condition of the Seller or in conditions in the market for Student Loans could have a material adverse impact on the Seller's ability to originate or acquire and sell such loans to the Trust, which could, in turn, result in the Trust being unable to apply some or all of the amounts in the Collateral Reinvestment Account to Additional Fundings. In addition, the Trust will not be permitted to acquire Student Loans originated after June 30, 1998 (unless such Student Loans are Serial Loans) unless the Trust, the Indenture Trustee and the Subordinate Note Insurer first receive confirmation in writing from each of the Rating Agencies that such acquisition would not adversely affect the rating assigned by such Rating Agency to any class of the Notes, without regard to the Subordinate Note Insurance Policy. See "--Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments". If funds in the Collateral Reinvestment Account cannot be invested in sufficient purchases of New Loans and Serial Loans or originations of Federal Consolidation Loans, funds in the Collateral Reinvestment Account may not be able to be invested at a sufficiently high yield to avoid an Early Amortization Event.

      To the extent that amounts on deposit in the Collateral Reinvestment Account have not been fully applied to Additional Fundings by the Trust by the end of the Revolving Period, whether on its scheduled termination date or earlier following an Early Amortization Event, an amount equal to the entire amount then on deposit in the Collateral Reinvestment Account will be paid on the next succeeding Quarterly Payment Date as a prepayment of principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, then to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full and then to the Subordinate Noteholders. It is anticipated that the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Collateral Reinvestment Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders at the end of the Revolving Period.

      There can be no assurance as to the amount of Additional Fundings that will be available to be made by the Trust during the Revolving Period or whether the amount and timing of Additional Fundings will be sufficient to avoid the occurrence of an Early Amortization Event or of a mandatory redemption of more than a nominal a portion of the Notes at the end of the Revolving Period.

      No principal payments will be made on the Notes until after the end of the Revolving Period, which is scheduled to occur on the last day of the Collection Period preceding the July 2000 Quarterly Payment Date. If, however, an Early Amortization Event (as described under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings") occurs prior to the last day of such Collection Period, the Revolving Period will terminate early, principal will be payable on the Notes as described herein and the average life and maturity of the Notes may be significantly reduced from what they would have been had no such Early Amortization Event occurred.

      The  rate of  payment  of  principal  of the  Notes  after  the end of the
Revolving Period and the yield on the Notes will be affected by prepayments of the Financed Student Loans that may occur as described below. All the Financed Student Loans are prepayable in whole or in part by the borrowers at any time (including by means of Federal Consolidation Loans as discussed below) or as a result of a borrower default, death, disability or bankruptcy and subsequent liquidation or collection of Guarantee Payments with respect to the related loan. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because a portion of the Financed Student Loans bear interest at a rate that either actually or effectively is floating to the borrower, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. In addition, to the extent that the Noteholders are reliant on a portion of the interest collections on the Financed Student Loans to pay the portion of the initial principal amount of the Notes that is in excess of the Initial Pool Balance, Noteholders could be adversely affected by increased rates of prepayment on the Financed Student Loans, since upon any such prepayment no further interest would be collected on the loan so prepaid.

      To the extent borrowers of Financed Student Loans elect to borrow Federal Consolidation Loans, such Financed Student Loans will be prepaid; provided, however, that if the Eligible Lender Trustee on behalf of the Trust makes any such Federal Consolidation Loan during the Revolving Period, the aggregate outstanding principal balance of Financed Student Loans (after giving effect to the addition of such Federal Consolidation Loan and, if applicable, the addition thereto of any Add-on Consolidation Loans) will be at least equal to and in most cases greater than such balance prior to such prepayment, although the guaranteed portion of the Federal Consolidation Loan may be less than the Financed Student Loan that is discharged as a result of such consolidation. See "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the Prospectus. There can be no assurance that the Eligible Lender Trustee on behalf of the Trust rather than another lender will make any particular Federal Consolidation Loan with respect to borrowers with Financed Student Loans during the Revolving Period. The Department, in administering the Federal Direct Consolidation Loan Program (see "Federal Family Education Loan Program--Legislative and Administrative Matters" in the Prospectus), permits borrowers with student loans to consolidate their outstanding student loans at interest rates below those which would apply if they consolidated their outstanding student loans by means of a Federal Consolidation Loan under the Federal Consolidation Loan Program. The availability of such lower-rate consolidation loans may decrease the likelihood that the Eligible Lender Trustee will be the originator of Federal Consolidation Loans with respect to borrowers of Financed Student Loans and may increase the likelihood that a Financed Student Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of $35,000,000; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after October 28, 2029 if at the time of such origination the aggregate principal amount of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after October 28, 2029 exceeds or, after giving effect to such origination, would exceed $15,000,000; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. In addition, after the end of the Revolving Period the Eligible Lender Trustee will not make Federal
Consolidation Loans; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may increase the principal balance of Federal Consolidation Loans by the amount of any related Add-on Consolidation Loans.

      Furthermore, the Seller is obligated pursuant to the Loan Sale Agreement to repurchase or substitute for any Financed Student Loan as a result of a breach of any of its representations and warranties, and the Servicer is obligated pursuant to the Servicing Agreement (subject to the limitations described below) to purchase any Financed Student Loan as a result of a breach of certain covenants with respect to such Financed Student Loan, in each case where such breach materially adversely affects the interests of the Noteholders in that Financed Student Loan and is not cured within the applicable cure period (it being understood that any such breach that does not affect the applicable Guarantor's obligation to guarantee payment of such Financed Student Loan will not be considered to have a material adverse effect for this purpose); provided, however, that, during each 12-month period following the Cutoff Date or an anniversary of the Cutoff Date, the Servicer will be obligated to purchase Financed Student Loans only to the extent its total liability incurred during such period for such purchases and any other liabilities under the Servicing Agreement exceed an amount (the "Servicer Liability Limit") equal to 0.15% of the outstanding principal balance of the Financed Student Loans as of the Cutoff Date or, after the first anniversary of the Cutoff Date, as of the preceding May 1, and, after the Servicer Liability Limit for any such period has been exceeded, the Servicer's total liability during such period for losses for rejected claims by a Guarantor for any Financed Student Loan based on a breach of its representations, warranties or covenants (including, but not limited to, any such losses caused by negligence or willful misfeasance of the Servicer) will not exceed that amount which such Guarantor would have been obligated to pay with respect to such loan had its obligation to guarantee payment thereof not been affected by the Servicer's breach.

      In addition, the Seller may, at its option, repurchase a Financed Student Loan if there is a dispute with the related borrower which in the Servicer's reasonable judgment would call into question whether such Financed Student Loan will be repaid by the borrower; provided, however, that the aggregate principal balances of all Financed Student Loans purchased shall not exceed $6,050,000. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the
Prospectus. See also "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" herein, regarding the Company's, or its assignee's, option to purchase the Financed Student Loans when the Pool Balance is less than or equal to 20% of the initial aggregate principal amount of the Notes.

      On the other hand, scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferral Periods and Forbearance Periods, as a result of the conveyance of New Loans to the Eligible Lender Trustee on behalf of the Trust during the Revolving Period or as a result of the conveyance of Serial Loans to the Eligible Lender Trustee on behalf of the Trust during or after the Revolving Period as described herein or of refinancings through Federal Consolidation Loans to the extent such Federal Consolidation Loans are originated by the Eligible Lender Trustee on behalf of the Trust during the Revolving Period as described herein. In that event, the fact that such New Loans and Serial Loans will have varying maturities, the fact that New Loans will be made to borrowers who were not borrowers on any of the Financed Student Loans and such new borrowers may themselves become borrowers under Serial Loans or consolidate such loans by electing to borrow Federal Consolidation Loans, the fact that Additional Student Loans purchased or originated during the Revolving Period may, and Serial Loans purchased after the termination of the Revolving Period will, be purchased with principal distributions on the Financed Student Loans which may otherwise have been applied to amortize the Notes and the fact that such Federal Consolidation Loans will likely have longer maturities than the Financed Student Loans they are replacing may lengthen the remaining terms of the Financed Student Loans and the average life of the Notes. In addition, any Add-on Consolidation Loans added to the principal balance of a related Federal Consolidation Loan may lengthen the remaining term of such Federal Consolidation Loan and will be funded by principal distributions on Financed Student Loans which may otherwise have been applied to amortize the Notes. In addition, such New Loans, Serial Loans or Federal Consolidation Loans may have, and certain of the Initial Financed Student Loans have, stated maturities which occur after the Subordinate Note Final Maturity Date. The application, after the end of the Revolving Period, of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for a related Quarterly Payment Date to make interest distributions to Noteholders and in lieu of collections of interest on certain Financed Student Loans on which interest is not currently required to be paid will also have the effect of lengthening the average life of the Notes, and certain classes thereof, over what it would have been had such amounts been applied to amortize the Notes.

      Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the July 2008 Quarterly Payment Date will be offered for sale by the Indenture Trustee. If acceptable bids to purchase such Financed Student Loans on such Quarterly Payment Date are received as described herein, the proceeds of the sale will be applied on such Quarterly Payment Date to redeem any outstanding Notes on such date. In addition, if acceptable bids to purchase such Financed Student Loans on such Quarterly Payment Date are not received, the sale of such Financial Student Loans may occur on a subsequent Quarterly Payment Date as described herein, in which case the proceeds thereof will be applied on such date to redeem any outstanding Notes. No assurance can be given as to whether the Indenture Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on the July 2008 Quarterly Payment Date or any subsequent Quarterly Payment Date. See "Description of the Transfer and Servicing Agreements--Termination" herein.

      The rate of payment of principal of the Notes after the end of the Revolving Period and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Liquidated Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto, and such default rates may be affected, among other things, by the conveyance to the Trust during the Revolving Period of New Loans made to borrowers who are not borrowers under any of the Financed Student Loans. The rate of prepayment on the Financed Student Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time the Noteholders receive payments from the Trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

      Because of the factors discussed above, and because of the number and variability of the determinants affecting the rate of principal payments on the Financed Student Loans, no assurances can be given as to the timing of payments of principal to the Noteholders on any particular Quarterly Payment Date.

      Certain Differences Between the Senior Notes and the Subordinate Notes. Because the Subordinate Noteholders will receive no payments of principal out of the Available Funds or the Reserve Account until the Senior Notes have been paid in full, the Senior Noteholders (and the Class A-2 Noteholders to a greater degree than the Class A-1 Noteholders) bear relatively greater risk than do the Subordinate Noteholders of an increased rate of principal prepayments with respect to the Financed Student Loans (whether as a result of voluntary prepayments, Federal

Consolidation Loans not made by the Eligible Lender Trustee on behalf of the Trust or liquidations due to default or breach). In addition, the Senior Noteholders generally bear the risk of principal prepayments as a result of any mandatory redemption from amounts on deposit in the Collateral Reinvestment Account at the end of Revolving Period or of such redemption occurring prior to the scheduled end of the Revolving Period on the last day of the Collection Period preceding the Quarterly Payment Date occurring in July 2000 due to an Early Amortization Event. On the other hand, except to the extent covered by the Subordinate Note Insurance Policy, Subordinate Noteholders bear a greater risk of loss of principal than do the Senior Noteholders in the event of a shortfall in the Available Funds and amounts on deposit in the Reserve Account because the Subordinate Notes do not receive principal distributions out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

      Basis Risk. Financed Student Loans generally bear interest at an effective rate (taking into account any Special Allowance Payments) equal to the average bond equivalent rates of 91-day Treasury Bills auctioned for each quarter (or, in certain circumstances, 52-week Treasury Bills), plus margins specified for such Financed Student Loans described under "Federal Family Education Loan Program" in the Prospectus, calculated on the basis of the actual number of days since the last day through which interest on such Financed Student Loan was paid in full and the actual number of days in the year. Moreover, the Pool Balance will initially be less than the aggregate principal amount of the Notes, and therefore the aggregate principal balances of the Financed Student Loans on which interest will be collected will be less than the principal amount of the Notes on which interest must be paid. The Trust will have the benefit of the Interest Rate Swap. However, notwithstanding the Interest Rate Swap, it is possible that on any Quarterly Payment Date there may not exist a positive spread between (a) the Adjusted Student Loan Rate and (b) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as the case may be. In such case, the Note Rate for any affected class of Notes for such Quarterly Payment Date will be the Adjusted Student Loan Rate. See "Description of the Notes--Distributions of Interest" herein. Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis
Carryover or Subordinate Noteholders' Interest Basis Carryover arising as a result of any Note Rate with respect to a class of Senior Notes or with respect to the Subordinate Notes, as applicable, being determined on the basis of the Adjusted Student Loan Rate will be paid on any succeeding Quarterly Payment Date (including, if incurred on a Quarterly Payment Date, such Quarterly Payment
Date) but only on or after the Parity Date and then only out of any Reserve Account Excess available after payment out of such excess of amounts owed to the Subordinate Note Insurer under the Administration Agreement and thereafter of
(i) if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period, (ii) on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance and (iii) in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" herein.

      Interest Rate Swap. In certain circumstances following a Swap Event of Default or Termination Event (each as further described under "Description of the Notes--Interest Rate Swap"), the Interest Rate Swap is subject to early termination. In the event of such early termination of the Interest Rate Swap, the Trust or the Swap Counterparty may be liable to pay to the other a termination payment, which will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment payable by the Trust could be substantial and could reduce amounts otherwise payable to Noteholders, thereby resulting in shortfalls to Noteholders. See "Description of Notes--Interest Rate Swap" herein.

      Default Risk on Certain Financed Student Loans. Under the Omnibus Budget Reconciliation Act of 1993, Financed Student Loans first disbursed on or after October 1, 1993 are 98% insured by the applicable Guarantor. As a result, to the extent a borrower of such a Financed Student Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Financed Student Loan. A defaulted loan will be fully assigned to the applicable Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Financed Student Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the borrower and a closing of or false certification by the borrower's school regardless of disbursement date.

      Fees  Payable  on  Certain  Financed  Student  Loans.  Under  the  Federal
Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal

Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Adjusted Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee or may be required to be paid immediately. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Adjusted Student Loan Rate.

      Recent Developments-Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal
Consolidation Loan program. These changes include: (1) providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan; (2) changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25% per annum); (3) providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and (4) establishing prohibitions against various forms of discrimination in the making of Consolidation Loans. Except for the last of the above changes, all such provisions expire on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduces the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

      Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments. The formulas for determining the interest rates on Stafford Loans and PLUS Loans and the formula for determining Special Allowance Payments will change for loans disbursed on and after July 1, 1998. The Act currently provides that Stafford Loans disbursed on or after July 1, 1998 will bear interest at the bond equivalent yield of a security of comparable maturity as established by the Secretary of Education (the "Secretary") plus 1.0%, not to exceed 8.25% per annum, regardless of payment status, and PLUS Loans disbursed on or after July 1, 1998 will bear interest at the bond equivalent yield of a security of a comparable maturity as established by the Secretary plus 2.1%, not to exceed 9% per annum. In addition, for loans disbursed on or after July 1, 1998, Special Allowance Payments for all loans (including PLUS Loans) will be based on the bond equivalent yield of a security of comparable maturity established by the Secretary plus 1.0%. Various proposals are being considered by Congress to repeal or amend the new formulas for determining the interest rates and Special Allowance Payment rates before the July 1, 1998 effective date. Such proposals could result in, among other things:
(i) the current Treasury Bill formula being maintained, with reductions in the applicable margins (currently a bipartisan compromise proposal that would cut lenders' yields by 0.3% has been opposed by the Administration which is seeking a substantially larger reduction), or (ii) the adoption of a new formula based upon an alternate short-term market index. Because it is not yet clear how the student loan interest rate issue will be resolved, the Trust will not purchase any Student Loan originated after June 30, 1998 (unless such Student Loans would be Serial Loans) unless the Trust, the Indenture Trustee and the Subordinate
Note Insurer first receive confirmation in writing from each of the Rating Agencies that such purchase would not adversely affect the ratings assigned by such Rating Agency to the Notes, without regard to the Subordinate Note Insurance Policy. See "--Maturity and Prepayment Considerations" above for a discussion of certain consequences to Noteholders in the event that, as a result of such limitation, the Trust is unable to fully apply amounts in the Collateral Reinvestment Account to make Additional Fundings.

      Recent Developments--FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative

Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed). While the Administration had proposed additional provisions, including increased lender risk-sharing, yield reductions through decreased borrower interest rates, greater risk-sharing by Federal Guarantors, reduced retention rates on post-default payments and implementation of a performance-based contract system for Federal Guarantors, those provisions were not enacted. However, many of those same proposals have been made by the Administration during subsequent federal budget discussions and as part of the reauthorization process of the Act. No assurance can be given that similar proposals will not be included in future budget or the pending reauthorization legislation.

      Recent Developments--President Clinton's Proposed FY 1999 Budget. In his proposed budget for fiscal year 1999, President Clinton has again proposed a number of changes to the Act that would affect lenders and Federal Guarantors. These proposals would, among other things, require all reserves by Federal Guarantors to be returned, impose a performance-based lender payment to guaranty agencies tied to the agency's success in bringing delinquent borrowers current, replace the current Administrative Cost Allowance paid to guaranty agencies with a performance-based fee and reduce retention on default collections by Federal Guarantors from 27% to 18.5%. In addition, Student Loans would no longer be dischargeable in bankruptcy under any circumstances. Many of these proposals are included in the Administration's recommendations to Congress related to the 1998 reauthorization of the Act.

      Recent Developments--1998 Reauthorization. The Act is expected to be reauthorized during calendar year 1998. Numerous proposals from the Administration and members of Congress are being considered for inclusion in this legislation. The House of Representatives recently passed a reauthorization bill. The Senate is expected to act on a reauthorization bill shortly. Those bills contain provisions that would, among other things, reduce lender yields through borrower interest rate reductions, re-engineer the manner in which Federal Guarantors are funded (by establishing a federal reserve fund and a separate operating fund), extend the date of default on a Student Loan from the 180th day to the 270th day of delinquency, replace the current supplemental pre-claims fee payable to guaranty agencies with a fee for bringing a borrower's loan current, authorize the use of a master promissory note to evidence borrowings under Student Loans incurred in multiple years, provide extended repayment terms for some borrowers with student loan debts in excess of $30,000, reduce reinsurance payments to guaranty agencies from 98%, 88% or 78% to 95%, 85% or 75%, respectively, reduce the default collection retention amount on defaulted loan payments from 27% to 24%, authorize the Secretary to enter into voluntary flexible agreements with guaranty agencies in lieu of their current Guaranty Agreements with the Secretary, and change the interest rate on any new Federal Consolidation Loan to a weighted average of the interest rates of the loans being consolidated rounded up to the nearest 0.125% with a cap of 8.25% per annum. While these bills enjoy significant bipartisan support in Congress, the Administration does not agree with some of the provisions, particularly as they relate to borrower interest rates. No assurance can be made that some or all of these proposals will be enacted, or that other amendments adverse to lenders or the Federal Guarantors will not be included in this reauthorization or other legislative action.

      Ratings of the Notes. It is a condition to the issuance and sale of the Senior Notes that the Class A-1 Notes, the Class A-2 Notes and the Subordinate Notes be rated in the highest investment rating category of each of the Rating Agencies. A rating is not a recommendation to purchase, hold or sell securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the ultimate payment of principal of and interest on such Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes do not address, the likelihood of payment of the Class A-1 Noteholders' Interest Basis Carryover, the Class A-2 Noteholders' Interest Basis Carryover or the Subordinate Noteholders' Interest Basis Carryover, as the case may be. In addition, the ratings do not address the likelihood of an Early Amortization Event. The ratings assigned to the Subordinate Notes will be based, among other things, on the rating assigned to the claims-paying ability of the Subordinate
Note Insurer. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. There can be no assurance as to whether any additional rating agency will rate the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes or, if one does, what rating would be assigned by such other rating agency.

      Consolidation of Federal Benefit Billings and Receipts with Other Trusts. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy

Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for such payments for Student Loans in such other trusts using the same lender identification number and payments on such billings will be made by the Department in lump sum form. Such lump sum payments will then be allocated among the various trusts using the lender identification number.

      In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, such payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

      The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or such Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines such a liability exists in connection with a trust using the shared lender identification number, the Department or such Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

      In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in such other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under such lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

      The Trust Agreement for the Trust and the trust agreements for other trusts established by the Seller which share the lender identification number to be used by the Trust (the Trust and such other trusts, collectively, the "Seller Trusts") will require each Seller Trust (including the Trust) to indemnify the other Seller Trusts for a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on such Seller Trust's behalf.

      Incentive Programs. The Seller currently makes available and may hereafter make available certain incentive programs to borrowers. Two such programs are currently made available to borrowers of Stafford Loans whose loans were disbursed on or after January 1, 1996, viz, the Choice Rates(TM) and Choice Repay(TM) programs. Under the Choice Rates(TM) program, borrowers who make their first 48 payments on time receive a 2% per annum interest rate reduction for the remaining term of their loan repayment. Under the Choice Repay(TM) program, borrowers who use the USA Group Loan Services AutoCheck(R) auto-debit system to remit payments directly from their bank accounts receive a 0.25% per annum interest rate reduction on their loans. Under the Choice Rates(TM) and the Choice Repay(TM) programs, the Seller retains the option to terminate or change the terms of the incentives with respect to any or all of the borrower's loans, including loans originated prior to the termination or change which have been or will be assigned to the Trust. It cannot be predicted with certainty which borrowers will qualify or decide to participate in these programs.

      The effect of these incentive programs may be to reduce the yield on the Initial Financed Student Loans or on Additional Student Loans which may be added to the Trust. If any such incentive program (other than the Choice Repay(TM) program) does reduce the yield on the affected Student Loan and is not required by the Act, such program will be applicable to Student Loans in the Trust only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset such yield reduction.

                             FORMATION OF THE TRUST

The Trust

      SMS Student Loan Trust 1998-A will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein and in the Prospectus. The Trust will not engage in any activity other than (i) acquiring, holding and managing the Financed Student Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments thereon, (iv) originating Federal Consolidation Loans during the Revolving Period, (v) entering into the Interest Rate Swap, (vi) obtaining the Subordinate Note Insurance Policy and (vii) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The proceeds from the sale of the Notes will be used by the Eligible Lender Trustee to purchase on behalf of the Trust the Initial Financed Student Loans from the Seller pursuant to the Loan Sale Agreement, to fund the Reserve Account Initial Deposit and to fund the costs of issuance. Upon the consummation of such transactions, the property of the Trust will consist of (a) a pool of Student Loans, legal title to which is held by the Eligible Lender Trustee on behalf of the Trust, (b) all funds collected in respect thereof on or after the Cutoff Date, (c) all monies and investments on deposit in the Collection Account, the Collateral Reinvestment Account and the Reserve Account, (d) the
Interest Rate Swap and (e) solely for the benefit of the Subordinate Noteholders, the Subordinate Note Insurance Policy. The Notes will be collateralized by the assets of the Trust as described herein. The Collection Account, the Reserve Account, the Collateral Reinvestment Account and the Interest Rate Swap will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders and the Subordinate Note Insurer. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

      The Trust will use funds on deposit in the Collateral Reinvestment Account during the Revolving Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein. In addition, after the Revolving Period, Additional Student Loans will be added to the Trust to the extent that (i) the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller,
(ii) the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described herein or (iii) for 210 days after the end of the Revolving Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust. Any such origination or conveyance during or after the Revolving Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Seller expects that the amount of Additional Fundings during the Revolving Period will approximately equal the amount expected to be deposited during the Revolving Period into the Collateral Reinvestment Account and that the timing of such Additional Fundings will be sufficient so as not to cause a build-up of funds in the Collateral Reinvestment Account that would cause an Early Amortization Event to occur prior to the scheduled end of the Revolving Period on the last day of the Collection Period preceding the July 2000 Quarterly Payment Date. The Seller's expectations in this regard, based on current facts and circumstances, but relating to future events, are inherently forward-looking. These expectations are based primarily upon current market conditions, including conditions in the secondary market for Student Loans, and current expectations as to when Additional Fundings will need to be made (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will repay). There is a risk that market conditions will change or that the actual repayment experience on the Initial Financed Student Loans will be other than as expected. See "Risk Factors--Maturity and Prepayment Considerations" herein and in the Prospectus. In addition, a material adverse change in the operations or business or financial condition of the Seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. Further, the Trust will not be permitted to acquire Student Loans originated after June 30, 1998 (unless such Student Loans are Serial Loans) unless the Trust, the Indenture Trustee and the Subordinate Note Insurer first receive confirmation in writing from each of the Rating Agencies that such acquisition would not adversely affect the rating assigned by such Rating Agency to any class of the Notes, without regard to the Subordinate Note Insurance Policy. See "Risk Factors--Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments" herein. Accordingly, there can be no assurance as to the amount or timing of Additional Fundings during the Revolving Period. Upon an Early Amortization Event or in any event if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, any amounts remaining on deposit in the Collateral Reinvestment Account will be paid on the Quarterly Payment Date immediately following the end of the Revolving Period as a payment of principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, then to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full and then to the Subordinate Noteholders. There can also be no assurance as to the amount of Additional Fundings that will occur after the Revolving Period. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein.

      The Trust's principal offices are in Chicago, Illinois, in care of The First National Bank of Chicago, as Eligible Lender Trustee, at the address listed below.

Eligible Lender Trustee

      The First National Bank of Chicago is the Eligible Lender Trustee for the Trust under the Trust Agreement. The First National Bank of Chicago is a national banking association whose principal offices are located at One First National Plaza, Suite 0126, Chicago, Illinois 60670 and whose New York offices are located at First Chicago Trust

Company of New York, 14 Wall Street, New York, New York 10005. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to such Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to such Financed Student Loans. See "The Student Loan Pools" in the Prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" herein and "Description of the Transfer and Servicing Agreements" herein and in the Prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                         THE FINANCED STUDENT LOAN POOL

      The pool of Financed Student Loans will include the Initial Financed Student Loans purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and any Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

      No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell such loan to a third party.

      On the Closing Date, the aggregate principal balances of the Initial Financed Student Loans will be reduced by an amount not to exceed $5,000,000, and an equal amount of cash will be deposited into the Collection Account on such date, so that the aggregate principal balances of the Initial Financed Student Loans which are delinquent between 31 and 120 days as of the Cutoff Date will not exceed 10% of the aggregate principal balances of the Initial Financed Student Loans after giving effect to such reduction.

      Following the Closing Date and prior to the end of the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, and the Seller, subject to the availability thereof, will be obligated to tender to the Trust, New Loans owned by the Seller each of which will have been made to a borrower who is not a borrower under any Financed Student Loan. In addition, following the Closing Date, and both during and after the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, subject to the availability thereof, Serial Loans owned by the Seller. During the Revolving Period, the purchase of New Loans and Serial Loans, including a Purchase Premium Amount for each New Loan or Serial Loan so purchased of up to 2.5% of the principal balance owed by the applicable borrower on such loan, will be funded by means of a transfer of amounts on deposit in the Collateral Reinvestment Account as described herein. Following the end of the Revolving Period, the purchase of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds or, alternatively, at the Seller's option, the Eligible Lender Trustee will be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for such Serial Loans, provided that such Serial Loans and eligible Financed Student Loans meet certain criteria described herein. Any Purchase Premium Amounts for Serial Loans purchased by the Trust after the Revolving Period will be funded on the Quarterly Payment Date next succeeding the end of the Collection Period during which such Serial Loan has been acquired by the Trust from amounts, if any, then on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. No Purchase Premium Amounts will be payable for Serial Loans exchanged for by the Trust.

      In addition, following the Closing Date and prior to the end of the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans to borrowers under Financed Student Loans who are also borrowers under one or more Student Loans (whether or not all such loans are in the Trust) under the Federal Consolidation Loan Program described in the Prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program". Any such origination by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of such Student Loans to prepay such loans. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of $35,000,000; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after October 28, 2029 if at the time of such origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after October 28, 2029 exceed or, after giving effect to such origination, would exceed $15,000,000; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to make Federal Consolidation Loans and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified above; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans in the Trust by the amount of any related Add-on Consolidation Loans as described below.

      As  described  under  "Federal  Family  Education  Loan   Program--Federal
Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal
Consolidation  Loan  within  180 days  from the date that the  existing  Federal
Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "Description of the Transfer and Servicing Agreements--Distributions" herein.

      No selection procedures believed by the Seller to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" herein or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the borrowers thereof, the Guarantors thereof, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

      Set forth below in the following tables is a description of certain characteristics of the Initial Financed Student Loans as of the Cutoff Date. The percentages set forth in the tables below may not always add to 100% due to rounding.

                Composition of the Initial Financed Student Loans
                              as of the Cutoff Date

Aggregate Outstanding Principal Balance (1) ...............      $579,395,357.38
Number of Borrowers .......................................               63,514
Average Outstanding Principal Balance per Borrower ........            $9,122.33
Number of Loans ...........................................              126,322
Average Outstanding Principal Balance per Loan ............            $4,586.65
Weighted Average Original Term to Maturity (2) ............        180.71 months
Weighted Average Remaining Term to Maturity (2) ...........        157.35 months
Weighted Average Annual Interest Rate (3) .................                8.49%

-------------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the Prospectus.

(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in the Prospectus.

               Distribution of the Initial Financed Student Loans
                       by Loan Type as of the Cutoff Date

                                                              Percent of Initial
                                                               Financed Student
                                            Aggregate                Loans
                            Number of      Outstanding          by Outstanding
   Loan Type                  Loans    Principal Balance (1)   Principal Balance
   ---------                  -----    ---------------------   -----------------
Stafford Loans (2) ......     93,089    $   253,885,698.30           43.82%
SLS Loans ...............      1,788          4,903,799.89            0.85%
PLUS Loans ..............     15,795         62,886,787.12           10.85%
Federal Consolidation
  Loans .................     15,650        257,719,072.07           44.48%
                             -------    ------------------          ------
Total ...................    126,322    $   579,395,357.38          100.00%
                             =======    ==================          ======
-----------------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

(2) Includes Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $78,385,558.72.

               Distribution of the Initial Financed Student Loans
                  by Borrower Interest Rates of the Cutoff Date

                                                              Percent of Initial
                                                               Financed Student
                                             Aggregate              Loans
                             Number of      Outstanding         by Outstanding
Range of Interest Rates (1)    Loans    Principal Balance (2)  Principal Balance
---------------------------    -----    ---------------------  -----------------
7.00% to 7.49% ............       289     $  2,544,675.37            0.44%
7.50% to 7.99% ............    22,085       60,864,673.96           10.50%
8.00% to 8.49% ............    77,193      288,945,943.51           49.87%
8.50% to 8.99% ............    13,734       59,566,800.24           10.28%
9.00% to 9.49% ............    11,705      146,563,196.89           25.30%
9.50% and above ...........     1,316       20,910,067.41            3.61%
                              -------     ---------------          ------
                              126,322     $579,395,357.38          100.00%
                              =======     ===============          ======

--------------
(1) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in the Prospectus.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

               Distribution of the Initial Financed Student Loans
             by Outstanding Principal Balance as of the Cutoff Date

                                                              Percent of Initial
                                                               Financed Student
                                            Aggregate               Loans
   Range of Outstanding      Number of      Outstanding         by Outstanding
   Principal Balance           Loans    Principal Balance(1)  Principal Balance
   -----------------         ---------  --------------------  -----------------
Less than $2,000 .........    41,597     $ 46,708,262.65             8.06%
$ 2,000 to $ 3,999 .......    45,406      129,605,095.85            22.37%
$ 4,000 to $ 5,999 .......    17,007       83,244,296.81            14.37%
$ 6,000 to $ 7,999 .......     4,883       33,845,593.81             5.84%
$ 8,000 to $ 9,999 .......     4,639       40,782,353.89             7.04%
$10,000 to $11,999 .......     3,345       36,697,938.10             6.33%
$12,000 to $13,999 .......     2,248       29,044,961.35             5.01%
$14,000 to $15,999 .......     1,444       21,565,081.66             3.72%
$16,000 to $17,999 .......     1,183       20,078,065.44             3.47%
$18,000 to $19,999 .......       827       15,698,606.00             2.71%
$20,000 to $21,999 .......       685       14,355,885.22             2.48%
$22,000 to $23,999 .......       538       12,364,848.77             2.13%
$24,000 to $25,999 .......       399        9,957,143.08             1.72%
$26,000 to $27,999 .......       321        8,657,530.82             1.49%
$28,000 and above ........     1,800       76,789,693.93            13.25%
                             -------     ---------------           ------
Total ....................   126,322     $579,395,357.38           100.00%
                             =======     ===============           ======
----------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

               Distribution of the Initial Financed Student Loans
                     by Remaining Term to Scheduled Maturity
                              as of the Cutoff Date

                                                              Percent of Initial
                                                               Financed Student
                                              Aggregate             Loans
Number of Months Remaining    Number of     Outstanding        by Outstanding
to Scheduled Maturity (1)       Loans    Principal Balance(2)  Principal Balance
--------------------------      -----    --------------------  -----------------
Less than 24 .............       4,650     $  2,697,150.93          0.47%
24 to 35 .................       3,696        4,277,659.62          0.74%
36 to 47 .................       3,654        5,433,789.26          0.94%
48 to 59 .................       4,186        7,393,372.86          1.28%
60 to 71 .................       5,733       12,392,964.78          2.14%
72 to 83 .................       4,243       10,482,804.71          1.81%
84 to 95 .................       6,101       17,390,322.42          3.00%
96 to 107 ................       9,825       31,732,080.14          5.48%
108 to 119 ...............      36,814      135,849,679.76         23.45%
120 to 131 ...............      25,108       83,117,678.28         14.35%
132 to 143 ...............       4,157       19,558,638.23          3.38%
144 to 155 ...............       5,343       20,396,844.38          3.52%
156 to 167 ...............         912        8,961,372.64          1.55%
168 to 179 ...............       5,687       68,891,487.66         11.89%
180 to 191 ...............       1,431       20,101,436.31          3.47%
192 and above ............       4,782      130,718,075.40         22.56%
                               -------     ---------------        ------
Total ....................     126,322     $579,395,357.38        100.00%
                               =======     ===============        ======

----------
(1) Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the Prospectus.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

               Distribution of the Initial Financed Student Loans
                by Borrower Payment Status as of the Cutoff Date

                                                              Percent of Initial
                                                               Financed Student
                                           Aggregate                Loans
                           Number of      Outstanding            by Outstanding
Borrower Payment Status(1)   Loans     Principal Balance(2)    Principal Balance
--------------------------   -----     --------------------    -----------------
In-School ............       2,088        $  5,465,253.69              0.94%
Grace ................      19,160          51,790,155.15              8.94%
Deferral .............       7,788          33,855,802.75              5.84%
Forbearance ..........       8,651          77,904,678.91             13.45%
Repayment ............      88,635         410,379,466.88             70.83%
                           -------        ---------------            ------
Total ................     126,322        $579,395,357.38            100.00%
                           =======        ===============            ======

----------
(1) Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: such borrower may still be attending school ("In-School"), may be in a grace period prior to repayment commencing ("Grace"), may be repaying such loan ("Repayment") or may have temporarily ceased repaying such loan through a deferral ("Deferral") or a forbearance ("Forbearance") period. See "Federal Family Education Loan Program" in the Prospectus. For purposes of this table, "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

                         Geographic Distribution of the
              Initial Financed Student Loans as of the Cutoff Date

                                                            Percent of Initial
                                                             Financed Student
                                            Aggregate             Loans
                          Number of       Outstanding        by Outstanding
   Location(1)              Loans     Principal Balance(2)  Principal Balance
   -----------              -----     --------------------  -----------------
Alabama ..............      1,396        $  6,679,575.25           1.15%
Alaska ...............        419           1,352,662.79           0.23%
Arizona ..............      4,773          27,963,884.58           4.83%
Arkansas .............        809           4,114,467.30           0.71%
California ...........      3,765          24,822,416.56           4.28%
Colorado .............      2,805          12,088,296.93           2.09%
Connecticut ..........        714           3,706,126.03           0.64%
Delaware .............        172             904,007.97           0.16%
Florida ..............      9,420          48,945,292.12           8.45%
Georgia ..............      3,419          18,637,531.15           3.22%
Hawaii ...............        149             816,311.85           0.14%
Idaho ................        304           1,488,527.31           0.26%
Illinois .............      5,048          24,892,274.73           4.30%
Indiana ..............     30,839         109,662,164.89          18.93%
Iowa .................        377           2,401,876.84           0.41%
Kansas ...............      5,931          21,538,382.25           3.72%
Kentucky .............        870           3,980,805.42           0.69%
Louisiana ............      3,232          17,809,130.46           3.07%
Maine ................        124             722,724.50           0.12%
Maryland .............      2,070          13,773,852.30           2.38%
Massachusetts ........      1,085           5,380,399.46           0.93%
Michigan .............      3,155          12,805,671.85           2.21%
Military .............        143             707,633.84           0.12%
Minnesota ............        998           5,308,940.19           0.92%
Mississippi ..........        760           5,023,260.20           0.87%
Missouri .............      2,362          13,073,965.67           2.26%
Montana ..............        114             656,882.12           0.11%
Nebraska .............        307           1,670,744.80           0.29%
Nevada ...............        466           3,347,134.92           0.58%
New Hampshire ........        185             934,410.95           0.16%
New Jersey ...........      1,783           9,412,754.92           1.62%
New Mexico ...........        405           2,262,543.06           0.39%
New York .............      2,468          14,967,835.95           2.58%
North Carolina .......      1,841           8,352,870.85           1.44%
North Dakota .........         82             419,680.45           0.07%
Ohio .................      4,957          21,579,203.11           3.72%
Oklahoma .............        644           4,337,587.48           0.75%
Oregon ...............        717           4,522,308.26           0.78%
Pennsylvania .........      3,287          12,862,925.83           2.22%
Puerto Rico ..........      1,121           4,873,244.87           0.84%
Rhode Island .........        147             963,463.72           0.17%
South Carolina .......      2,399           9,608,078.59           1.66%
South Dakota .........         87             427,758.49           0.07%
Tennessee ............      1,678           7,007,980.95           1.21%
Texas ................      9,460          42,838,330.64           7.39%
Utah .................        189           1,670,538.88           0.29%
Vermont ..............         95             434,325.98           0.07%
Virginia .............      2,632          12,206,827.57           2.11%
Washington ...........      2,105           9,540,245.59           1.65%
Washington, DC .......        318           1,938,884.16           0.33%
West Virginia ........      2,194           6,767,189.61           1.17%
Wisconsin ............      1,139           4,856,803.11           0.84%
Wyoming ..............        168             988,217.92           0.17%
Other ................        195           1,346,402.16           0.23%
                          -------        ---------------         ------
      Total ..........    126,322        $579,395,357.38         100.00%
                          =======        ===============         ======

----------
1) Based on the permanent billing addresses of the borrowers of the Initial Financed Student Loans shown on the Servicer's records as of the Cutoff Date.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

     Distribution of Initial Financed Student Loans by Date of Disbursement

                                                              Percent of Initial
                                                               Financed Student
                                              Aggregate              Loans
                            Number of        Outstanding        by Outstanding
Borrower Payment Status       Loans      Principal Balance(2)  Principal Balance
-----------------------       -----      --------------------  -----------------
Pre-October 1, 1993 .......   22,586        $ 66,175,076.97          11.42%
October 1, 1993
  and thereafter ..........  103,736         513,220,280.41          88.58%
                             -------        ---------------         ------
      Total ...............  126,322        $579,395,357.38         100.00%
                             =======        ===============         ======

----------
(1) Initial Financed Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the Initial Guarantor and reinsured against default by the Department up to a maximum of 100% of the Guarantee Payments. Initial Financed Student Loans disbursed on or after October 1, 1993 are 98% guaranteed by the Initial Guarantor and reinsured against default by the Department up to a maximum of 98% of the Guarantee Payments.

(2) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment.

                Distribution of Initial Financed Student Loans by
               Number of Days of Delinquency as of the Cutoff Date

                                                                  Percent of
                                                               Initial Financed
                                          Aggregate             Student Loans
                                          Outstanding           by Outstanding
                    Number of             Principal               Principal
Days Delinquent       Loans               Balance (1)               Balance
---------------       -----               -----------               -------
0 - 30 ...........   112,194           $518,042,654.79               89.41%
31 - 60 ..........     7,187             32,189,395.28                5.56%
61 - 90 ..........     3,957             17,469,926.95                3.02%
91 - 120 .........     2,984             11,693,380.36                2.02%
                     -------           ---------------              ------
      Total ......   126,322           $579,395,357.38              100.00%
                     =======           ===============              ======

----------
(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $4,978,539.20 as of the Cutoff Date to be capitalized upon commencement of repayment. On the Closing Date, the aggregate principal balances of the Initial Financed Student Loans will be reduced by an amount not to exceed $5,000,000, and an equal amount of cash will be deposited into the Collection Account on such date, so that the aggregate principal balances of the Initial Financed Student Loans which are delinquent between 31 and 120 days as of the Cutoff Date will not exceed 10% of the aggregate principal balances of the Initial Financed Student Loans after giving effect to such reduction.

      Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Student Loan.

Guarantee of Financed Student Loans

      By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantor pursuant to which USA Funds has agreed to serve as Guarantor for the Initial Financed Student Loans. As of the Cutoff Date, all of the Initial Financed Student Loans are guaranteed by USA Funds.

      During the Revolving Period, the Trust may acquire Additional Student Loans guaranteed by Additional Guarantors other than the Initial Guarantor provided that, at the time of such acquisition, such Guarantors are Federal Guarantors and enter into a Guarantee Agreement with the Eligible Lender Trustee. In the aggregate no more than 20% of the Financed Student Loans (by principal balance) may, following any such addition, have guarantees from Additional Guarantors and no more than 5% of the Financed Student Loans (by principal balance) may, following any such addition, have guarantees from any one Additional Guarantor (unless and to the extent that either such limitation is exceeded solely though the origination on behalf of the Trust of Federal Consolidation Loans or the purchase by the Trust of Serial Loans, in either case, that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor).

      Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

      (a) failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided such failure continues for a statutorily determined period of time of at least 180 days (except that such guarantee against such failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

      (b) any filing by or against the borrower under a Financed Student Loan of a petition in bankruptcy pursuant to any chapter of the Federal Bankruptcy Code, as amended;

      (c) the death of the borrower under a Financed Student Loan; or

      (d) the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician.

      When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 60 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of such Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of such guarantor under the loan insurance program of such guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which such guarantor did business, the full honoring of all guarantees issued by such guarantor prior to the assumption by the Secretary of the functions of such guarantor, and the proper servicing of Student Loans guaranteed by such guarantor prior to the Secretary's assumption of the functions of such guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, see "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the Prospectus.

      Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following: (i) the origination and servicing of such Financed Student Loan being performed in accordance with the Act and other applicable requirements, (ii) the timely payment to the Guarantor of the guarantee fee payable with respect to such Financed Student Loan, (iii) the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to such Financed Student Loan, and (iv) the transfer and endorsement of the promissory note evidencing such Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon. Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to such Financed Student Loan, in the denial of guarantee coverage with respect to certain accrued interest amounts with respect thereto or in the loss of certain Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, such failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--Maturity and Prepayment Considerations" herein) or the Seller, as the case may be, to purchase or repurchase such Financed Student Loan or, in the case of a breach by the Seller, to substitute for such loan and to reimburse the Trust for such non-guaranteed interest amounts or such lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants" in the Prospectus.

      Set forth below is certain current and historical information with respect to the Initial Guarantor in its capacity as a Guarantor of all education loans guaranteed by it:

      Guarantee Volume. The following table sets forth the approximate aggregate principal balance of federally reinsured education loans (including loans under the Parent Loans to Undergraduate Students (PLUS) program but excluding Federal Consolidation Loans) that first became guaranteed by the Initial Guarantor in each of the last five federal fiscal years:*

                                                            Stafford, SLS and
                                                               PLUS Loans
                                                             Guaranteed by
                                                               USA Funds
   Federal Fiscal Year                                    (dollars in millions)
   -------------------                                    ---------------------
            1993 ......................................          $3,494
            1994 ......................................           4,724
            1995 ......................................           5,040
            1996 ......................................           5,376
            1997 ......................................           6,228

----------
* The information set forth in the table above has been obtained from the Department of Education's Guaranteed Student Loan Programs Data Book (each, a "DOE Data Book") for Fiscal Year 1993 (with respect to fiscal year 1993) and from the Initial Guarantor (with respect to information for fiscal years 1994 through 1997), and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the Underwriters.

      Reserve Ratio. The Initial Guarantor is and has been in compliance with all provisions of the Act which require the Guarantor to maintain a reserve fund of assets in an amount equal to or greater than a percentage of outstanding loans guaranteed by the Guarantor.

      Recovery Rates. The Initial Guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claims have been satisfied, is determined by dividing the amount recovered from borrowers by such Guarantor by the aggregate amount of default claims paid by such Guarantor during the applicable federal fiscal year with respect to borrowers. The table below sets forth the recovery rates for the Initial Guarantor as of the end of each of the last five federal fiscal years:*

                                                                  Recovery Rate
   Federal Fiscal Year                                            for USA Funds
   -------------------                                            -------------
         1993 ................................................        26.58%
         1994 ................................................        30.30
         1995 ................................................        35.26
         1996 ................................................        39.21
         1997 ................................................        40.89

----------
* The information set forth in the table above with respect to the Initial Guarantor has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the Underwriters.

      Claims Rate. The Initial Guarantor's claims rate measures the amount of federal reinsurance claims paid by the Department to such Guarantor during a fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. No assurance can be made that such Guarantor will receive full reimbursement for reinsurance claims (or the full 98% maximum reimbursement for loans first disbursed on or after October 1, 1993). Such reimbursement is subject to reduction where the annual default claims rate of a Federal Guarantor for a federal fiscal year exceeds 5%. See "Federal Family Education Loan Program--Federal Insurance and Reinsurance of Federal Guarantors" in the Prospectus. The following table sets forth the claims rate of the Initial Guarantor (excluding Arizona, Hawaii and certain Pacific islands in the case of federal fiscal years 1993 through 1996) for each of the last five federal fiscal years*:

                                                                  Claims Rate of
   Federal Fiscal Year                                               USA Funds
   -------------------                                               ---------
            1993 ...............................................       6.89%
            1994 ...............................................       4.99
            1995 ...............................................       4.69
            1996 ...............................................       4.65
            1997 ...............................................       4.65

----------
* The information set forth in the table above with respect to the Initial Grantor has been obtained from such Guarantor and is not guaranteed as to accuracy or completeness, and is not to be construed as a representation, by the Seller or the Underwriters.

      Unless otherwise indicated, all the above information relating to the Initial Guarantor has been obtained from such Guarantor, is not guaranteed as to accuracy or completeness by the Seller or the Underwriters and is not to be construed as a representation by the Seller or the Underwriters. The guarantee volumes, reserve ratios, recovery rates and claim rates of Additional Guarantors may vary from those of the Initial Guarantor. No assurances can be given as to what such volumes, ratios or rates will be or as to whether the Initial Guarantor or such Additional Guarantors will be able to meet their insurance obligations. The DOE Data Books contain information concerning all Federal Guarantors and therefore may be consulted for additional information concerning the Initial Guarantor and for information concerning certain Federal Guarantors that could become Additional Guarantors.

                            DESCRIPTION OF THE NOTES

General

      The Notes will be issued pursuant to the terms of the Indenture substantially in the form filed as an exhibit to the Registration Statement. The following summary describes certain terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

Payments of Interest

      Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period") and will be payable to the Class A-1 Noteholders, the Class A-2 Noteholders and the Subordinate Noteholders, as the case may be, quarterly on each Quarterly Payment Date, commencing July 28, 1998. Interest accrued as of any Quarterly Payment Date but not paid on such Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on such amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees and the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums for such Quarterly Payment Date. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein.

      The "Class A-1 Note Rate", the "Class A-2 Note Rate" and the "Subordinate Note Rate" for each Quarterly Interest Period will equal the lesser of (a) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable, and (b) the Adjusted Student Loan Rate for such Quarterly Interest Period. The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Subordinate Note LIBOR Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period (determined as described herein) plus
%    ,    % and   %, respectively.

      Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360.

      The "Adjusted Student Loan Rate" for any Quarterly Interest Period will equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Quarterly Interest Period and (b) the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of the Expected Interest Collections and the Net Trust Swap Receipt, if any, for such Quarterly Interest Period less the sum of the Servicing Fee, the Administration Fee, the Subordinate Note Insurance Policy Premium and the Net Trust Swap Payment, if any, with respect to such Quarterly Interest Period and (ii) the denominator of which is the aggregate principal amount of the Notes as of the last day of such Quarterly Interest Period.

      "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of (i) the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Risk Factors--Fees Payable on Certain Financial Student Loans" herein) with respect to the Financed Student Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance
Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Risk Factors--Fees Payable on Certain Financed Student Loans" herein) and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

      Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover may be incurred on any Quarterly Payment Date (after the first Quarterly Payment
Date). Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest

Basis Carryover and Subordinate Noteholders' Interest Basis Carryover so incurred prior to the Parity Date will, however, not be payable until on or after the Parity Date. On each Quarterly Payment Date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred and unpaid to and including such Quarterly Payment Date will be payable on such Quarterly Payment Date but only out of any Reserve Account Excess remaining after payment out of such excess of amounts owed to the Subordinate Note Insurer under the Administration Agreement and thereafter of
(i) if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period, (ii) on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance and (iii) in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.

Distributions of Principal

      No principal payments will be made on the Notes during the Revolving Period. Commencing with the end of the Revolving Period, principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for such Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of (i) the Servicing Fee and all overdue Servicing Fees, (ii) the Administration Fee and all overdue Administration Fees, (iii) the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, (iv) the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums, and
(v) the Subordinate Noteholders' Interest Distribution Amount and, if such Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit Enhancement" herein. If such Available Funds and such amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, such shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

      In addition, on each Quarterly Payment Date commencing with the end of the Revolving Period, for so long as the aggregate principal amount of the Notes outstanding on such date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period, any Reserve Account Excess for such Quarterly Payment Date will, after payment to the Subordinate
Note Insurer of amounts owed to the Subordinate Note Insurer under the Administration Agreement and to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for such Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any such excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" herein.

      On each Quarterly Payment Date on which principal payments are made on the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero and then of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal of the Senior Notes until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal of the Subordinate Notes until the Subordinate Notes have been paid in full.

      The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the October 2005 Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the July 2026 Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the October 2033 Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on such dates as a result of a variety of factors including those described under "Risk Factors--Maturity and Prepayment Considerations" herein.

Mandatory Redemption

      If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or prior to such date, the entire amount remaining on deposit in the Collateral Reinvestment Account will be used on the Quarterly Payment Date on or immediately following such date to redeem the Notes in the order of priority set forth in the second preceding paragraph. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Collateral Reinvestment Account.

Calculation of Three-Month LIBOR

      Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period on the second business day prior to the commencement of the LIBOR Reset Period within such Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing
Date) (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in such Quarterly Interest Period over a 360-day year.

      "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on such LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S.$1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

      "LIBOR Reset Period" means the three-month period commencing on the 28th day (or, if any such date is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

      "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

Book-Entry Registration

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal of and interest on the Senior Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede, as nominee for DTC and that Senior Noteholders will not be recognized by the Indenture Trustee as "Noteholders", as such terms are used in the Indenture. Senior Noteholders will be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal of and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Senior Noteholders.

      Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Senior Noteholder to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Senior Notes, may be limited due to the lack of a physical certificate for such Senior Notes.

      CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Senior Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

      Senior Noteholders may hold their Senior Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

      The Senior Notes will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually, the "Depositary" and, collectively, the "Depositaries").

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--Foreign Holders" in the Prospectus.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions to the Depositaries.

      DTC has advised the Administrator that it will take any action permitted to be taken by a Senior Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      NONE OF THE TRUST, THE SELLER, THE SERVICER, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR NOTEHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

      The following is a summary of certain terms of the Loan Sale Agreement pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement pursuant to which the Servicer will service the Financed Student Loans; the Administration
Agreement pursuant to which the Administrator will undertake certain other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the Prospectus, to which description reference is hereby made.

Sale of Financed Student Loans; Representations and Warranties

      Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the Prospectus.

Revolving Period and Additional Fundings

      During the period (the "Revolving Period") from the Closing Date until the first to occur of (i) an Early Amortization Event as described below or (ii) the last day of the Collection Period preceding the July 2000 Quarterly Payment Date, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to certain conditions described herein, to purchase from the Seller, and the Seller, subject to the availability thereof and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Student Loans which (i) are made to a borrower who is not a borrower under any Financed Student Loan, (ii) are made under loan programs which existed as of the Closing Date and (iii) are guaranteed by a Guarantor (each, a "New Loan" and, collectively, the "New Loans"). New Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual practices of the Seller. Each such purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a Transfer Agreement. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Collateral

Reinvestment Account of an amount equal to the sum of (i) the principal balance owed by the related borrower plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance") and (ii) an additional amount not to exceed 2.5% of the principal balance owed by the related borrower (the "Purchase Premium Amount" and, together with the Purchase Collateral Balance, the "Loan Purchase Amount"). Following the end of the Revolving Period, New Loans may not be purchased by the Trust.

      The term "Early Amortization Event" refers to any of the following events:

      (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

      (ii) certain events of insolvency occurring with respect to the Seller;

      (iii) the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

      (iv) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the borrowers of which use such loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds 30% of the Pool Balance;

      (v) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds 40% of the Pool Balance;

      (vi) the Excess Spread, with respect to each of any two successive Quarterly Payment Dates commencing with the Quarterly Payment Date in October 1998, is less than 1%; or

      (vii) the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods exceeds 20%.

      "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between (x) the sum of (i) the Expected Interest Collections for such Quarterly Payment Date and (ii) the Trust Swap Receipt Amount, if any, for such Quarterly Payment Date and (y) the sum of (i) the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees, (ii) the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees, (iii) the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, for such Quarterly Payment Date, (iv) the Subordinate Note Insurance Policy Premium for such Quarterly Payment Date and all prior unpaid Subordinate Note Insurance Policy Premiums, and (v) the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and the denominator of which is the average of the Pool Balance calculated as of the first and the last day of the related Collection Period.

      "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans that either (a) are delinquent over 120 days or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans.

      In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to the conditions described below, to purchase from the Seller Student Loans which (i) are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan, (ii) are made under the same loan program as such Financed Student Loan, and (iii) are guaranteed by the Guarantor that guaranteed such Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans"). Serial Loans will be made or acquired by NBD or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller.

      During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the Loan Purchase Amount of such Serial Loan. Following the end of the Revolving Period, the Purchased Collateral Balance for purchases of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below, and Purchase Premium Amounts for such purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for such Quarterly Payment Date as described herein under "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account". Alternatively, at the Seller's option, following the end of the Revolving Period the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller; provided, however, that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets certain criteria including that (i) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as such Financed Student Loan and entitles the holder thereof to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (an "Exchanged Serial Loan") and (ii) the Exchanged Financed Student Loan will not, at any level of such interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan. In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to such difference will be remitted to the Seller from amounts which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

      A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (i) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement or (ii) certain events of insolvency occur with respect to the Seller.

      Any purchase of New Loans or Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On such Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust the Seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on such Transfer Date, in exchange for the Loan Purchase Amount thereof or the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Revolving Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

      In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all such loans are part of the Trust) elects to consolidate such loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the Prospectus under "Federal Family Education Loan Program--Federal
Consolidation Loan Program". Such origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of such Student Loans to prepay such loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes such Federal Consolidation Loan. In the event that another lender makes such Federal Consolidation Loan, any Financed Student Loan which is being consolidated by such Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of $35,000,000; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after October 28, 2029 if at the time of such origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after October 28, 2029 exceed or, after giving effect to such origination, would exceed $15,000,000; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of such amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of such Financed Student Loan; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

      As  described  under  "Federal  Family  Education  Loan   Program--Federal
Consolidation Loan Program" in the Prospectus, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal
Consolidation  Loan  was  made.

As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in certain cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Revolving Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of such Student Loans to prepay such loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any such Add-on
Consolidation Loans), such amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

      As described under "Federal Family Education Loan Program" in the Prospectus, during certain qualifying periods, interest on certain Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period.
In order to minimize the possibility that the failure to receive current interest payments on such loans during such periods will result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be applied during the Revolving Period to make interest payments to the Noteholders in lieu of current collections of interest on such loans. Following the end of the Revolving Period, the Collateral Reinvestment Account will cease to be available as a source to fund such interest payments to the Noteholders, and thereafter such payments will be funded through the application of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for the related Quarterly Payment Date as described under "--Distributions" below.

Accounts

      In addition to the Collection Account referred to in the Prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain the Collateral Reinvestment Account and the Reserve Account in the name of the Indenture Trustee on behalf of the Noteholders.

Servicing Compensation; Administration Fee

      The Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, the Servicing Fee in an amount equal to the lesser of (a) one-twelfth of 1.00% (or 0.50% if such Monthly Payment Date or Quarterly Payment Date is on or after the July 2008 Quarterly Payment Date) of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month and (b) the sum of (i) one-twelfth of the In-School Percentage of the principal balance of each Financed Student Loan as of the last day of the preceding calendar month which was an In-School Student Loan (as defined herein) on such date or, if the average principal balance of In-School Student Loans as of such date was $2,500 or less, $1.50 per account for each such loan, (ii) one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each, as defined herein) as of such date or, if the average principal balance of such loans as of such date was $3,000 or less, $3.00 per account for each such loan, (iii) a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to such borrower with respect to Federal Consolidation Loan programs, (iv) a one-time fee of $75.00 for each Federal
Consolidation Loan originated by the Eligible Lender Trustee on behalf of the Trust during the preceding calendar month, (v) a fee of $25.00 for each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible borrower account processing (that, in the case of ineligible account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims-processing requirements of the related Guarantor, (vi) a fee of $0.05 per Financed Student Loan for storing and warehousing the applicable loan documentation for each such loan during the preceding calendar month, (vii) a one-time fee of $2.00 for each Serial Loan transferred by the Seller to the Trust during the preceding calendar month,
(viii) a fee equal to one-twelfth of the product of (A) the aggregate principal balances of the Financed Student Loans outstanding as of the last day of the preceding calendar month and (B) 0.05%, which fee will be payable so long as certain servicing regulations of the Department remain in effect, and (ix) a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

      For  purposes  of making the  determinations  set forth in clauses (i) and
(ii) of the preceding sentence, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the In-School Student Loans and the Grace, Repayment, Deferral and Forbearance Student Loans, respectively, as of the last day of the preceding calendar month, as follows:

Average Principal            In-School       Average Principal          GRDF
     Balance                Percentage           Balance             Percentage
-----------------           ---------       ----------------         ----------
 $2,501 - $3,000 .........   0.625%         $ 3,001 - $ 3,400 .......  1.100%
 $3,001 - $3,500 .........   0.525%         $ 3,401 - $ 3,900 .......  0.950%
 $3,501 - $4,000 .........   0.450%         $ 3,901 - $ 4,400 .......  0.830%
 $4,001 - $4,750 .........   0.375%         $ 4,401 - $ 4,800 .......  0.740%
 $4,751 - $5,500 .........   0.310%         $ 4,801 - $ 5,400 .......  0.650%
 $5,501 - $6,250 .........   0.260%         $ 5,401 - $ 6,000 .......  0.575%
 $6,251 and above ........   0.230%         $ 6,001 - $ 6,600 .......  0.510%
                                            $ 6,601 - $ 7,200 .......  0.475%
                                            $ 7,201 - $10,000 .......  0.450%
                                            $10,001 - $13,000 .......  0.350%
                                            $13,001 and above .......  0.300%

      The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on such date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (a) of the first sentence of the second preceding paragraph, then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (b) of such sentence over the amount described in clause (a) of such sentence shall be payable on the next succeeding Monthly Payment Date (or if such Monthly Payment Date is also a Quarterly Payment Date, on such Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--Reserve Account" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

      As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, the Administration Fee in an amount equal to one-twelfth of the product of (i) 0.05% and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such date.

Distributions

      Deposits to the Collection Account. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with certain information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

      "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

      For purposes hereof, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Servicer on the Financed Student Loans during such Collection Period and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed
Student Loans; (iii) all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the borrowers on such Liquidated Student Loans (such net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during such Monthly Collection Period and remitted to the Indenture Trustee; (iv) that portion of amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to interest costs on the Financed Student Loans which are or will be capitalized; (v) the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period; (vi) Investment Earnings for such Monthly Payment Date; and (vii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (i) and (ii), respectively, under the second paragraph of "--Distributions--Distributions from the Collection Account" below, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; (B) except as expressly included in clause (iv) above, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Risk Factors--Fees Payable on Certain Financed Student Loans" herein; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--Distributions from the Collection Account" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

      "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) though (vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period plus any Trust Swap Receipt Amount with respect to such Quarterly Payment Date; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (i) through (vii), respectively, under the third paragraph of "--Distributions from the Collection Account" below, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) except as expressly included in clause (iv) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period as described under "--Distributions from the Collection Account" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the
Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

      Distributions from the Collection Account. From time to time during the Revolving Period, on any day therein, the Administrator may instruct the Indenture Trustee to withdraw all collections in respect of principal on the Financed Student Loans then on deposit in the Collection Account and deposit such amounts in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent such funds are not needed to make Additional Fundings and redeposit such amounts in the Collection Account.

      On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for such Monthly Payment Date, in the following order of priority:

      (i) to the Servicer, the Servicing Fee for such Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

      (ii) to the Administrator, the Administration Fee for such Monthly Payment Date and all prior unpaid Administration Fees.

      On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for such Quarterly Payment Date in the Collection Account, in the following order of priority:

      (i) to the Servicer, the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

      (ii) to the Administrator, the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees;

      (iii) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the Swap Counterparty, the Trust Swap Payment Amount, if any, for such Quarterly Payment Date, pro rata, based on the ratio of each such amount to the total of such amounts;

      (iv) to the Subordinate Note Insurer, the Subordinate Note Insurance Policy Premium for such Quarterly Payment Date and all prior unpaid Subordinate
Note Insurance Policy Premiums;

      (v) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date;

      (vi) if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date (such amount to be allocated among the Senior Noteholders as described herein under "Description of the Notes--Distributions of Principal");

      (vii) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date; and

      (viii) to the Reserve Account, any remaining amounts after application of clauses (i) through (vii) hereof.

      For purposes hereof, the following terms have the following meanings:

      The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

      The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

      The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

      The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

      The "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Net Trust Swap Payment on the preceding Quarterly Payment Date over (ii) the amount actually paid to the Swap Counterparty out of Available Funds on such preceding Quarterly Payment Date.

      The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Net Trust Swap Receipt on the preceding Quarterly Payment Date over (ii) the amount actually paid by the Swap Counterparty to the Trust on such preceding Quarterly Payment Date.

      The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date.

      "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated, the amount of the Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Company out of such excess.

      "Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to such Quarterly Payment Date), the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of (A) any such collections which are applied by the Trust during such Collection Period to purchase Serial Loans, (B) any such collections which are applied by the Trust during such Collection Period to fund the addition of any Add-on Consolidation Loans and (C) accrued and unpaid interest on the Financed Student Loans for such Collection Period to the extent such interest is not currently being paid but will be capitalized upon commencement of repayment of such Financed Student Loans; (ii) all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during such Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on such Financed Student Loans; (iii) to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and (iv) the Principal Distribution Adjustment, if any; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during such Collection Period that were deposited in the Collateral Reinvestment Account.

      "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

      The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

      The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the Class A-1 Noteholders' Interest Distribution Amount and (ii) the Class A-2 Noteholders' Interest Distribution Amount for such Quarterly Payment Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.

      The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (i) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Senior Noteholders on such Quarterly Payment Date.

      The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to such Quarterly Payments Date), the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on such date. In addition, (i) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and (ii) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

      The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

      The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

      The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on such Quarterly Payment
Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (ii) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

      The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (i) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

      The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on such Quarterly Payment Date) and
(b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on such date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

      The "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the Net Trust Swap Payment for such Quarterly Payment Date and (ii) the Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date and all prior unpaid Net Trust Swap Payment Carryover Shortfalls.

      The "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the Net Trust Swap Receipt for such Quarterly Payment Date and (ii) the Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date and all prior unpaid Net Trust Swap Receipt Carryover Shortfalls.

Credit Enhancement

      Reserve Account. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Seller on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit therein of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums, the Subordinate Noteholders' Interest Distribution Amount and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for such Quarterly Payment Date. See "--Distributions" above. As described below, subject to certain limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

      "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

      (a) 0.25% of the aggregate principal amount of the Notes outstanding on such date after taking into account the effect of distributions on such Quarterly Payment Date, or

      (b) $756,250; provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on such date.

      If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on such Quarterly Payment Date) is greater than the Specified Reserve Account Balance for such Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of such Reserve Account Excess first to pay to the Subordinate Note Insurer amounts owed to the Subordinate Note Insurer under the Administration Agreement or the Insurance Agreement and thereafter any remaining amounts will be applied (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if such date is on or after the Parity Date, to the extent that such funds represent payments (other than principal payments) with respect to the Financed Student Loans, such funds shall be applied in the order of priority set forth in clauses (b)(iii) through (vi) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated): (i) to the Seller for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period; (ii) if such Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described herein under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each such amount to the total of such amounts; (iv) to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest Basis Carryover; (v) to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and (vi) to the Company, any excess remaining after application of clauses (i) through (v) above, and, upon such payment to the Company, the Noteholders will not have any rights in, or claims to, such amounts.

      Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account (a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on such Monthly Payment Date is insufficient to pay: (i) the Servicing Fee and all overdue Servicing Fees and (ii) the Administration Fee and all overdue Administration Fees, and (b) on any Quarterly Payment Date to the
extent that the amount of the Available Funds on such Quarterly Payment Date is insufficient to pay any of the items specified in clauses (i) through (vii), respectively, of the third paragraph under "--Distributions--Distributions from the Collection Account" above on such date. Such funds will be paid from the Reserve Account to the persons and in the order of priority specified for distribution from the Collection Account on such date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere herein, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for such Quarterly Payment Date has been paid in full. In addition, as a result of such subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--Subordination" below.

      The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In certain circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes. Amounts on deposit in the Reserve Account will not be available in any respect until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover and after the Parity Date only amounts on deposit in the Reserve Account that (after paying, for Quarterly Payment Dates occurring after the Revolving Period, any amounts owed to the Subordinate Note Insurer under the Administration Agreement and any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period) are in excess of the Specified Reserve Account Balance will be available therefor.

      Subordination. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the Prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each such class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on such date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on such date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full. However, the Seller has applied for the Subordinate Note Insurance Policy to guarantee payment, on each Quarterly Payment Date, of the Subordinate Noteholders' Interest Distribution Amount and, on the Subordinate Note Final Maturity Date, of the Subordinate Noteholders' Principal Distribution Amount pursuant to the terms of such policy. The Subordinated Note Insurance Policy will be for the sole benefit of the Subordinated Noteholders. Payments under the Senior Notes will not be insured under the Subordinate Note Insurance Policy or any other insurance policy.

Interest Rate Swap

      On the Closing Date, the Trust will enter into an interest rate swap agreement (the "Interest Rate Swap") with a swap counterparty selected by the Seller prior to the Closing Date (the "Swap Counterparty"). In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Quarterly Payment Date, an amount equal to the product of (i) the Swap Rate for the related Quarterly Interest Period, (ii) the Notional Swap Amount for such Quarterly Payment Date and (iii) the quotient of the number of days in the related Quarterly Interest Period divided by 360. The "Swap Rate" for any Quarterly Interest Period will be a rate equal to Three-Month LIBOR

(determined as described herein under "Description of the  Notes--Calculation of
Three-Month  LIBOR") for such Quarterly  Interest Period less       % per annum.
The "Notional Swap Amount" for any Quarterly Payment Date will be an amount equal to the aggregate principal amount of the Notes outstanding on such Quarterly Payment Date (before giving effect to distributions on such date).

      In exchange for such payment, the Trust will pay to the Swap Counterparty on each Quarterly Payment Date an amount equal to the product of (i) the T-Bill Rate (determined as described below) for the related Quarterly Interest Period,
(ii) the aggregate outstanding principal amount of the Notes as of such Quarterly Payment Date (before giving effect to distributions on such date) and
(iii) the quotient of the actual number of days in such Quarterly Interest Period divided by 365 (or 366 in the case of any such amount which is being calculated with respect to a Quarterly Payment Date in a leap year). With respect to each Quarterly Payment Date (and without regard to any payments remaining unpaid from a prior Quarterly Payment Date), any difference between the payment by the Swap Counterparty to the Trust and the payment by the Trust to the Swap Counterparty will be referred to as a "Net Trust Swap Receipt", if such difference is a positive number, and a "Net Trust Swap Payment", if such difference is a negative number. The Net Trust Swap Receipt, if any, will be distributed as part of the Available Funds on such Quarterly Payment Date and the Trust Swap Payment Amount, if any, will be paid out of the Available Funds. On the Closing Date, the Swap Counterparty will have a counterparty rating of "Aa2" from Moody's and "AA" from Fitch.

      The "T-Bill Rate", with respect to any Quarterly Interest Period, means the weighted average of the T-Bill Rates for each day within such Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average discount rate per annum (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to such date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no such auction is held in a particular week, then the T-Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or such auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

      "Lock-In Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of such period will remain in effect until the end of the Quarterly Interest Period related to such Quarterly Payment Date.

      If the counterparty rating of the Swap Counterparty is withdrawn or reduced below A3 or its equivalent by any Rating Agency (such withdrawal or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following such Rating Agency Downgrade, at the Swap Counterparty's expense, either to (i) obtain a substitute Swap Counterparty that is reasonably acceptable to the Trustee and the Subordinate Note Insurer and that has a counterparty rating of at least A3 or its equivalent by each Rating Agency or (ii) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of such Rating Agency will result in the total negation of the effect or impact of such Rating Agency Downgrade.

      "Events of Default" under the Interest Rate Swap (each, a "Swap Event of Default") are limited to (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Interest Rate Swap after giving effect to the applicable grace period, if any; or (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty; or (iii) an acceleration of the Notes following an Event of Default under the Indenture. "Termination Events" under the Interest Rate Swap will consist of certain standard termination events under the 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi-Currency-Cross Border) including "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap) and "Tax Event" (which generally relates to either party to the Interest Rate Swap receiving a payment under the Interest Rate Swap from which an amount has been deducted or withheld for or on account of certain taxes). Upon the occurrence of an Event of Default under the Interest Rate Swap, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Interest Rate Swap). On an Early Termination Date, the Interest Rate Swap will terminate. With respect to Termination Events, an Early Termination Date may be designated by one or both parties (as specified in the Interest Rate Swap with respect to each Termination Event). Upon the occurrence of an Early Termination Date, the Trust or the Swap Counterparty may be liable to pay to the other a termination payment. The amount of such termination payment will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment payable by the Trust could be substantial. In the event the Trust is required to make such termination payment, such payment will be payable in the same order of priority as any Net Trust Swap

Payment payable to the Trust Swap Counterparty. Accordingly, such payment, if required, could result in shortfalls to Noteholders.

 Company Liability

      Anything to the contrary in the Prospectus notwithstanding, the Company will not be liable to any person or entity for the amount of any losses, claims, damages or liabilities arising out of or based on the Trust Agreement.

Termination

      Certain information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the Prospectus; provided, however, that the information set forth under the heading "Description of the Transfer and Servicing Agreements--Insolvency Event" is not applicable in connection with the Trust.

      Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the July 2008 Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase such Financed Student Loans on such Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Seller and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of such Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and (y) an amount that would be sufficient to (i) reduce the outstanding principal amount of the Notes on such Quarterly Payment Date to zero, (ii) pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date and (iii) pay to the Subordinate Note Insurer all amounts owed to the Subordinate Note Insurer under the Administration Agreement (such greater amount, the "Minimum Purchase Price"). If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate such sale. The proceeds of any such sale will be used to redeem any Notes outstanding on such Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the July 2008 Quarterly Payment Date or any subsequent Quarterly Payment Date.

      Optional Redemption

      The Company, or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts thereof as of the end of such Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Company or such assignee.

Certain Rights of the Subordinate Note Insurer

      Anything in the Prospectus to the contrary notwithstanding, so long as the Subordinate Note Insurer is not in default under the Subordinate Note Insurance Policy, (i) the Notes may not be accelerated following an Event of Default under the Indenture without the prior written consent of the Subordinate Note Insurer,
(ii) the Servicer may not be removed following a Servicer Default, as provided under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default" in the Prospectus, without the prior written consent of the Subordinate Note Insurer, (iii) the written consent of the Subordinate Note Insurer will be required before any amendment is made to the Transfer and Servicing Agreements, and (iv) any permitted successor to the Servicer, the Seller or the Administrator will be required to enter into a written assumption agreement with the Subordinate Note Insurer or to be approved in writing by the Subordinate Note Insurer.

              CERTAIN FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES

      Although, as described herein under the heading "Summary of Terms--Tax Considerations", the Special Federal Tax Counsel is of the opinion that the Senior Notes will properly be characterized as indebtedness and that the Subordinate Notes (not offered hereby) should be classified as indebtedness (or, if not, would be classified as an interest in a partnership), for federal income tax purposes, such opinion is not binding on the Internal Revenue

Service   (the   "IRS")   and  thus  no   assurance   can  be  given  that  such
characterization will prevail. In the opinion of the Special Federal Tax Counsel, if the IRS were to contend successfully that the Subordinate Notes were not debt for federal income tax purposes (assuming that the Senior Notes were not recharacterized), the arrangement among the Seller and the holders of the Subordinate Notes would be classified as a partnership for federal income tax purposes. If, however, the IRS were to contend successfully that the Subordinate Notes and the Senior Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Seller might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

      If only the Subordinate Notes were treated as interests in a partnership, it is the Special Federal Tax Counsel's opinion that the partnership would not be treated as a publicly traded partnership because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to federal income tax.

      If, alternatively, the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of such tax.

      Because the Seller will treat the Notes as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

      The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to certain restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not certain and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While (because of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover) the tax treatment of interest on the Senior Notes, including, in particular, interest equal to the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover amounts, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus such interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

      Prospective purchasers should read "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the Prospectus for a discussion of the application of certain federal income tax laws and certain state tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

      Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any such plan which is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Senior Notes (the "Underwriting Agreement"), the Seller has agreed to cause the Trust to sell to each of the Underwriters named below (collectively, the "Underwriters") for which Credit Suisse First Boston Corporation is acting as representative (in such capacity, the "Representative"), and each of the Underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.

                                                      Principal Amount
                                               --------------------------------
Underwriter                                    Class A-1 Notes  Class A-2 Notes
-----------                                    ---------------  ---------------
Credit Suisse First Boston Corporation ......   $                $
Bear, Stearns & Co. Inc. ....................
Goldman, Sachs & Co. ........................
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .............................
                                                ------------     ------------
      Total .................................   $150,000,000     $433,650,000
                                                ============     ============

      The Seller has been advised by the Underwriters that they propose to offer the Senior Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession of % per Class A-1 Note and % per Class A-2 Note; that the Underwriters and such dealers may allow a discount of % per Class A-1 Note and % per Class A-2 Note on sales to certain other dealers; and that after the initial public offering of the Senior Notes, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

      Until the distribution of the Senior Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Senior Notes. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the prices of the classes of Senior Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the classes of Senior Notes.

      If the Underwriters create a short position in any class of the Senior Notes in connection with the offering (i.e., if they sell more Senior Notes than are set forth on the cover page of this Prospectus Supplement), the Representative may reduce that short position by purchasing Senior Notes in the open market.

      The Representative may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representative purchases Senior Notes in the open market to reduce the Underwriters' short position or to stabilize the price of any class of the Senior Notes, it may reclaim the amount of the selling concession from the Underwriters and selling group members which sold those Senior Notes as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

      Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Senior Notes. In addition, neither the Seller nor any of the Underwriters makes any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

      The Trust may, from time to time, invest the funds in the Collection Account, the Collateral Reinvestment Account and the Reserve Account in Eligible Investments acquired from the Underwriters.

      The Seller has also agreed to pay Credit Suisse First Boston Corporation a
structuring fee equal to $       .

                                  LEGAL MATTERS

      Certain legal matters relating to the Senior Notes will be passed upon for the Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana and for the Underwriters by Brown & Wood LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of Loan Services, USA Group Guarantee Services and USA Funds, was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart. Certain federal income tax matters will be passed upon for the Trust by Brown & Wood LLP and certain Indiana state income and corporate income tax matters will be passed upon for the Trust by Krieg DeVault Alexander & Capehart.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Senior Notes of SMS Student Loan Trust 1998-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

      Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

      Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

      Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (1) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

      (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

      U.S. Person. As used herein the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) any other person whose income or gain in respect of a Senior Note is effectively connected with the conduct of a United States trade or business, or (v) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

      Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                            Page
                                                                            ----
91-day Treasury Bills ..................................................... S-55
Add-on Consolidation Loans .....................................S-5, S-30,  S-46
Additional Fundings .......................................................  S-7
Additional Guarantor ......................................................  S-3
Additional Guarantors .....................................................  S-3
Additional Student Loans ..................................................  S-3
Adjusted Student Loan Rate .......................................... S-14, S-39
Administration Agreement ..................................................  S-2
Administration Fee ........................................................ S-12
Administrator .............................................................  S-2
Available Funds ........................................................... S-49
Cede ......................................................................   ii
CEDEL .....................................................................  S-1
CEDEL Participants ........................................................ S-42
Citibank ............................................................  S-1, S-43
Class A-1 Note Final Maturity Date .................................. S-15, S-41
Class A-1 Note LIBOR Rate ........................................... S-13, S-39
Class A-1 Note Rate ................................................. S-13, S-39
Class A-1 Noteholders .....................................................  S-7
Class A-1 Noteholders' Interest Basis Carryover ........................... S-14
Class A-1 Noteholders' Interest Carryover Shortfall ....................... S-50
Class A-1 Noteholders' Interest Distribution Amount ....................... S-50
Class A-1 Notes ......................................................... i, S-1
Class A-2 Note Final Maturity Date .................................. S-15, S-41
Class A-2 Note LIBOR Rate ........................................... S-13, S-39
Class A-2 Note Rate ................................................. S-13, S-39
Class A-2 Noteholders .....................................................  S-7
Class A-2 Noteholders' Interest Basis Carryover ........................... S-14
Class A-2 Noteholders' Interest Carryover Shortfall ....................... S-50
Class A-2 Noteholders' Interest Distribution Amount ....................... S-51
Class A-2 Notes ......................................................... i, S-1
Closing Date ..............................................................  S-2
Collateral Reinvestment Account ...........................................  S-7
Collection Account ........................................................  S-7
Collection Period .........................................................  S-4
Company ................................................................ ii, S-2
Cooperative ............................................................... S-42
Cutoff Date ...............................................................  S-2
Deferral .................................................................. S-33
Delinquency Percentage .................................................... S-45
Department ............................................................. ii, S-3
Depositaries ......................................................... S-1, S-43
Depositary ................................................................ S-43

                                                                            Page
                                                                            ----
Determination Date ........................................................ S-48
DOE Data Book ............................................................. S-37
DTC .................................................................... ii, S-1
Early Amortization Event .................................................. S-45
Eligible Lender Trustee ................................................. i, S-2
Euroclear .................................................................  S-1
Euroclear Operator ........................................................ S-42
Euroclear Participants .................................................... S-42
Excess Spread ............................................................. S-45
Exchange Act ..............................................................   ii
Exchanged Financed Student Loan ........................................... S-46
Exchanged Serial Loan ..................................................... S-46
Expected Interest Collections ....................................... S-14, S-39
Federal Origination Fee ................................................... S-25
Financed Student Loans .................................................. i, S-3
Fitch ..................................................................... S-11
Forbearance ............................................................... S-33
Global Securities ......................................................... S-59
Grace ..................................................................... S-33
GRDF Percentage ........................................................... S-48
Guarantors ................................................................  S-3
In-School ................................................................. S-33
In-School Percentage ...................................................... S-48
Indenture .................................................................  S-2
Indenture Trustee .........................................................  S-2
Index Maturity ............................................................ S-41
Indirect Participants ..................................................... S-42
Initial Financed Student Loans ............................................  S-2
Initial Guarantor ...................................................... ii, S-3
Initial Pool Balance ......................................................  S-2
Interest Rate Swap ............................................... i, S-10, S-54
IRS ....................................................................... S-57
LIBOR Determination Date .................................................. S-41
LIBOR Reset Period ........................................................ S-41
Liquidated Student Loans .................................................. S-48
Liquidation Proceeds ...................................................... S-49
Loan Purchase Amount ................................................. S-4, S-45
Loan Sale Agreement .......................................................  S-2
Loan Services .......................................................... ii, S-1
Lock-In Period ............................................................ S-55
Minimum Purchase Price .............................................. S-17, S-56
Monthly Available Funds ................................................... S-48
Monthly Collection Period ................................................. S-48
Monthly Payment Date ......................................................  S-8
Monthly Rebate Fee ........................................................ S-24
Moody's ................................................................... S-11
Morgan ............................................................... S-1, S-43
NBD .......................................................................  S-1

                                                                            Page
                                                                            ----
NBD Trust Agreement .......................................................  S-1
Net Trust Swap Payment .............................................. S-11, S-55
Net Trust Swap Payment Carryover Shortfall ................................ S-51
Net Trust Swap Receipt .............................................. S-11, S-55
Net Trust Swap Receipt Carryover Shortfall ................................ S-51
New Loan ............................................................. S-4, S-44
New Loans ............................................................ S-4, S-44
Non-U.S. Person ........................................................... S-61
Note LIBOR Rates .......................................................... S-13
Note Rates ................................................................ S-13
Noteholders' Interest Distribution Amount ................................. S-51
Notes ................................................................... i, S-1
Notional Swap Amount ................................................ S-10, S-55
Obligors .................................................................. S-17
OID ....................................................................... S-57
Parity Date ...............................................................  S-9
Participants .............................................................. S-41
Plan ...................................................................... S-57
Pool Balance .............................................................. S-17
Principal Distribution Adjustment ......................................... S-51
Principal Distribution Amount ....................................... S-15, S-51
Purchase Amount ........................................................... S-17
Purchase Collateral Balance .......................................... S-4, S-45
Purchase Premium Amount .............................................. S-4, S-45
Quarterly Interest Period ........................................... S-13, S-39
Quarterly Payment Date ................................................ ii, S-13
Rating Agencies ........................................................... S-11
Rating Agency Downgrade ............................................. S-11, S-55
Realized Losses ........................................................... S-51
Record Date ............................................................... S-13
Reference Banks ........................................................... S-41
Repayment ................................................................. S-33
Representative ............................................................ S-58
Reserve Account ...........................................................  S-8
Reserve Account Excess ....................................................  S-8
Reserve Account Initial Deposit ...........................................  S-8
Revolving Period ..................................................... S-3, S-44
Secretary ................................................................. S-25
Seller ...................................................................i, S-1
Seller Trusts ............................................................. S-27
Senior Noteholders ........................................................  S-7
Senior Noteholders' Distribution Amount ................................... S-52
Senior Noteholders' Interest Distribution Amount .......................... S-52
Senior Noteholders' Principal Carryover Shortfall ......................... S-52
Senior Noteholders' Principal Distribution Amount ......................... S-52
Senior Notes ............................................................ i, S-1
Serial Loan .......................................................... S-4, S-45

                                                                            Page
                                                                            ----
Serial Loans ......................................................... S-4, S-45
Servicer ..................................................................  S-1
Servicer Liability Limit .................................................. S-22
Servicing Agreement .......................................................  S-1
Servicing Fee ............................................................. S-12
Servicing Fee Shortfall ................................................... S-48
SMS .......................................................................  S-1
Special Federal Tax Counsel ............................................... S-17
Specified Reserve Account Balance .................................... S-9, S-53
Student Loan Rate Accrual Period .......................................... S-14
Student Loans .............................................................  S-2
Subordinate Note Final Maturity Date ................................ S-15, S-41
Subordinate Note Insurance Policy ...................................... i, S-13
Subordinate Note Insurance Policy Premium ................................. S-13
Subordinate Note Insurer ............................................... i, S-13
Subordinate Note LIBOR Rate ......................................... S-13, S-39
Subordinate Note Rate ............................................... S-13, S-39
Subordinate Noteholders ...................................................  S-7
Subordinate Noteholders' Distribution Amount .............................. S-52
Subordinate Noteholders' Interest Basis Carryover ......................... S-14
Subordinate Noteholders' Interest Carryover Shortfall ..................... S-52
Subordinate Noteholders' Interest Distribution Amount ..................... S-52
Subordinate Noteholders' Principal Carryover Shortfall .................... S-52
Subordinate Noteholders' Principal Distribution Amount .................... S-52
Subordinate Notes ....................................................... i, S-1
Swap Event of Default ..................................................... S-55
Swap Counterparty ................................................... S-10, S-54
Swap Rate ........................................................... S-10, S-54
T-Bill Rate ............................................................... S-55
Telerate Page 3750 ........................................................ S-41
Terms and Conditions ...................................................... S-43
Three-Month LIBOR ......................................................... S-41
Transfer Agreement ........................................................  S-4
Transfer and Servicing Agreements ......................................... S-44
Transfer Date ............................................................. S-46
Trust ................................................................... i, S-1
Trust Agreement ...........................................................  S-2
Trust Swap Payment Amount ................................................. S-53
Trust Swap Receipt Amount ................................................. S-53
U.S. Person ............................................................... S-61
Underwriters .............................................................. S-57
Underwriting Agreement .................................................... S-57
USA Funds .............................................................. ii, S-3
USA Group Guarantee Services ..............................................  S-1

PROSPECTUS

                           The SMS Student Loan Trusts
                               Asset-Backed Notes

                            Asset-Backed Certificates

                   USA GROUP SECONDARY MARKET SERVICES, INC.,
                                     Seller

                                ---------------

      The Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities, which will include one or more classes of Notes and, unless otherwise specified in the related Prospectus Supplement, one or more classes of Certificates, will be issued by a trust to be formed with respect to such series (each, a "Trust"). Each Trust will be formed pursuant to a Trust Agreement to be entered into among USA Group Secondary Market Services, Inc., as seller of the Student Loans (as defined below) (the "Seller"), an affiliate of the Seller specified in the related Prospectus Supplement (the "Company") and the Eligible Lender Trustee specified in the related Prospectus Supplement (the "Eligible Lender Trustee"). The Notes of each series will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. The property of each Trust will include a pool of education loans to students and parents of students (the "Student Loans"), certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement and certain other property, all as described herein and in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Student Loans, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the related Notes to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and Certificates which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. The rate of payment in respect of principal of the Notes and distributions in respect of the Certificate Balance of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, guarantee payments, liquidations and repurchases of Student Loans) on the related Student Loans. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

      EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF SUCH SERIES REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, USA GROUP SECONDARY MARKET SERVICES, INC. OR ANY OF ITS AFFILIATES. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING AT PAGE 10 AND IN THE RELATED PROSPECTUS SUPPLEMENT.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus
                                  Supplement.

                                ---------------

                  The date of this Prospectus is May 15, 1998.

                   AVAILABLE INFORMATION AVAILABLE INFORMATION

      USA Group Secondary Market Services, Inc. ("SMS"), as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including SMS, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All  documents  filed by SMS,  as  originator  of any Trust,  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      SMS will provide without charge to each person, including any beneficial owner of Securities, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein or in any related Prospectus Supplement by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to President, USA Group Secondary Market Services, Inc., 30 South Meridian, Indianapolis, Indiana 46204-3503 (Telephone: (317) 951-5640).

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................  ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................  ii

SUMMARY OF TERMS ...........................................................   1

RISK FACTORS ...............................................................  10
   Risk that Failure to Comply with Student Loan Origination
      and Servicing Procedures for Student Loans May Adversely
      Affect the Trust's Ability to Pay Principal and Interest
      on the Related Notes and Certificates ................................  10
   Variability of Actual Cash Flows; Risk of Shortfalls to
      Holders of Notes and Certificates Resulting from
      Inability of Related Indenture Trustee to Liquidate
      Student Loans ........................................................  11
   Unsecured Nature of Student Loans; Risk that Financial Status of a Federal Guarantor Will Affect Its Ability to Make
      Guarantee Payments ...................................................  12
   Default Risk on Certain Student Loans ...................................  12
   Fees Payable on Certain Student Loans ...................................  12
   Risk that Change in Law Will Adversely Affect Student
      Loans, Guarantors, the Seller or the Servicer ........................  12
   Increased Fees; Decreased Assistance ....................................  13
   Impact of Direct Lending ................................................  13
   Reserves ................................................................  13
   Risks Resulting from Subordination of Principal and
      Interest Payments; Limited Assets ....................................  13
   Risk Resulting from Use of the Pre-Funding Account
      or Collateral Reinvestment Account to Make
      Additional Fundings ..................................................  13
   Maturity and Prepayment Considerations ..................................  14
   Risk of Removal of Servicer upon Servicer Default .......................  15
   Insolvency Risk .........................................................  15
   Book-Entry Registration .................................................  16

FORMATION OF THE TRUSTS ....................................................  16
   The Trusts ..............................................................  16
   Eligible Lender Trustee .................................................  16

USE OF PROCEEDS ............................................................  17

USA GROUP, SMS, THE SELLER AND THE SERVICER ................................  17
   USA Group ...............................................................  17
   SMS .....................................................................  18
   The Seller ..............................................................  18
   The Servicer ............................................................  18

THE STUDENT LOAN POOLS .....................................................  19
   General .................................................................  19
   Origination and Marketing Process .......................................  19
   Servicing and Collections Process .......................................  20
   Claims and Recovery Rates ...............................................  20

FEDERAL FAMILY EDUCATION LOAN PROGRAM ......................................  20
   General .................................................................  20
   Legislative and Administrative Matters ..................................  21
   Eligible Lenders, Students and Educational Institutions .................  22

   Financial Need Analysis .................................................  22
   Special Allowance Payments ..............................................  23
   Federal Stafford Loans ..................................................  23
      Interest .............................................................  23
      Interest Subsidy Payments ............................................  24
      Loan Limits ..........................................................  25
      Repayment ............................................................  25
      Grace Periods, Deferral Periods and Forbearance Periods ..............  25
   Federal Unsubsidized Stafford Loans .....................................  26
   Federal PLUS and Federal SLS Loan Programs ..............................  26
      Loan Limits ..........................................................  26
      Interest .............................................................  27
      Repayment, Deferments ................................................  27
   Federal Consolidation Loan Program ......................................  27
   Federal Guarantors ......................................................  28
   Federal Insurance and Reinsurance of Federal Guarantors .................  29

WEIGHTED AVERAGE LIVES OF THE SECURITIES ...................................  31

POOL FACTORS AND TRADING INFORMATION .......................................  31

DESCRIPTION OF THE NOTES ...................................................  32
   General .................................................................  32
   Principal of and Interest on the Notes ..................................  32
   The Indenture ...........................................................  33
      Modification of Indenture ............................................  33
      Events of Default; Rights upon Event of Default                         33
      Certain Covenants ....................................................  35
      Annual Compliance Statement ..........................................  36
      Indenture Trustee's Annual Report ....................................  36
      Satisfaction and Discharge of Indenture. .............................  36
      The Indenture Trustee ................................................  36

DESCRIPTION OF THE CERTIFICATES ............................................  36
   General .................................................................  36
   Principal and Interest in Respect of the Certificates ...................  37

CERTAIN INFORMATION REGARDING THE SECURITIES ...............................  37
   Fixed Rate Securities ...................................................  37
   Floating Rate Securities ................................................  37
   Book-Entry Registration .................................................  38
   Definitive Securities ...................................................  39
   List of Securityholders .................................................  39
   Reports to Securityholders ..............................................  39

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS .......................  40
   General .................................................................  40
   Sale of Student Loans; Representations and Warranties ...................  40
   Additional Fundings .....................................................  41
   Accounts ................................................................  41

   Servicing Procedures ....................................................  42
   Payments on Student Loans ...............................................  42
   Servicer Covenants ......................................................  42
   Servicer Compensation ...................................................  43
   Distributions ...........................................................  43
   Credit and Cash Flow Enhancement ........................................  44
      General ..............................................................  44
      Reserve Account ......................................................  44
   Statements to Indenture Trustee and Trust ...............................  44
   Evidence as to Compliance ...............................................  45
   Certain Matters Regarding the Servicer ................................... 45
   Servicer Default ......................................................... 46
   Rights upon Servicer Default ............................................. 46
   Waiver of Past Defaults .................................................. 46
   Amendment ................................................................ 47
   Insolvency Event ......................................................... 47
   Payment of Notes ......................................................... 48
   Company Liability ........................................................ 48
   Termination .............................................................. 48
      Optional Redemption ................................................... 48
      Auction of Student Loans .............................................. 48
   Administration Agreement ................................................. 49

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS .................................. 49
   Transfer of Student Loans ................................................ 49
   Consumer Protection Laws ................................................. 50
   Loan Origination and Servicing Procedures Applicable to Student Loans      50
   Student Loans Generally Not Subject to Discharge in Bankruptcy ........... 51

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ..................................... 51

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE ............................. 52
   Tax Characterization of the Trust ........................................ 52
   Tax Consequences to Holders of the Notes ................................. 52
      Treatment of the Notes as Indebtedness ................................ 52
      Original Issue Discount ............................................... 52
      Interest Income on the Notes .......................................... 52
      Optional Election ..................................................... 53
      Sale or Other Disposition ............................................. 53
      Foreign Holders ....................................................... 53
      Backup Withholding .................................................... 54
   Recent Legislation ....................................................... 54
   Tax Consequences to Holders of the Certificates .......................... 54
      Classification as a Partnership ....................................... 54
      Treatment of the Trust as a Partnership ............................... 54
      Partnership Taxation .................................................. 55
      Computation of Income ................................................. 56
      Determining the Bases of Trust Assets ................................. 56

      Discount and Premium .................................................. 56
      Disposition of Certificates ........................................... 56
      Allocations Between Transferors and Transferees ....................... 57
      Section 754 Election .................................................. 57
      Administrative Matters ................................................ 57
      Tax Consequences to Foreign Certificateholders ........................ 58
      Backup Withholding .................................................... 58

TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER OR
   AN AFFILIATE OF THE SELLER ............................................... 58
   Tax Characterization of the Trust ........................................ 58
   Tax Consequences to Holders of the Notes ................................. 58
      Treatment of the Notes as Indebtedness ................................ 58

CERTAIN STATE TAX CONSEQUENCES .............................................. 59
      Tax Consequences with Respect to the Notes ............................ 59
      Tax Consequences with Respect to the Certificates ..................... 59

ERISA CONSIDERATIONS ........................................................ 60
   The Notes ................................................................ 60
   The Certificates ......................................................... 61

PLAN OF DISTRIBUTION ........................................................ 61

LEGAL MATTERS ............................................................... 62

INDEX OF PRINCIPAL DEFINED TERMS ............................................ 63

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this Prospectus are defined elsewhere herein on the pages indicated in the "Index of Principal Terms" which begins on page 62 hereof.

Issuer .......................  With respect to each series of  Securities,  the trust to be formed pursuant to a Trust Agreement (as amended and supplemented from time to time, a "Trust Agreement") among the Seller, the Company and the Eligible Lender Trustee for such Trust (the "Trust" or the "Issuer").

Seller .......................  USAGroup  Secondary  Market  Services,  Inc.,  a
                                   Delaware corporation ("SMS"), as seller (the "Seller"). SMS is an affiliate of the
                                   Servicer and USA Group, Inc. Because the Seller is not eligible to hold legal title to Federal Student Loans, an eligible lender will hold legal title to Federal Student Loans on behalf of the Seller pursuant to a trust agreement between such eligible lender and the Seller. References to the "Seller" herein include the related eligible lender for all purposes involving the holding or transfer of legal title to the Student Loans.

Servicer .....................  USAGroup  Loan   Services,   Inc.,   a  Delaware
                                   non-profit corporation ("Loan Services"), as servicer, or such other servicer as is specified in the related Prospectus Supplement (the "Servicer"). Loan Services is an affiliate of SMS and USA Group, Inc.

Eligible Lender Trustee.......  For each trust,  such entity as is  specified as the Eligible  Lender  Trustee in the related
                                    Prospectus Supplement.

Indenture Trustee ............  With respect to each series of  Securities,  the
                                    Indenture  Trustee  specified in the related
                                    Prospectus Supplement under an Indenture between the Trust and the related Indenture Trustee (as amended and supplemented from time to time, an "Indenture").

Administrator ................  SMS in  its  capacity  as   administrator   (the
                                    "Administrator").

Company ......................  An  affiliate  of the Seller to be  specified in the related Prospectus Supplement.

The Notes ....................  Each series of Securities  will  include  one or more classes of Notes, which will be issued pursuant to the Indenture.

                                Unless   otherwise   specified  in  the  related
                                    Prospectus   Supplement,   Notes   will   be
                                    available for purchase in  denominations  of
                                    $1,000 and  integral  multiples  thereof and
                                    will be available in  book-entry  form only.
                                    Unless  otherwise  specified  in the related
                                    Prospectus  Supplement,  Noteholders will be
                                    able to receive Definitive Notes only in the
                                    limited circumstances described herein or in
                                    the  related  Prospectus   Supplement.   See
                                    "Certain    Information     Regarding    the
                                    Securities--Definitive Securities".

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                Unless   otherwise   specified  in  the  related
                                    Prospectus  Supplement,  each class of Notes
                                    will have a stated principal amount and will
                                    bear  interest at a specified  rate or rates
                                    (with  respect to each  class of Notes,  the
                                    "Interest  Rate").  Each  class of Notes may
                                    have a different Interest Rate, which may be
                                    a fixed,  variable  or  adjustable  Interest
                                    Rate, or any  combination  of the foregoing.
                                    The  related   Prospectus   Supplement  will
                                    specify the Interest Rate for each class of Notes or the method for determining the Interest Rate.

                                With respect to a series  that  includes  two or
                                    more classes of Notes, each class may differ
                                    as  to  timing  and  priority  of  payments,
                                    seniority,  allocations of losses,  Interest
                                    Rate or amount of payments of  principal  or
                                    interest,   or  payments  of   principal  or
                                    interest in respect of any such class or classes may or may not be made upon the occurrence of specified events.

The Certificates .............  Each series of Securities will, unless otherwise
                                    specified   in   the   related    Prospectus
                                    Supplement, include one or more classes of Certificates which will be issued pursuant to the related Trust Agreement.

                                Unless   otherwise   specified  in  the  related
                                    Prospectus Supplement,  Certificates will be
                                    available   for   purchase   in  a   minimum
                                    denomination   of  $1,000  and  in  integral
                                    multiples  of $1,000 in excess  thereof  and
                                    will be available in book-entry form. Unless
                                    otherwise    specified    in   the   related
                                    Prospectus  Supplement,   Certificateholders
                                    will   be   able   to   receive   Definitive
                                    Certificates    only    in    the    limited
                                    circumstances  described  herein  or in  the
                                    related Prospectus Supplement.  See "Certain
                                    Information           Regarding          the
                                    Securities--Definitive Securities".

                                Unless   otherwise   specified  in  the  related
                                    Prospectus   Supplement,   each   class   of
                                    Certificates will have a stated  Certificate
                                    Balance specified in the related  Prospectus
                                    Supplement (the  "Certificate  Balance") and
                                    will  accrue  interest  on such  Certificate
                                    Balance at a specified rate (with respect to
                                    each    class    of    Certificates,     the
                                    "Pass-Through    Rate").   Each   class   of
                                    Certificates    may    have   a    different
                                    Pass-Through  Rate,  which  may be a  fixed,
                                    variable or adjustable  Pass-Through Rate or
                                    any   combination  of  the  foregoing.   The
                                    related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining the Pass-Through Rate.

                                With respect to a series  that  includes  two or
                                    more classes of Certificates, each class may
                                    differ  as  to  timing   and   priority   of
                                    distributions,   seniority,  allocations  of
                                    losses,   Pass-Through  Rate  or  amount  of
                                    distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                To the extent specified in the related Prospectus Supplement, distributions in respect of the Certificates may be
                                    subordinated   in  priority  of  payment  to
                                    payments on the Notes.

Assets of the Trust ..........  The assets of each Trust will  include a pool of student loans  consisting of education loans
                                    to   students   and   parents  of   students
                                    ("Federal   Student   Loans"   or   "Student
                                    Loans"),   which  will  include   rights  to
                                    receive  payments  made with respect to such
                                    Student Loans and the proceeds  thereof.  On
                                    or prior to the Closing  Date  specified  in
                                    the  related   Prospectus   Supplement  with
                                    respect to a Trust (a "Closing  Date"),  the
                                    Seller  will sell  Student  Loans  having an
                                    aggregate principal balance specified in the
                                    related Prospectus Supplement as of the date
                                    specified  therein (a "Cutoff Date"), to the
                                    Eligible  Lender  Trustee  on  behalf of the
                                    Trust  pursuant to a Loan Sale Agreement (as
                                    amended and supplemented  from time to time,
                                    a "Loan Sale  Agreement")  among the Seller,
                                    the related  Trust and the related  Eligible
                                    Lender  Trustee.  The property of each Trust
                                    will also  include  amounts  on  deposit  in
                                    certain   trust   accounts,   including  the
                                    related  Collection  Account,   any  Reserve
                                    Account,   any  Pre-Funding   Account,   any
                                    Collateral   Reinvestment  Account  and  any
                                    other account  identified in the  applicable
                                    Prospectus Supplement.

                                The Student  Loans  sold  to any  Trust  will be
                                    selected   from   Student   Loans  owned  or
                                    controlled  by the Seller  based on criteria
                                    specified  in  the   applicable   Loan  Sale
                                    Agreement and described herein and in the related Prospectus Supplement.

                                Each Student  Loan  sold  to  any  Trust   will,
                                    subject   to   compliance    with   specific
                                    origination    and   servicing    procedures
                                    prescribed    by   federal   and   guarantor
                                    regulations, be guaranteed as to the payment
                                    of  principal  and  interest  by a state  or
                                    private   non-profit   guarantor   (each,  a
                                    "Federal  Guarantor" or "Guarantor"),  which
                                    Guarantor is reinsured by the  Department of
                                    Education (the "Department") for between 80%
                                    and 100% of the  amount  of  default  claims
                                    paid by such Federal  Guarantor  for a given
                                    federal  fiscal  year  for  loans  disbursed
                                    prior to October 1, 1993,  for 78% to 98% of
                                    default  claims paid for loans  disbursed on
                                    or after  October 1,  1993,  and for 100% of
                                    death, disability, bankruptcy, closed school
                                    and false certification claims paid. Amounts
                                    paid  by  a   Guarantor   pursuant   to  its
                                    guarantee   are   herein   referred   to  as
                                    "Guarantee  Payments".  See "Federal  Family
                                    Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors".

                                If so provided in the related Prospectus Supplement, during the period (the "Funding Period") from the Closing Date until the first to occur of (i) the amount on deposit in the Pre-Funding Account being less than an amount specified in the related Prospectus Supplement, (ii) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Loan Servicing Agreement or an Administrator Default

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     occurring    under    the    Administration
                                     Agreement,    (iii)   certain   events   of
                                     insolvency occurring with respect to SMS or
                                     (iv) the last day of the Collection  Period
                                     preceding a Distribution  Date specified in
                                     the  related  Prospectus   Supplement,   an
                                     account will be  maintained  in the name of
                                     the  Indenture  Trustee  (the  "Pre-Funding
                                     Account").  The  amount on  deposit  in the
                                     Pre-Funding   Account   (the   "Pre-Funding
                                     Amount") on the Closing Date will equal an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and, during the Funding Period, will be reduced from time to time by the amount thereof used to make Additional Fundings.

                                In addition, if so provided in the related Prospectus Supplement, in lieu of a Funding Period, during the period (the "Revolving Period") from the Closing Date until the first to occur of (i) an event described in clauses (ii) or (iii) of the preceding paragraph or such additional event or events as are described in the related Prospectus Supplement as having such effect (each, an "Early Amortization Event") or (ii) the last day of the Collection Period preceding a Distribution Date specified in the related Prospectus Supplement, an account will be maintained in the name of the Indenture Trustee (the "Collateral Reinvestment Account"). The amount on deposit in the Collateral Reinvestment Account on the Closing Date may, if so specified in the related Prospectus Supplement, include (a) an amount specified in the related Prospectus Supplement (which will be deposited out of the net proceeds of the sale of the related Securities) and (b) during the Revolving Period, principal will not be distributed on the Securities of the related series and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Student Loans that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used to make Additional Fundings.

                                Additional  Fundings will consist of one or more
                                    of the following, in each case if and to the
                                    extent  specified in the related  Prospectus
                                    Supplement:   (i)   interest   payments   to
                                    Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans; (ii) payments to purchase from the Seller under certain circumstances certain additional Student Loans, in the case of a Funding Period, made to borrowers who have existing Student Loans that are part of the pool of Student Loans of a series as of the Cutoff Date ("Existing Borrowers") and, in the case of a Revolving Period, made to borrowers which may include, but will not be limited to, borrowers who at the time of such purchase by the Trust have existing Student Loans that are part of such pool;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    and (iii)  payments to fund the  origination
                                    by   the   related   Trust   under   certain
                                    circumstances of certain  additional Student
                                    Loans, in the case of a Funding Period, made
                                    to Existing  Borrowers and, in the case of a
                                    Revolving  Period,  made to borrowers who at
                                    the time of such  origination  have existing
                                    Student  Loans that are part of the  related
                                    pool.   If  so   provided   in  the  related
                                    Prospectus  Supplement,  Additional Fundings
                                    may  continue  to occur  after  the  Funding
                                    Period  or  Revolving   Period.   Additional
                                    Fundings  occurring after the Funding Period
                                    or  Revolving  Period  will be  funded  from
                                    distributions  on the related  Student Loans
                                    in  the  manner  specified  in  the  related
                                    Prospectus  Supplement.  See "Description of
                                    the       Transfer       and       Servicing
                                    Agreements--Additional Fundings".

Guarantors ...................  Each Student  Loan  sold  to  any  Trust   will,
                                    subject   to   compliance    with   specific
                                    origination    and   servicing    procedures
                                    prescribed    by   federal   and   guarantor
                                    regulations, be guaranteed as to the payment
                                    of  principal  and  interest  by  a  Federal
                                    Guarantor,   which   Federal   Guarantor  is
                                    reinsured by the  Department for between 80%
                                    and 100% of the  amount  of  default  claims
                                    paid by such Federal  Guarantor  for a given
                                    federal  fiscal  year  for  loans  disbursed
                                    prior to October 1, 1993,  for 78% to 98% of
                                    default  claims  for loans  disbursed  on or
                                    after  October  1,  1993,  and  for  100% of
                                    death, disability, bankruptcy, closed school
                                    and false  certification  claims  paid.  See
                                    "Federal      Family      Education     Loan
                                    Program--Federal  Guarantors" and "--Federal
                                    Insurance   and   Reinsurance   of   Federal
                                    Guarantors".

Credit and Cash Flow
  Enhancement ................  If  and to the extent  specified  in the related
                                    Prospectus  Supplement,  credit or cash flow
                                    enhancement  with  respect to a Trust or any
                                    class or classes of  Securities  may include
                                    any   one  or   more   of   the   following:
                                    subordination  of one or more other  classes
                                    of    Securities,    a   Reserve    Account,
                                    over-collateralization,  letters  of credit,
                                    credit  or  liquidity   facilities,   surety
                                    bonds,   guaranteed   investment  contracts,
                                    repurchase  obligations,   other  agreements
                                    with  respect  to third  party  payments  or
                                    other   support,   cash  deposits  or  other
                                    arrangements.  Any  form of  credit  or cash
                                    flow    enhancement    may   have    certain
                                    limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement.

Reserve Account ..............  If  so  specified  in  the  related   Prospectus
                                    Supplement,  an  account  in the name of the
                                    related   Indenture  Trustee  (the  "Reserve
                                    Account") will be established and maintained
                                    by  the  Administrator  with  the  Indenture
                                    Trustee in accordance with the directions of
                                    the  Administrator  and  will be an asset of
                                    the   applicable   Trust.   To  the   extent
                                    specified   in   the   related    Prospectus
                                    Supplement,  the Seller will make an initial
                                    deposit  into  the  Reserve  Account  on the
                                    Closing  Date  having  a value  equal to the
                                    amount    specified   in   the    Prospectus
                                    Supplement  (the  "Reserve  Account  Initial
                                    Deposit");   the  Reserve   Account  Initial
                                    Deposit    will   be   augmented   on   each
                                    Distribution  Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    by the deposit  into the Reserve  Account of
                                    any  remaining   Available  Funds  for  such
                                    Distribution  Date. See  "Description of the
                                    Transfer            and            Servicing
                                    Agreements--Distributions"  in  the  related
                                    Prospectus Supplement.

                                Amounts in the Reserve Account will be available
                                    to cover  shortfalls  in amounts  due to the
                                    holders  of  those   classes  of  Securities
                                    specified   in   the   related    Prospectus
                                    Supplement  in  the  manner  and  under  the
                                    circumstances specified therein. The related
                                    Prospectus  Supplement  will also specify to
                                    whom and the manner and circumstances  under
                                    which  amounts  on  deposit  in the  Reserve
                                    Account  (after  giving  effect to all other
                                    required  distributions  to be  made  by the
                                    applicable Trust) in excess of the Specified
                                    Reserve  Account  Balance (as defined in the
                                    related   Prospectus   Supplement)  will  be
                                    distributed.

Transfer and Servicing
  Agreements .................  With respect to each Trust, the Seller will sell the  related  Student  Loans  to such  Trust
                                    pursuant to a Loan Sale Agreement,  with the
                                    related   Eligible  Lender  Trustee  holding
                                    legal title thereto. The rights and benefits
                                    of  such  Trust  and  the  Eligible   Lender
                                    Trustee under the Loan Sale  Agreement  will
                                    be  assigned  to the  Indenture  Trustee  as
                                    collateral  for  the  Notes  of the  related
                                    series.   Pursuant   to  a  Loan   Servicing
                                    Agreement   between  the  Servicer  and  the
                                    Eligible Lender Trustee (the "Loan Servicing
                                    Agreement"),  the  Servicer  will agree with
                                    such Trust to be responsible  for servicing,
                                    managing and maintaining the custody of, and
                                    making  collections  on, the pool of Student
                                    Loans  and  preparing  and  filing  with the
                                    Department   and  the   applicable   Federal
                                    Guarantor  all  appropriate  claim forms and
                                    other documents and filings on behalf of the
                                    Eligible  Lender  Trustee  in order to claim
                                    the  Interest  Subsidy  Payments and Special
                                    Allowance  Payments  from the  Department in
                                    respect  of  the   Federal   Student   Loans
                                    entitled   thereto.    In   addition,    the
                                    Administrator    will   undertake    certain
                                    administrative duties with respect to such Trust under an Administration Agreement.

                                Unless   otherwise   specified  in  the  related
                                    Prospectus  Supplement,  the Seller  will be
                                    obligated   under  the  related   Loan  Sale
                                    Agreement  to  repurchase,  and the Servicer
                                    will be  obligated  under the  related  Loan
                                    Servicing   Agreement  to  arrange  for  the
                                    purchase   of,  any  Student   Loan  if  the
                                    interest of such Trust therein is materially
                                    adversely   affected  by  a  breach  of  any
                                    representation,    warranty    or   covenant
                                    (including   the   Servicer's   covenant  to
                                    service all the Student  Loans in accordance
                                    with  applicable   laws,   restrictions  and
                                    guidelines)   made  by  the  Seller  or  the
                                    Servicer,  as the case may be, with  respect
                                    to the Student Loans,  if the breach has not
                                    been cured  following  the  discovery  by or
                                    notice to the Seller or the Servicer, as the
                                    case  may  be,  of  the   breach  (it  being
                                    understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have a material adverse effect for this purpose). In the event that Notes of any series remain outstanding and there is a

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    dispute  regarding  whether the interests of
                                    the related Trust are  materially  adversely
                                    affected   by   any   such    breach,    the
                                    determination as to whether the interests of
                                    such Trust are so  affected  will be made by
                                    the Indenture  Trustee.  In such event,  the
                                    determination of the Indenture  Trustee will
                                    be   dispositive.    In   the   event   only
                                    Certificates  remain  outstanding,  any such
                                    determination  will be made by the  Eligible
                                    Lender Trustee and its determination will be
                                    dispositive. In addition, if so specified in
                                    the  related  Prospectus   Supplement,   the
                                    Seller or the Servicer,  as the case may be,
                                    will be obligated  to  reimburse  such Trust
                                    for  any   accrued   interest   amounts  not
                                    guaranteed  by a  Guarantor  due to,  or any
                                    Interest   Subsidy   Payments   or   Special
                                    Allowance Payments lost as a result of, a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to any Student Loan. The liability of the Seller or the Servicer, as the case may be, will not exceed the amount that the Guarantor would have paid if the Student Loan had been accepted and paid by the Guarantor as a claim.

                                Unless   otherwise   specified  in  the  related
                                    Prospectus  Supplement,  the  Servicer  will
                                    receive a fee (the "Servicing Fee") equal to
                                    a specified  percentage of the Pool Balance,
                                    as  set  forth  in  the  related  Prospectus
                                    Supplement,    together   with   any   other
                                    administrative   fees  and  similar  charges
                                    specified   in   the   related    Prospectus
                                    Supplement.   The   Servicing  Fee  will  be
                                    payable out of  Available  Funds and amounts
                                    on  deposit  in the  Reserve  Account on the
                                    dates  specified  in the related  Prospectus
                                    Supplement. See "Description of the Transfer
                                    and     Servicing      Agreements--Servicing
                                    Compensation"  herein  and  in  the  related
                                    Prospectus Supplement.

Termination ..................  The obligations of the Seller, the Servicer, the
                                    Administrator,  the Eligible  Lender Trustee
                                    and  the  Indenture  Trustee  relating  to a
                                    particular Trust will terminate upon (i) the
                                    maturity  or other  liquidation  of the last
                                    Student   Loan   in  such   Trust   and  the
                                    disposition  of  any  amount  received  upon
                                    liquidation  of any such  remaining  Student
                                    Loans,   and   (ii)  the   payment   to  the
                                    Noteholders  and the  Certificateholders  of
                                    the related  series of all amounts  required
                                    to be paid to them. See  "Description of the
                                    Transfer            and            Servicing
                                    Agreements--Termination".

Optional Redemption ..........  If  the Seller or any other  party  named in the related Prospectus  Supplement exercises its
                                    option to purchase  the  Student  Loans of a
                                    Trust in the  manner  and on the  respective
                                    terms   and   conditions   described   under
                                    "Description  of the Transfer and  Servicing
                                    Agreements--Termination--Optional
                                    Redemption", the outstanding Notes will be redeemed and the Certificateholders will receive a distribution as set forth in the related Prospectus Supplement.

Mandatory Redemption .........  To  the  extent  that  amounts on deposit in any
                                    Pre-Funding     Account    or     Collateral
                                    Reinvestment Account for a series have not been fully applied to Additional Fundings by the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Trust by the end of the  Funding  Period  or
                                    Revolving Period, respectively,  the related
                                    Noteholders  may receive as a prepayment  of
                                    principal  an  amount  equal  to the  amount
                                    remaining    in   such    account   on   the
                                    Distribution Date

Auction of Student Loans .....  If  so  provided   in  the  related   Prospectus
                                    Supplement, all remaining Student Loans held
                                    by a Trust will be  offered  for sale by the
                                    Indenture  Trustee on any Distribution  Date
                                    occurring  on or after a date  specified  in
                                    such Prospectus  Supplement.  The Seller and
                                    related or unrelated third parties may offer
                                    bids for such Student  Loans.  The Indenture
                                    Trustee will accept the highest bid equal to
                                    or  in  excess  of  the  aggregate  Purchase
                                    Amounts of such Student  Loans as of the end
                                    of   the   Collection   Period   immediately
                                    preceding the related Distribution Date. The
                                    proceeds of such sale will be used to redeem
                                    all related  Notes and to retire the related
                                    Certificates.   See   "Description   of  the
                                    Transfer            and            Servicing
                                    Agreements--Termination--Auction  of Student
                                    Loans".

Tax Considerations ...........  Upon the issuance of each series of  Securities, except as otherwise  provided in the related
                                    Prospectus  Supplement,  Brown  & Wood  LLP,
                                    federal tax counsel to the applicable  Trust
                                    and  counsel to the  Underwriters  ("Federal
                                    Tax  Counsel"),  will  deliver an opinion to
                                    the  effect  that,  for  federal  income tax
                                    purposes:  (i) the Notes of such series will
                                    be  or,  in   certain   cases,   should  be,
                                    characterized as debt, and (ii) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

                                Unless  otherwise  specified  in the  applicable
                                    Prospectus Supplement,  each Noteholder,  by
                                    the  acceptance of a Note of a given series,
                                    will   agree   to   treat   such   Note   as
                                    indebtedness, and each Certificateholder, if
                                    any, by the acceptance of a Certificate of a
                                    given  series,   will  agree  to  treat  the
                                    related Trust as a partnership in which such
                                    Certificateholder  is a partner  for federal
                                    income and state  income  tax and  franchise
                                    tax purposes.  Alternative characterizations
                                    of such  Trust  and  such  Certificates  are
                                    possible, but would not result in materially
                                    adverse      tax       consequences       to
                                    Certificateholders.

                                Due to the method of  allocation of Trust income
                                    to  the   Certificateholders,   cash   basis
                                    holders may, in effect be required to report
                                    income from the  Certificates  on an accrual
                                    basis. In addition,  because tax allocations
                                    and tax reporting  will be done on a uniform
                                    basis,   but   Certificateholders   may   be
                                    purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

                                The Trust  with   respect  to  each   series  of
                                    Securities will be established under the laws of the state specified in the related Prospectus Supplement and will be managed by

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    the  Administrator  in the State of Indiana.
                                    See    "Certain     Federal    Income    Tax
                                    Consequences"  for  additional   information
                                    concerning the application of federal tax laws with respect to the Notes and the Certificates.

ERISA Considerations .........  Unless   otherwise   specified  in  the  related
                                    Prospectus   Supplement,   subject   to  the
                                    considerations    discussed   under   "ERISA
                                    Considerations" herein, the Notes of each series are eligible for purchase by employee benefit plans.

                                Unless   otherwise   specified  in  the  related
                                    Prospectus Supplement, the Certificates may not be acquired by any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or by any individual retirement account. See "ERISA Considerations".

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates. The Act, including the implementing regulations thereunder, requires lenders making and servicing Federal Student Loans and guarantors guaranteeing Federal Student Loans to follow specified procedures, including due diligence procedures, to ensure that the Federal Student Loans are properly made and disbursed to, and repaid on a timely basis by or on behalf of, borrowers. Certain of those procedures, which are specifically set forth in the Act, are summarized herein. See "The Student Loan Pools--Servicing and Collections Process", "Federal Family Education Loan Program" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under the Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, the lender must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent.

      With respect to each series of Securities, the Servicer will agree, pursuant to the related Loan Servicing Agreement, to perform servicing and collection procedures on behalf of each Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans may result in the Department's refusal to make reinsurance payments to the Federal Guarantor or to make Interest Subsidy Payments and Special Allowance Payments to the related Eligible Lender Trustee with respect to such Federal Student Loans or in the Federal Guarantor's refusal to honor its Guarantee Agreements with the related Eligible Lender Trustee with respect to such Federal Student Loans. Failure of the Federal Guarantor to receive reinsurance payments from the Department could adversely affect the Federal Guarantor's ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee. Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds for any Collection Period and the Trust's ability to pay principal and interest on the related Notes and Certificates.

      If a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to a Federal Student Loan has a material adverse effect on the interest of the related Trust therein and such breach is not cured within any applicable cure period, unless otherwise specified in the Prospectus Supplement, with respect to a given series of Securities such Trust will have the right under the related Loan Sale Agreement and Loan Servicing Agreement to cause the Seller to repurchase, or the Servicer to arrange for the purchase of, such Federal Student Loan. In addition, unless otherwise specified in the Prospectus Supplement with respect to a given series of Securities, each Trust will have the right, under certain circumstances specified in the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller or the Servicer, as the case may be, to reimburse such Trust for any accrued interest amounts not guaranteed by a Federal Guarantor, or any Interest Subsidy Payments and Special Allowance Payments lost with respect to a Federal Student Loan as a result of a breach of the Seller's representations and warranties or the Servicer's covenants, as the case may be, with respect to such Federal Student Loan. The repurchase and reimbursement obligations of the Seller and the Servicer will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders or the related Noteholders for any such uncured breach. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". There can be no assurance, however, that the Seller will have the financial resources, or the Servicer will have the ability, to meet these obligations. The failure of the Seller so to repurchase, or the Servicer so to arrange for the repurchase of, a Federal Student Loan would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of such Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under such Indenture or permit the exercise of remedies thereunder.

      On April 29, 1994, the Department published regulations amending the Student Assistance General Provisions and Federal Family Education Loan Program regulations effective July 1, 1994. These regulations (which were published in final form on November 29, 1994), among other things, establish requirements governing contracts between holders of Federal Student Loans and third-party servicers, establish standards of administrative and financial responsibility for third-party servicers that administer any aspect of a guarantor's or lender's participation in the Federal Family Education Loan Program, and establish sanctions for third-party servicers.

      Under these regulations, a third-party servicer such as the Servicer is jointly and severally liable with its client lenders for liabilities to the Department arising from the servicer's violation of applicable requirements. In addition, if a servicer fails to meet standards of financial responsibility or administrative capability included in the new regulations, or violates other Federal Family Education Loan Program requirements, the new regulations may authorize the Department to fine the servicer or limit, suspend or terminate the servicer's eligibility to contract to service Federal Student Loans. The effect of such a limitation, suspension or termination on a servicer's eligibility to service loans already on its system, or to accept new loans for servicing under existing contracts, is unclear. No assurance exists that the Servicer will not be held liable by the Department for liabilities arising out of its Federal Family Education Loan Program activities for a Trust or other client lenders, or that its eligibility will not be limited, suspended, or terminated in the future. If the Servicer were so held liable or its eligibility limited, suspended or terminated, its ability to properly service Student Loans and to satisfy its obligation to arrange the purchase of loans as to which it breaches its covenants under the applicable Servicing Agreement could be adversely affected. In such event, a Servicer Default under the related Servicing
Agreement could occur resulting in the removal of the Servicer and the appointment of a substitute Servicer by the Indenture Trustee or the holders of Notes of the related series evidencing not less than 75% in principal amount of such then outstanding Notes. See "Description of the Transfer and Servicing Agreements--Rights Upon Servicer Default".

      Variability of Actual Cash Flows; Risk of Shortfalls to Holders of Notes and Certificates Resulting from Inability of Related Indenture Trustee to Liquidate Student Loans. Amounts received with respect to the Student Loans for a particular Collection Period may vary greatly in both timing and amount from the payments actually due on the Student Loans as of such Collection Period for a variety of economic, social and other factors, including both individual factors, such as additional periods of deferral or forbearance prior to or after a borrower's commencement of repayment, and general factors, such as a general economic downturn which could increase the amount of defaulted Student Loans. Failures by borrowers to pay timely the principal and interest on the Student Loans will affect the amount of Available Funds on a Distribution Date, which may reduce the amount of principal and interest paid to the Securityholders of the related series on such Distribution Date. Moreover, failures by student loan borrowers generally to pay timely the principal and interest due on their student loans could obligate the related Federal Guarantor to make payments thereon, which could adversely affect the solvency of the Federal Guarantor and its ability to meet its guarantee obligations (including with respect to the Student Loans). The inability of any Federal Guarantor to meet its guarantee obligations could reduce the amount of principal and interest paid to the Securityholders of the related series on a Distribution Date. The effect of such factors, including the effect on a Federal Guarantor's ability to meet its guarantee obligations with respect to the Student Loans, on a Trust's ability to pay principal and interest with respect to the Securities, is impossible to predict. Pursuant to the 1992 Amendments, under Section 432(o) of the Act, if the Department has determined that a Federal Guarantor is unable to meet its insurance obligations, the loan holder may submit claims directly to the Department and the Department is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those of the Federal Guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon the Department making the determination referred to above. There can be no assurance that the Department would ever make such a determination with respect to a Federal Guarantor or, if such a determination was made, whether such determination or the ultimate payment of such guarantee claims would be made in a timely manner.

      If an Event of Default occurs under the related Indenture, subject to certain conditions, the related Indenture Trustee is authorized, without the consent of the Certificateholders of the related series, to sell the Student Loans pledged thereunder. There can be no assurance, however, that the related Indenture Trustee will be able to find a purchaser for the Student Loans in a timely manner or that the market value of such Student Loans would be equal to the aggregate outstanding principal amount of the Securities and accrued interest thereon. If the proceeds of any such sale, together with amounts then available in any Reserve Account or pursuant to any other credit enhancement specified as being available therefor in the related Prospectus Supplement, do not exceed the aggregate outstanding principal amount of Notes and accrued interest thereon, the Noteholders of the related series will suffer a loss. In such circumstances, the Certificateholders, to the extent the Certificates of such series are subordinated to the Notes of such series, will also suffer a loss.

      Unsecured Nature of Student Loans; Risk that Financial Status of a Federal Guarantor Will Affect Its Ability to Make Guarantee Payments. The Act requires all Student Loans to be unsecured. As a result, the only security for payment of the Student Loans are the Guarantee Agreements between the related Eligible Lender Trustee and the Guarantors. A deterioration in the financial status of the Guarantors and their ability to honor guarantee claims with respect to the Student Loans could result in a failure by the Guarantor to make Guarantee Payments to such Eligible Lender Trustee. One of the primary causes of a possible deterioration in a Guarantor's financial status is the amount and percentage of defaulting Student Loans guaranteed by a Federal Guarantor. Moreover, to the extent that default reimbursement claims submitted by a Federal Guarantor for any fiscal year exceed certain specified levels, the Department's obligation to reimburse the Federal Guarantor for default claim losses is reduced on a sliding scale from 100% to a minimum of 80% (98% to 78%, respectively, for default claim losses for Federal Student Loans made on or after October 1, 1993). Death, disability, bankruptcy, closed school and false certification claims are reimbursed 100% by the Department. No assurance exists that any Guarantor will have the financial resources to make all Guarantee Payments to a given Trust in respect of the related Student Loans that may arise from time to time. See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors".

      Default Risk on Certain Financed Student Loans. Under the Omnibus Budget Reconciliation Act of 1993, Financed Student Loans first disbursed on or after October 1, 1993 are 98% insured by the applicable Guarantor. As a result, to the extent a borrower under such a Financed Student Loan defaults, the Trust will experience a loss of 2% of outstanding principal and accrued interest on each such Financed Student Loan. A defaulted loan will be fully assigned to the applicable Guarantor in exchange for a guarantee payment on the 98% guaranteed portion and the Trust may have no right thereafter to pursue the borrower for the 2% unguaranteed portion. Financed Student Loans continue to be 100% guaranteed in the event of death, disability or bankruptcy of the related borrower and a closing of or false certification by the borrower's school regardless of disbursement date.

      Fees  Payable  on  Certain  Financed  Student  Loans.  Under  the  Federal
Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% of the outstanding principal balance on the last day of each month, plus accrued interest thereon, of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders or the Certificateholders, will reduce the amount of funds which would otherwise be available to make distributions on the Securities and will reduce the Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Funding Period), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of such Federal Origination Fee will be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover such fee. If such amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to Noteholders or Certificateholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets, will further reduce the amount of Available Funds (or Monthly Available Funds) from which payments to Noteholders and Certificateholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Student Loan Rate.

      Risk that Change in Law Will Adversely Affect Student Loans, Guarantors, the Seller or the Servicer. No assurance can be made that the Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder will not be amended or modified in the future in a manner that will adversely impact the programs described in this Prospectus and the guaranteed student loans made thereunder, including the Student Loans, the Guarantors, the Seller or the Servicer. In addition, existing legislation and future measures to reduce the federal budget deficit or for other purposes may adversely affect the amount and nature of federal financial assistance available with respect to these programs. In recent years, federal budget legislation has provided for the recovery of certain funds held by the Federal Guarantors in order to achieve reductions in federal spending. No assurance can be made that future federal budget legislation or administrative actions will not adversely affect expenditures by the Department or the financial condition of the Federal Guarantors, the Seller or the Servicer.

      Increased Fees; Decreased Assistance. On August 10, 1993, President Clinton signed the Omnibus Budget Reconciliation Act of 1993 (the "1993 Act"), which made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Student Loans certain fees and affecting the Department's financial assistance to Federal Guarantors, including reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the premiums and default collections that Federal Guarantors are entitled to receive and/or retain and permitting the Department to reduce administrative fees it pays to Federal Guarantors.

      Impact of Direct Lending. In addition, the 1993 Act contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs. The volume of new Student Loans held and serviced by SMS and the Servicer may decrease due to the new program. Such entities have not experienced such a reduction to date and any such reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, SMS or the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held and serviced by SMS and the Servicer is reduced. Such cost increases could affect the ability of the Seller or the Servicer to satisfy their respective obligations to repurchase Student Loans in the event of certain breaches of its representations and warranties as Seller or of its covenants as Servicer and, in the case of the Servicer, to service the Student Loans. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Such volume reductions could also reduce revenues received by the Federal Guarantors that are available to pay claims on defaulted Federal Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans.

      Reserves. The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

      Risks Resulting from Subordination of Principal and Interest Payments; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates of a series may be subordinated in priority of payment to interest and principal due on the Notes of such series and distributions of interest and principal of certain classes of Notes of a series may be subordinated in priority of payment to interest and principal due on other classes of Notes of such series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Student Loans and, to the extent provided in the related Prospectus Supplement, a Reserve Account and any other credit enhancement. The Notes of any series will represent obligations solely of, and the Certificates of such series will represent interests solely in, the related Trust and neither the Notes nor the Certificates of such series will be insured or guaranteed by the Seller, the Servicer, the Guarantors, the applicable Eligible Lender Trustee, the applicable Indenture Trustee or any other person or entity. Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Student Loans and, if and to the extent available, amounts on deposit in the Reserve Account (if any) and other credit enhancement (if any), all as specified in the related Prospectus Supplement.

      Risk Resulting from Use of the Pre-Funding Account or Collateral Reinvestment Account to Make Additional Fundings. The use of a Pre-Funding Account or Collateral Reinvestment Account to add Student Loans to a Trust after the applicable Closing Date will cause the aggregate characteristics of the entire pool of Student Loans with respect to such Trust, including, if and to the extent set forth in the related Prospectus Supplement, the composition of such pool and, in the case of a Revolving Period, of the borrowers thereof, the applicable Guarantors thereof (if, as may be so specified in the related Prospectus Supplement, the Guarantors with respect to Student Loans added after the Closing Date may include Guarantors other than those represented in such pool as of the Closing Date and named in such Prospectus Supplement) and the distribution by loan type, interest rate, principal balance and remaining term to stated maturity to vary, possibly significantly, from those of the applicable pool as existing on the Closing Date and described in the related Prospectus Supplement.

      If, as to any series for which a Pre-Funding Account or Collateral Reinvestment Account is provided, the sum of (i) the principal amount, plus accrued interest thereon to be capitalized upon repayment, of eligible Student Loans acquired by or originated on behalf of the related Trust during the Funding Period or Revolving Period, as the case may be, less the principal amount of the Student Loans sold to the Seller or prepaid by the related Trust during such applicable period in connection with the making of Federal Consolidation Loans or such other types of Student Loans as may be specified in the related Prospectus Supplement, and (ii) the amount of interest on the Student Loans capitalized and not paid currently by or on behalf of the borrowers during such applicable period is less, in the case of the Funding Period, than the Pre-Funded Amount or, in the case of the Revolving Period, than the amount on deposit in the Collateral Reinvestment Account at the end of the Revolving Period, the related Trust will have insufficient opportunities to make Additional Fundings during the Funding Period or Revolving Period, as the case may be, thereby resulting in a prepayment of principal to Noteholders or Certificateholders as described in the following paragraph. In addition, as to any series for which a Collateral Reinvestment Account is provided, the making of Additional Fundings during the Revolving Period at a rate lower than that expected by the Seller could cause a build-up of funds in the Collateral Reinvestment Account at such a level as to cause an Early Amortization Event, also thereby resulting in a prepayment of principal to Noteholders as described in the following paragraph. Also, any conveyance of Student Loans to a Trust through Additional Fundings is subject to the following conditions, among others: (i) each such Student Loan must satisfy the eligibility criteria specified in the related Loan Sale Agreement; and (ii) the Seller will not select such Student Loans in a manner that it believes is materially adverse to the interests of the related Noteholders or the Certificateholders.

      To the extent that amounts on deposit in the Pre-Funding Account or Collateral Reinvestment Account for a series have not been fully applied to Additional Fundings by the Trust by the end of the Funding Period or Revolving Period, as the case may be, the related Noteholders or Certificateholders may receive as a prepayment of principal an amount equal to the amount remaining in the Pre-Funding Account or Collateral Reinvestment Account, as the case may be, on the Distribution Date immediately following the end of such period. It is anticipated that, in the case of each series, the amount of Additional Fundings made by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account or Collateral Reinvestment Account, as the case may be, and that therefore there may be at least a nominal amount of principal prepaid to the Noteholders or Certificateholders. In addition, various events (including, in the case of a Revolving Period, Early Amortization Events) could cause any Funding Period or Revolving Period to end prior to the last day of the Collection Period set forth in the related Prospectus Supplement. See also "Risk Factors--Maturity and Prepayment Considerations" in the related Prospectus Supplement regarding the risk to Noteholders and/or Certificateholders of prepayments in connection with the making of Federal Consolidation Loans both during and after the Funding Period or Revolving Period, as the case may be.

      In no event will the prefunded amount deposited in a Pre-Funding Account on the Closing Date exceed 25% of the initial aggregate principal amount of the Notes and the Certificates of the related series of Securities. No Funding Period for a Pre-Funding Account will end more than one year after the related Closing Date.

      Maturity and Prepayment Considerations. All the Student Loans are prepayable at any time. (For this purpose the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation
Loans) and liquidations due to default (including receipt of Guarantee Payments). The rate of prepayments on the Student Loans may be influenced by a variety of economic, social and other factors affecting borrowers, including interest rates and the availability of alternative financing. In addition, unless otherwise specified in the Prospectus Supplement for a given series of Securities, the Seller or the Servicer will be obligated, under certain circumstances, to purchase or arrange for the purchase of Student Loans from the Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of their respective representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Moreover, a borrower under Federal Student Loans may elect to borrow a Federal Consolidation Loan to consolidate and refinance such Federal Student Loans. The related

Prospectus Supplement will describe the circumstances under which such Trust may originate or acquire the resulting Federal Consolidation Loan. No assurance can be made that borrowers with Federal Student Loans will not seek to obtain Federal Consolidation Loans with respect to such Federal Student Loans or, if they do so, that such Federal Consolidation Loans will be held by the related Eligible Lender Trustee on behalf of the Trust. See "Federal Family Education Loan Program".

      On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended as a result of Grace Periods, Deferral Periods and, under certain circumstances, Forbearance Periods, which may lengthen the remaining term of the Student Loans and the average life of the Notes and the Certificates. See "Federal Family Education Loan Program". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders. See also "Description of the Transfer and Servicing Agreements--Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event occurs with respect to the Company and "--Termination" regarding the Seller's option to repurchase the Student Loans.

      Noteholders and Certificateholders should consider, in the case of Notes or Certificates, as the case may be, purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield and, in the case of Notes or Certificates, as the case may be, purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Student Loans could result in an actual yield that is less than the anticipated yield. See "Weighted Average Life of the Securities".

      Risk of Removal of Servicer upon Servicer Default. Unless otherwise specified in the related Prospectus Supplement with respect to a given series of Securities, in the event of (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct such Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer, (b) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement, (c) any limitation, suspension or termination by the Secretary of Education (the "Secretary") of the Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or (d) an Insolvency Event with respect to the Servicer occurs (collectively, a "Servicer Default"), the Indenture Trustee or 75% (by principal amount) of the Noteholders with respect to such series, as described under "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default", may remove the Servicer without the consent of the Eligible Lender Trustee or any of the Certificateholders with respect to such series. Moreover, only the Indenture Trustee or the Noteholders with respect to such series, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders with respect to such series. See "Description of the Transfer and Servicing Agreements--Waiver of Past Defaults".

      Insolvency Risk. The Seller will warrant to each Trust in the related Loan Sale Agreement that the sale of the Student Loans by the Seller to such Trust is a valid sale of the Student Loans by the Seller to such Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Student Loans by the Seller to such Trust should instead be treated as a pledge of such Student Loans to secure a borrowing of such debtor, delays in payments of collections of Student Loans to the related Securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Student Loans by the Seller to a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Student Loans to such Trust may have priority over such Trust's interest in such Student Loans. If the conveyance of the Student Loans by the Seller is treated as a sale, the Student Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. See "Certain Legal Aspects of the Student Loans--Transfer of Student Loans".

      If an Insolvency Event with respect to the Company (which will be, unless otherwise specified in the related Prospectus Supplement, an affiliate of SMS, as set forth in such Prospectus Supplement) occurs, the Indenture Trustee will, except under certain limited circumstances, promptly sell, dispose of or otherwise liquidate the related

Student Loans in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Student Loans will be treated as collections on the Student Loans and deposited in the Collection Account of the related Trust. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) with respect to any Trust and any amounts available from any credit enhancement, if any, are not sufficient to pay the Notes and Certificates of the related series in full, the amount of principal returned to Noteholders or Certificateholders will be reduced and Noteholders and Certificateholders will incur a loss. See "Description of the Transfer and Servicing Agreements--Insolvency Event".

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. To the extent these requirements may be applicable to Student Loans, these requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts. In addition, the remedies available to the related Indenture Trustee or the Noteholders of the related series upon an Event of Default under the Indenture may not be readily available or may be limited by applicable state and federal laws.

      Book-Entry Registration. If so provided in the related Prospectus Supplement, each class of the Notes and the Certificates of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee for DTC set forth in the related Prospectus Supplement (Cede, or such other nominee, "DTC's Nominee"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities for such series are issued, holders of such Securities will not be recognized by the applicable Indenture Trustee or Eligible Lender Trustee as "Noteholders", "Certificateholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Indenture and Trust Agreement, as the case may
be). Hence, unless and until Definitive Securities (as defined below) are issued, holders of such Securities will only be able to exercise the rights of Securityholders indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                             FORMATION OF THE TRUSTS

The Trusts

      With respect to each series of Securities, the Seller will establish a separate Trust pursuant to the respective Trust Agreement for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will consist of (a) a pool of Student Loans, legal title to which is held by the related Eligible Lender Trustee on behalf of each Trust, (b) all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable Cutoff Date and (c) all moneys and investments on deposit in the Collection Account, any Reserve Account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of such Securities. To the extent provided in the applicable Prospectus Supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain possession of the promissory notes representing the Student Loans and the other documents related thereto as custodian for each Trust and the related Eligible Lender Trustee.

      The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable Prospectus Supplement.

Eligible Lender Trustee

      The Eligible Lender Trustee for each Trust will be such entity as is specified in the related Prospectus Supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related Loan Sale Agreement and will enter into a Guarantee Agreement with each of the Guarantors with respect to such Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans for all purposes under the Act and the Guarantee Agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any Federal Guarantee Payments from any Federal Guarantor and any Federal Assistance with respect to such Federal Student Loans. See

"Federal Family Education Loan Program--Eligible Lenders, Students and Educational Institutions" and "--Federal Insurance and Reinsurance of Federal Guarantors". An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related Trust Agreement and the related Loan Sale Agreement. An Eligible Lender Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                                 USE OF PROCEEDS

      The net proceeds from the sale of Securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the Closing Date from the Seller and to make the initial deposit into the Reserve Account or Pre-Funding Account, if any. The Seller will use such net proceeds paid to it with respect to any such Trust for general corporate purposes.

                   USA GROUP, SMS, THE SELLER AND THE SERVICER

USA Group

      USA Group, Inc. ("USA Group"), a Delaware nonprofit corporation, is the indirect or direct parent corporation of United Student Aid Funds, Inc. ("USA Funds"), which is a Federal Guarantor, Loan Services, SMS, USA Group Guarantee Services, Inc. ("USA Group Guarantee Services"), and USA Group Enterprises, Inc.

      The purposes of USA Group are exclusively charitable and educational. The primary mission of USA Group is to provide overall direction and strategic planning to its nonprofit member corporations and its for profit subsidiaries.

USA Group's corporate objectives are:

      --   to foster education and encourage the continuation of studies;

      -- to promote, provide and participate in means for the attainment of higher education;

      -- to establish, maintain, administer and expend funds in furtherance and in support of education objectives, activities and projects;

      -- to provide a central clearing point for information, conferences and other exchanges;

      -- to perform servicing functions for the holders of loans that enable students to attend universities, colleges and schools;

      -- to otherwise advance the cause of education finance and support to students at universities, colleges and schools.

      To fulfill its corporate mission and objectives, USA Group provides administrative, financial and various other corporate support services to its member corporations and subsidiaries.

      The affiliated corporations of USA Group provide education finance services in a variety of forms. Those education finance services provided by USA Group affiliated corporations currently include (i) maintaining facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions; (ii) providing guarantees for education loans made pursuant to the Act as well as for loans made under Private Loan Programs; (iii) assisting guarantee agencies in managing and maintaining their education loan programs; (iv) serving pursuant to designation by the state or territory as guarantor for the education loan programs of Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming and certain Pacific Islands; (v) performing achievement and need-based scholarship processing for corporations, foundations and benefit societies; (vi) offering financial management services to certain guarantee agencies to assist them in planning for the future and in meeting the financial challenges facing guarantors; (vii) providing and performing education loan purchase functions for the holders of loans made to facilitate attendance of students at universities, colleges and schools;
(viii) providing conversion services, data processing and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets; and (ix) acquiring student loan notes held by eligible lenders under the Federal Family Education Loan Program (as defined below).

      In addition to the above activities, USA Funds is affiliated with USA Group Guarantee Services, a Delaware private, non-profit corporation, which provides varying degrees of services to the following guarantee agencies:
Student Loan Guarantee Foundation of Arkansas, Iowa College Student Aid Commission, Louisiana Office of Student Financial Assistance, Finance Authority of Maine, Michigan Guaranty Agency, Montana Guaranteed Student Loan Program, New Mexico Student Loan Guarantee Corporation, Oklahoma Guaranteed Student Loan Program, Oregon State Scholarship Commission and Rhode Island Higher Education Assistance Authority. Certain trustees and officers of USA Funds are also directors or officers of USA Group Guarantee Services.

SMS

      SMS was organized on November 19, 1992, and is a Delaware corporation. SMS is an affiliate of USA Group.

      The related Prospectus Supplement may set forth certain additional information with respect to SMS. See also "The Student Loan Pools". The principal executive offices of SMS are located at 30 South Meridian Street, Indianapolis, Indiana 46204-3503 and its telephone number is (317) 951-5640.

The Seller

      The Seller will warrant to each Trust in the related Loan Sale Agreement that the sale of the applicable Student Loans by the Seller to the Eligible Lender Trustee on behalf of such Trust is a valid sale of such Student Loans. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the sale of Student Loans by the Seller to a Trust should instead be treated as a pledge of such Student Loans to secure a borrowing of such debtor, then delays in payments of collections of such Student Loans could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Student Loans by the Seller to the Eligible Lender Trustee on behalf of a Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of Student Loans to the Eligible Lender Trustee on behalf of such Trust may have priority over such Eligible Lender Trustee's interest in such Student Loans. If the conveyance by the Seller of the Student Loans is treated as a sale, the Student Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

      Because the Seller is not eligible to hold legal title to Federal Student Loans, all Federal Student Loans will, prior to their transfer by the Seller to a Trust, be held in trust for the Seller by an eligible lender to be named in the related Prospectus Supplement as trustee for the Seller, pursuant to a trust agreement between the Seller and such trustee.

The Servicer

      USA Group Loan Services, Inc. ("Loan Services") was incorporated in 1982 as a nonprofit Delaware corporation and is an affiliate of USA Group. If so specified in the Prospectus Supplement for a series of Securities, pursuant to the related Loan Servicing Agreement, Loan Services will agree to service and perform all other related tasks with respect to all the Student Loans acquired by the Eligible Lender Trustee on behalf of the related Trust. The Servicer is required to perform in accordance with the Loan Servicing Agreement all services and duties customary to the servicing of Student Loans and to do so in the same manner as the Servicer has serviced Student Loans on behalf of other lenders and in compliance with all applicable standards and procedures.

      The related Prospectus Supplement may set forth certain additional information with respect to the Servicer. The principal executive offices of Loan Services are located at 30 South Meridian Street, Indianapolis, Indiana 46204-3503 and its telephone number is (317) 849-6510. See "Description of the Transfer and Servicing Agreements--Servicing Procedures".

      A Servicer in addition to or other than Loan Services may be specified for a series of Securities in the related Prospectus Supplement.

                             THE STUDENT LOAN POOLS

General

      The Student Loans to be sold by the Seller to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Loan Sale Agreement will be selected from the portfolio of Student Loans originated under the Federal Family Education Loan Program by several criteria, including that each Student Loan (i) is guaranteed as to principal and interest by a Guarantor reinsured by the Department in accordance with the terms of the Federal Family Education Loan Program, (ii) was originated in the United States of America, its territories or its possessions under and in accordance with the Federal Family Education Loan Program, (iii) contains terms in accordance with those required by the Federal Family Education Loan Program, the applicable Guarantee Agreements and other applicable requirements, (iv) provides for regular payments that fully amortize the amount financed over its original term to maturity (exclusive of any deferral or forbearance periods) and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to the Securityholders of any series will be used in selecting the related Student Loans.

      No more than 10% by principal balance of the Student Loans comprising a Trust will be more than 30 days delinquent as of the Cutoff Date for such Trust and none will be more than 120 days delinquent as of such date.

      The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of such Trust. The Eligible Lender Trustee will also enter into, on behalf of such Trust, Guarantee Agreements with the Guarantors pursuant to which each of such Student Loans will be guaranteed by one of such Guarantors. See "Formation of the Trusts--Eligible Lender Trustee".

      Information with respect to each pool of Student Loans for a given Trust will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of such Student Loans guaranteed by the specified Guarantors.

      In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related Prospectus Supplement as will information regarding the duration and conditions of any related Funding Period or Revolving Period, the circumstances under which Additional Fundings will be made during such period, and, if Additional Fundings may continue to be made after such period, the circumstances under which such Additional Fundings will be made.

Origination and Marketing Process

      The Act specifies rules regarding loan origination practices, which lenders must comply with in order for the Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

      Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor. Both the lender and such Guarantor must approve such application, including confirming that such application is complete and that it (as well as the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of such Guarantor. The Act requires that each Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Certain lenders establish maximum default rates for institutions whose students they will serve. Each lender will only make loans that are approved by the applicable Guarantor (consistent with the approval requirements of the Act and the Guarantor). For each such application that is approved, the applicable Guarantor will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower.

      These procedures differ slightly for Consolidation Loans.

Servicing and Collections Process

      The applicable Guarantee Agreements and the Act require the holder of Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Student Loans. These procedures are designed to ensure that such Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform such servicing and collection procedures with respect to the Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement. Such procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first ten days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any such delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting such borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with certain of the established procedures with respect to a Student Loan may also result in the denial of coverage under a Guarantee Agreement for certain accrued interest amounts, in circumstances where such failure has not caused the loss of the guarantee of the principal of such Student Loan. See "Risk Factors--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates".

      At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of such delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on such loans prior to the filing of claims. Any Student Loan which is delinquent beyond a certain number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified times of delinquency may result in denial of the guarantee claim with respect to such Student Loan. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the Prospectus Supplement for a given series of Securities, would, if as a result of such failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for such a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for such a failure by the Servicer. See "Description of the Transfer and Servicing Agreements--Servicer Covenants".

Claims and Recovery Rates

      Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable Closing Date with respect to each series of Securities will be set forth in each Prospectus Supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any such information.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

      The Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (such Act, together with all rules and regulations promulgated thereunder by the Department and/or the Guarantors, the "Act"), provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. As described herein, payment of principal and interest with respect to the Federal Student Loans is guaranteed by the applicable Guarantor against default, death, bankruptcy or disability of the applicable borrower and a closing of or a false certification by such borrower's school. The Guarantors are entitled, subject to certain conditions, to be reimbursed by the Department for from 100% to 78% of the amount of each Guarantee Payment made pursuant to a program of federal reinsurance under the Act. In addition, the related Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of a Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Federal Student Loans as described herein.

      FFELP provides for loans to students and parents of students which are (i) guaranteed by a Guarantor and reinsured by the federal government or (ii) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act: (i) loans to students who demonstrate need ("Federal Stafford Loans"); (ii) loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans"); (iii) loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and (iv) loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan (each, a "Federal Consolidation Loan"). Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus describe or summarize the material provisions of such statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each such statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors--Risk that Change in Law Will Adversely Affect Student Loans, Guarantors, the Seller or the Servicer".

Legislative and Administrative Matters

      Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described herein or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002, except that authority to make Federal Consolidation Loans expires on September 30, 1998).

      The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans certain fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, such legislation contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for SMS and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by SMS and the Servicer will decrease due to the new program, although such entities have not experienced such a reduction to date and any such reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, SMS and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by SMS and the Servicer is reduced. Such cost increases could affect the ability of the
Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of certain breaches of their respective representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". Such volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time. The Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidated Loans. This provision applies to loan applications received on or after November 13, 1997 through September 30, 1998.

Eligible Lenders, Students and Educational Institutions

      Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and under certain conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who (a) has been accepted for enrollment or is enrolled and is maintaining satisfactory progress at a participating educational institution,
(b) is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by such institution,
(c) has agreed to notify promptly the holder of the loan of any address change, and (d) for Federal Stafford Loans, meets the application "need" requirements for the particular loan program. Each loan is to be evidenced by an unsecured promissory note.

      Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet certain standards, which generally provide that the institution (i) only admits persons who have a high school diploma or its equivalent, (ii) is legally authorized to operate within a state, (iii) provides not less than a two-year program with credit acceptable toward a bachelor's degree, (iv) is a public or non-profit institution and (v) is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution. Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution (i) only admits persons who have a high school diploma or its equivalent, or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the
Act), (ii) is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,
(iii) has been in existence for at least two years, (iv) provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and (v) is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

      With specified exceptions, institutions are excluded from consideration as educational institutions if the institution (i) offers more than 50 percent of its courses by correspondence, (ii) enrolls 50 percent or more of its students in correspondence courses, (iii) has a student enrollment in which more than 25 percent of the students are incarcerated or (iv) has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation). Further, schools are specifically excluded from participation if (i) the educational institution has filed for bankruptcy, (ii) the owner, or its chief executive officer, has been convicted or pleaded "nolo contendere" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or (iii) the educational institution has a cohort default rate in excess of the rate prescribed by the Act. In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

Financial Need Analysis

      Student Loans may generally be made in amounts, subject to certain limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family must contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend such institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregage loan limits prescribed in the Act. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

Special Allowance Payments

      The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that such holder receives at least a specified market interest rate of return on such loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance such loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by such holder during such period multiplied by the special allowance percentage. The special allowance percentage is computed by (i) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for such 3-month period, (ii) subtracting the applicable borrower interest rate on such loan from such average, (iii) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage and
(iv) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses (i), (ii) and (iii) is in the negative, the Special Allowance Margin is zero.

Date of Disbursement          Special Allowance Margin
--------------------          --------------------------------------------------
Prior to 10/17/86             3.50%
10/17/86-09/30/92             3.25%
10/01/92-06/30/95             3.10%
07/01/95-06/30/98             2.50%  (Federal  Stafford  Loans and Federal
                              Unsubsidized  Stafford Loans that are In-School,
                              Grace or Deferment);  3.10% (Federal Stafford
                              Loans and Federal Unsubsidized Stafford Loans that are in repayment and all other loans)

      Special Allowance Payments are available on variable rate Federal PLUS and Federal SLS Loans only if the variable rate, which is reset annually based on the 52-week Treasury Bill, exceeds the applicable maximum rate.
Such maximum is generally between 9% and 12%.

Federal Stafford Loans

      The Act provides for (i) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students, (ii) federal interest subsidy payments on certain eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments") and (iii) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (such federal reinsurance obligations, together with those obligations referred to in clauses (ii) and
(iii) above, being collectively referred to herein as "Federal Assistance").

      Interest. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.


Trigger Date(1)                   Borrower Rate(2)            Maximum Rate          Interest Rate Margin
-------------------------   -----------------------------   -----------------   ---------------------------------
Prior to 01/01/81 ......    7%                              7%                  N/A
01/01/81-09/12/83 ......    9%                              9%                  N/A
09/13/83-06/30/88 ......    8%                              8%                  N/A
07/01/88-09/30/92 ......    8% for 48 months; thereafter,   8% for 48 months,   3.25%
                            91-Day Treasury + Interest      then 10%
                            Rate Margin
10/01/92-06/30/94 ......    91-Day Treasury + Interest      9%                  3.10%
                            Rate Margin
07/01/94-06/30/95 ......    91-Day Treasury + Interest      8.25%               3.10%
                            Rate Margin
07/01/95-06/30/98 ......    91-Day Treasury + Interest      8.25%               2.50%  (In-School,  Grace  or  Rate
                            Rate Margin                                         Deferment); 3.10% (in repayment)
After 6/30/98 ..........    A security of comparable        8.25%               1.0%
                            maturity + Interest Rate Margin

-------------
(1) The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first Federal Stafford Loan is made and for Federal Stafford Loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.

(2) The rate for variable rate Federal Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a) the applicable Maximum Rate or (b) the sum of (i) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to such June 1 and
     (ii) the applicable Interest Rate Margin.

      The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for certain loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on such loans to an annual interest rate adjusted each July 1 equal to (a) for certain loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25% and (b) for loans made on or after July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, in each case capped at the applicable interest rate for such loan existing prior to the conversion. The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

      Interest Subsidy Payments. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during certain Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of certain need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of such loan for federal reinsurance. Such eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates", "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures". The Seller expects that substantially all of the Federal Stafford Loans that are to be conveyed to a Trust will be eligible to receive Interest Subsidy Payments and Special Allowance Payments.

      Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that such payments will in fact be received from the Department within that period. See "Risk Factors--Variability of Actual Cash Flows; Risk of Shortfalls to Holders of Notes and Certificates Resulting from Inability of Related Indenture Trustee to Liquidate Student Loans". The Servicer has agreed to prepare and file with the Department all such claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining such Interest Subsidy Payments and Special Allowance Payments, if any, with respect to such Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to such Federal Student Loans within two business days of receipt thereof to the related Collection Account.

      Loan Limits. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.

                                                                           All
                                                                        Students(1)       Independent Students(1)
                                                                        -----------      --------------------------
                                                                        Base Amount       Additional
                                                                       Subsidized and    Unsubsidized     Maximum
                                                        Subsidized    Unsubsidized on    only on or      Aggregate
                                         Subsidized     on or after       or after          after          Total
  Borrower's Academic Level              Pre-1/1/87       1/1/87         10/1/93(2)       7/1/94(3)      Amount in
-----------------------------------      -----------    -----------    ---------------     ---------    -----------
Undergraduate (per year)
  1st year ............................    $ 2,500         $ 2,625        $ 2,625         $ 4,000       $ 6,625
  2nd year ............................    $ 2,500         $ 2,625        $ 3,500         $ 4,000       $ 7,500
  3rd year and above ..................    $ 2,500         $ 4,000        $ 5,500         $ 5,000      $ 10,500
Graduate (per year) ...................    $ 5,000         $ 7,500        $ 8,500         $10,000      $ 18,500
Aggregate Limited
  Undergraduate .......................    $12,500         $17,250        $23,000         $23,000      $ 46,000
  Graduate (including
    undergraduate) ....................    $25,000         $54,750        $65,500         $73,000      $138,500

----------
(1) The loan limits are inclusive of both Federal Stafford Loans and Federal Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of such students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

      The annual loan limits are reduced in some instances where the student has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

      Repayment. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

      Grace Periods, Deferral Periods and Forbearance Periods. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first-time borrowers on or after July 1,
1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during certain other periods (each, a "Deferral Period") and subject to certain conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in certain circumstances (each such period, a "Forbearance Period").

Federal Unsubsidized Stafford Loans

      The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal
Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium charged by the Federal Guarantor is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of such student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

Federal PLUS and Federal SLS Loan Programs

      The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to certain categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

      Loan Limits. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

      Interest. The interest rate determination for a PLUS or SLS loan is dependent on when the loan was originally made and disbursed and the period of enrollment. The interest rates for PLUS and SLS loans are summarized in the following chart.

                                                                                                       Interest
     Trigger Date                          Borrower Rate(1)                   Maximum Rate(2)         Rate Margin
-------------------------     ---------------------------------------      ---------------------     ------------
Prior to 10/01/81 ..........                     9%                                  9%                    N/A
10/01/81-10/30/82 ..........                    14%                                 14%                    N/A
11/01/82-06/30/87 ..........                    12%                                 12%                    N/A
07/01/87-09/30/92 ..........  52-Week Treasury + Interest Rate Margin               12%                  3.25%
10/01/92-06/30/94 ..........  52-Week Treasury + Interest Rate Margin       PLUS 10%, SLS 11%            3.10%
07/01/94-06/30/98 ..........  52-Week Treasury + Interest Rate Margin                9%                  3.10%
(SLS repealed 07/01/94)
After 6/30/98 ..............  A security of comparable                               9%                  2.10%
                              maturity + Interest Rate Margin

---------------
(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the loan, respectively.

(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lessor of (a) the applicable maximum rate and (b) the sum of (i) the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to such June 1, and (ii) the applicable Interest Rate Margin.

      A holder of a PLUS or SLS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (i) the average of the bond equivalent rates of 91-day Treasury bills auctioned during such quarter and (ii) the Interest Rate Margin exceeds (b) the Maximum Rate.

      Repayment, Deferments. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of such loan, subject to certain deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during certain periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for such deferments, interest may be capitalized during such periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

      A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of such refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

Federal Consolidation Loan Program

      The Act authorizes a program under which certain borrowers may consolidate one or more of their Student Loans into a single loan (each, a "Federal
Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable  to  obtain  a  Federal  Consolidation  Loan  from  the  holders  of  the outstanding loans made to him. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may, within 180 days of the origination of a Federal Consolidation Loan, add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of such Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997 through September 30, 1998, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

      Federal Consolidation Loans bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded to the nearest whole percent, with a minimum rate of 9% for loans originated prior to July 1, 1994. For Federal Consolidation Loans made on or after July 1, 1994, such weighted average interest rate must be rounded up to the nearest whole percent. However, Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicaable to Stafford Loans. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; provided, however, that in the case of Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a monthly rebate fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993. The rate for Special Allowance Payments for Federal Consolidation Loans is determined in the same manner as for Federal Stafford Loans.

      Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to certain limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include such graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

      All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

Federal Guarantors

      The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993 and from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. See "--Federal Insurance and Reinsurance of Federal Guarantors" below.

      Federal Guarantors collect a one-time insurance premium ranging from 0% to 3% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On such loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively.

      Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a guarantee agreement (each, a "Guarantee Agreement") between such Federal Guarantor and the applicable Eligible Lender Trustee. The applicable Prospectus Supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by such Trust as of the applicable Closing Date and the amount of such Federal Student Loans it is guaranteeing for such Trust.

      The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal
Guarantor to return all reserve funds to the Department if the Department determines such action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of such Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that such action is necessary to protect the federal fiscal interest or to ensure an orderly transition to full implementation of direct federal lending. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

Federal Insurance and Reinsurance of Federal Guarantors

      A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a certain period of time as specified by the Act. Under certain circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for such restoration of eligibility are discussed below.

      If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of such amount, within 90 days of such notification, subject to reduction as described below.

      If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not less than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced such loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

      Pursuant to such agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; such claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department.

      The amount of such reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

                                            Reimbursement to Federal Guarantor
Claims Rate of Federal Guarantor            by the Department of Education(1)
-----------------------------------         ------------------------------------
0% to and including 5% .................    100%
Greater than 5% to and including 9% ....    100% of claims to and including 5%;
                                            90% of claims greater than 5%
Greater than 9% ........................    100% of claims to and including 5%;
                                            90% of claims greater than 5%
                                            to and including 9%; and 80% of
                                            claims greater than 9%

----------
(1) The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993.

    The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

      The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. Such levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In such event, the Department is required to assume responsibility for the functions of such Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that such Federal Guarantor is unable to meet its guarantee obligations.

      The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts which may be required to be paid under the Act as a result of certain events of death, disability, bankruptcy, school closure or false certification by the educational institution described therein. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until such time as the obligations are transferred to a new Federal Guarantor capable of meeting such obligations or until a successor Federal Guarantor assumes such obligations. No assurance can be made that the Department would under any given circumstances assume such obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that such Federal Guarantor is unable to meet its guarantee obligations.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

      The weighted average lives of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of (i) borrower default, death, disability or bankruptcy,
(ii) a closing of or a false certification by the borrower's school and (iii) subsequent liquidation of the loans or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.) All of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable Prospectus Supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under certain circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". See also "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the Servicer's option to purchase the Student Loans from a given Trust and "--Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during such period could affect the weighted average lives of the Securities of the related series. See "Description of the Transfer and Servicing Agreements--Additional Fundings".

      On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

      In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since such amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

      Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal amount of such class of Notes or the remaining Certificate Balance for such class of Certificates, respectively, as of that Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial outstanding principal amount of such class of the Notes or the initial Certificate Balance for such class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (i) the original denomination of that Securityholder's Note or Certificate and (ii) the applicable Pool Factor.

      If so provided in the related Prospectus Supplement with respect to a Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

General

      With respect to each Trust, one or more classes of Notes of a given series will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

      Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depositary") except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Principal of and Interest on the Notes

      The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Seller, or such other party as may be named in the related Prospectus Supplement, of its option to purchase the related Student Loans.

      Unless otherwise specified in the related Prospectus Supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

      In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of such class.

      In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Collateral Reinvestment Account, the Notes of such series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to such date, in an aggregate principal amount described in the related Prospectus Supplement.

      See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement).

The Indenture

      Modification of Indenture. With respect to each Trust, with the consent of the holders of a majority of the outstanding Notes of the related series, the Indenture Trustee and the Trust may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to the Notes, or to modify (except as provided below) in any manner the rights of the related Noteholders.

      Unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, however, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable, (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment, (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture, (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller, an affiliate of either of them or any obligor on such Notes, (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series, (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of such Notes necessary to amend the related Indenture or certain other related agreements, or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of such series or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of such Indenture.

      Unless otherwise specified in the applicable Prospectus Supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of such series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of such series so long as such action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of such series.

      Events of Default; Rights upon Event of Default. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, an "Event of Default" under the related Indenture will consist of the following: (i) a default for five days or more in the payment of any interest on any such Note after the same becomes due and payable; (ii) a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure such default, such 30-day period may be extended by the Indenture Trustee to 90 days;
(iv) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of such series then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure such breach, such 30-day period may be extended by the Indenture Trustee to 90 days, or (v) certain events of bankruptcy, insolvency, receivership or liquidation of such Trust. However, the amount of principal required to be distributed to Noteholders of such series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of such Trust. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related Prospectus Supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for such Distribution Date based on interest collections on the Student Loans (the amount of such difference, the "Index Shortfall Carryover"), the Interest Rate for such Distribution Date shall be such alternate rate and the Interest Shortfall Carryover shall be payable as described in such Prospectus Supplement. Unless otherwise provided in such Prospectus Supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or such alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on such Notes.

      If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may be rescinded by the holders of a majority in principal amount of such Notes then outstanding if (i) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon such Notes if the Event of Default giving rise to such acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or, under the circumstances described below, waived.

      If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to such Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate principal amount of such Notes then outstanding.

      Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of such Notes, if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to such Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of such outstanding Notes.

      Unless otherwise specified in the related Prospectus Supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of such outstanding Notes have requested in writing that such Indenture Trustee institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding, and
(v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      With respect to any Trust, none of the related Indenture Trustee, the Seller, SMS, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

      Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,
(ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of such Trust under the related Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse federal or Indiana state tax consequence to such Trust or to any Certificateholder or Noteholder of the related series.

      Each Trust will not, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) except as contemplated by the Related Documents, dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under the applicable Indenture except as may be expressly permitted thereby, or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof, except as expressly permitted by the Related Documents.

      No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "Formation of the Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

      Annual Compliance Statement. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

      Indenture Trustee's Annual Report. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as such Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for such series. The Issuer may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

General

      With respect to each Trust, one or more classes of Certificates of a given series will, unless otherwise specified in the related Prospectus Supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

      Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates of a given series purchased by the applicable Company, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Unless otherwise specified in the related Prospectus Supplement, Certificates of a given series owned by SMS or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by SMS and its affiliates, the Certificates owned by SMS and its affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

Principal and Interest in Respect of the Certificates

      The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of such Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "Certain Information Regarding the Securities--Fixed Rate Securities" and "--Floating Rate Securities". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of such series as more fully described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

      In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

      See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--Reserve Account" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement).

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Fixed Rate Securities

      Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates".

Floating Rate Securities

      Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

      The applicable Prospectus Supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in such Prospectus Supplement.

      As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

      Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

Book-Entry Registration

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through
Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable Trustee to DTC's nominee. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the applicable Company with respect to any series of Securities, it is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be DTC's nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as such terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the
Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

      DTC has advised the Seller that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

      Unless otherwise specified in the related Prospectus Supplement and except with respect to the Certificates of a given series that may be purchased by the applicable Company, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to herein as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the holders of such Securities.

      Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

      Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

      Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

      Unless otherwise specified in the related Prospectus Supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of such series.

      Unless otherwise specified in the related Prospectus Supplement, three or more Certificateholders of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under such Certificates.

Reports to Securityholders

      With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". Such statements will be filed with the Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year was a Securityholder with respect to such Trust and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

General

      The following is a summary of certain terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Seller and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake certain administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

Sale of Student Loans; Representations and Warranties

      On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement (the "Closing Date"), the Seller will sell and assign to the related Eligible Lender Trustee on behalf of such Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to such Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

      In each Loan Sale Agreement, the Seller will make certain representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that (i) each Student Loan, on the date on which it is transferred to such Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened; (ii) the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and (iii) each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

      Unless otherwise provided in the related Prospectus Supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in such Student Loan (it being understood that any such breach that does not affect any Guarantor's obligation to guarantee payment of such Student Loan will not be considered to have such a material adverse effect), the Seller will, unless such breach is cured within 60 days, repurchase such Student Loan from the related Eligible Lender Trustee, as of the first day following the end of such 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets certain criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Student Loan as a result of a breach of any such representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any such uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

      To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting such sale and assignment will be filed by the Administrator.

Additional Fundings

      In the case of a Trust having a Pre-Funding Account or a Collateral Reinvestment Account, such Trust will use funds on deposit in such account from time to time during the related Funding Period or Revolving Period, respectively, (i) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on certain of the Student Loans to the extent such interest is not paid currently but is capitalized and added to the principal balance of such Student Loans and (ii) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related Prospectus Supplement ("Additional Fundings"). Such additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related Prospectus Supplement.

      There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit therein will be distributed to the related Securityholders in the amounts described in the related Prospectus Supplement.

      If and to the extent specified in the related Prospectus Supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

Accounts

      With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any Pre-Funding Account and any Collateral Reinvestment Account, will be described in the related Prospectus Supplement.

      For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to such Securities and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any

Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average lives of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

      The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Servicing Procedures

      Pursuant to each Loan Servicing Agreement, the Servicer has agreed to service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer is required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, the Guarantee Agreements and all other applicable federal and state laws.

      Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement include, but are not limited to, the following: collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the Student Loans, responding to inquiries from borrowers under the Student Loans, investigating delinquencies and sending out statements and payment coupons. In addition, the Servicer will keep ongoing records with respect to such Student Loans and collections thereon and will furnish monthly and annual statements with respect to such information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

      If so provided in the related Prospectus Supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

Payments on Student Loans

      With respect to each Trust, the Servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related Prospectus Supplement (each, a "Collection Period"). The Eligible Lender Trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period.

Servicer Covenants

      With respect to each Trust, the Servicer will covenant in the related Loan Servicing Agreement that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders; (b) it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee; (c) it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and (d) it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP or Guarantor requirements.

      Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related Prospectus Supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless such breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of such Student Loan as of the first day following the end of such 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of such Student Loan and the related Trust's interest in any such purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon such assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related Prospectus Supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Student Loan, as a result of a breach of any such covenant of the Servicer.

Servicer Compensation

      Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related Prospectus Supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related Prospectus Supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable Prospectus Supplement.

      The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

Distributions

      With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest on each class of such Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

      With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit and cash flow enhancement, such as a Reserve Account, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of such series, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

Credit and Cash Flow Enhancement

      General. The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

      The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

      Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related Prospectus Supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related Prospectus Supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus
Supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) by the deposit therein of the amount of collections on the related Student Loans remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related Prospectus Supplement) will be distributed.

Statements to Indenture Trustee and Trust

      Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related Prospectus Supplement) with respect to such Distribution Date or the preceding Collection Period as to the Notes and the Certificates of such series, to the extent applicable:

      (i) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

      (ii) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

      (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

      (iv) the aggregate outstanding principal amount and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of such Distribution Date, each after giving effect to payments allocated to principal reported under clause (i) above;

      (v) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to such Collection Period;

      (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

      (vii) the amount of the aggregate realized losses, if any, for such Collection Period;

      (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

      (ix) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in such Collection Period;

      (x) the balance of the Reserve Account (if any) on such Distribution Date, after giving effect to changes therein on such Distribution Date;

      (xi) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

      (xii) the principal balance and number of Student Loans conveyed to or originated by the Trust during such Collection Period.

      Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of such Notes or the initial Certificate Balance of such Certificates, as applicable.

Evidence as to Compliance

      Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of certain documents and records and on such accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and certain other matters.

      Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under such Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of certain Servicer Defaults under such Loan Servicing Agreement.

      Copies  of  such   statements   and   certificates   may  be  obtained  by
Securityholders by a request in writing addressed to the applicable Trustee.

Certain Matters Regarding the Servicer

      Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

      Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related Prospectus Supplement, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the
Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

      Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Loan Servicing Agreement.

Servicer Default

      Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from such Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer, (b) any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement, (c) any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or (d) an Insolvency Event with respect to the Servicer occurs. "Insolvency Event" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights upon Servicer Default

      Unless otherwise specified in the related Prospectus Supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee, or holders of Notes of the related series evidencing not less than 75% in principal amount of such then outstanding Notes, may terminate all the rights and obligations of the Servicer under such Loan
Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent such Indenture Trustee or such Noteholders from effecting such a transfer. In the event that such Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. Such Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Loan Servicing Agreement, unless such compensation arrangements will not result in a downgrading of such Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, such Indenture Trustee or such Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

Waiver of Past Defaults

      With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance), in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series, may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Loan Servicing Agreement. Therefore, such Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect such Certificateholders. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

Amendment

      Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any such Noteholder or Certificateholder. Unless otherwise provided in the related Prospectus Supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of such then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of such Noteholders or Certificateholders, or (ii) reduce the aforesaid percentage of such Notes or Certificates which are required to consent to any such amendment, without the consent of the holders of all such outstanding Notes and Certificates.

Insolvency Event

      If an Insolvency Event occurs with respect to the Company of a given Trust, the Student Loans of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Eligible Lender Trustee shall have received written instructions from (i) the holders of each class of Notes with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class of Notes or (ii) the holders of each class of Certificates (other than such Company) with respect to such Trust representing more than 50% of the aggregate unpaid principal balance of each such class (not including the principal balance of Certificates held by such Company), in each case to the effect that each such group disapproves of the liquidation of the related Student Loans and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to such Company, notice thereof is required to be given such Noteholders and Certificateholders; provided, however, that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of such Trust, the related Eligible Lender Trustee will direct the related Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Student Loans will be treated as collections thereon and deposited in the related Collection Account. If the proceeds from the liquidation of the Student Loans and any amounts on deposit in the Reserve Account (if any) and any other credit or cash flow enhancement specified in the related Prospectus Supplement as being available therefor are not sufficient to pay the Notes and the Certificates of a related series in full, the amount of principal returned to such Noteholders and Certificateholders will be reduced and some or all of such Noteholders and such Certificateholders will incur a loss. Notwithstanding the foregoing, if such Company provides the related Indenture Trustee and the related Eligible Lender Trustee an opinion of special tax counsel in form and substance satisfactory to such Indenture Trustee and such Eligible Lender Trustee that the foregoing provisions are not necessary for such Trust to be treated as a partnership for federal income and Indiana state tax purposes, then such provisions shall be of no force or effect as of the date of the delivery of such opinion.

      Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to such Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to such Eligible Lender Trustee by each such Certificateholder (including such Company) of a certificate certifying that such Certificateholder reasonably believes that the related Trust is insolvent.

Payment of Notes

      Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Loan Servicing Agreement, except as otherwise provided therein.

Company Liability

      Under each Trust Agreement, the applicable Company of a given Trust will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which such Company was a general partner. Notwithstanding the foregoing, if such Company provides the related Indenture Trustee and the related Eligible Lender Trustee an opinion of special tax counsel in form and substance satisfactory to such Indenture Trustee and such Eligible Lender Trustee that the foregoing provisions are not necessary for such Trust to be treated as a partnership for federal income and Indiana state tax purposes, then such provisions shall be of no force or effect as of the date of the delivery of such opinion.

Termination

      With respect to each Trust, the obligations of the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (i) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any such remaining Student Loans and (ii) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to such Transfer and Servicing Agreements.

      Optional Redemption

      If so specified in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is a percentage specified in the related
Prospectus Supplement (not to exceed 30%) of the Initial Pool Balance (as defined in the related Prospectus Supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of such Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related Prospectus Supplement, all right, title and interest in the Student Loans and other funds of such Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or such other party.

      Auction of Student Loans

      If so provided in the related Prospectus Supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in such Prospectus Supplement. The Seller and unrelated third parties may offer bids for such Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of such Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of such sale will be used to redeem all related Notes and to retire the Certificates.

Administration Agreement

      The Administrator will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided therein, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related Prospectus Supplement (the "Administration Fee"). The Administrator under each Administration Agreement will be SMS. SMS is an affiliate of Loan Services, USA Funds and USA Group.

      Except as otherwise provided in the related Prospectus Supplement, an "Administrator Default" will occur under an Administration Agreement in the event of (a) a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of such failure, (b) any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement or (c) an Insolvency Event with respect to the Administrator occurs.

      Unless otherwise specified in the related Prospectus Supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that such procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

      The Seller intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of such Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of a Trust, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of such loans or by the filing of notice of such security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Eligible Lender Trustee in the event the transfer by the Seller is deemed to be an assignment of collateral as security for the benefit of the Trust.

      If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of a Trust, there are certain limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in such Student Loans with priority over the related Eligible Lender Trustee's interest. A tax or other government lien on property of the Seller arising prior to the time a Student Loan comes into existence may also have priority over the interest of the related Eligible Lender Trustee in such Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest therein) other than to the related Eligible Lender Trustee on behalf of a Trust, except as provided below.

      Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that such Student Loans have been sold to such Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest therein were granted to another party, that purchased (or took such security interest in) any of such Student Loans in the ordinary course of its business and took possession of such Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

      With respect to each Trust, in the event of a Servicer Default resulting solely from certain events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on certain consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Student Loans, but in certain circumstances, a Trust may be liable for certain violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, see "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants".

Loan Origination and Servicing Procedures Applicable to Student Loans

      The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans such as the Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's  responsibilities  under  the loan be  explained  to him or her,  the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform certain collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. Any such failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to such Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to such Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to such Federal Student Loans.

      Loss of any such Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under certain circumstances, unless otherwise specified in the related Prospectus Supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to such Student Loan has a material adverse effect on the interest of the Trust therein and such breach is not cured within any applicable cure period. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and "--Servicer Covenants". The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

Student Loans Generally Not Subject to Discharge in Bankruptcy

      Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless (a) such Student Loan first became due before seven years (exclusive of any applicable suspension of the repayment period) before the date of the bankruptcy, or (b) excepting such debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is, in the opinion of Brown & Wood LLP ("Federal Tax Counsel"), a summary of all material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

      The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding certain federal income tax matters discussed below, which opinion will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by such Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

Tax Characterization of the Trust

      Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      Original Issue Discount. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the Related Prospectus Supplement. The OID Regulations do not address their application to debt instruments such as the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related Prospectus Supplement. Furthermore, although premium amortization and accrued market discount on debt instruments such as the Notes, which are subject to prepayment based on the payments on other debt instruments, is to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used. The OID Regulations are effective for debt instruments, such as the Notes, issued on or after April 4, 1994.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that such Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. The election to accrue interest, discount and premium under a constant yield method with respect to a
Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (i.e., late payments are penalized) at least annually at a single fixed rate. The Company intends to treat the interest paid on the Notes as Qualified Stated Interest.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis (i.e., treating the instrument as accruing interest at a single rate). Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to a Note, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains. The Taxpayer Relief Act of 1997 includes substantial changes to the federal taxation of capital gains recognized by individuals, including a 20% rate for gains from the sale of certain assets held more than 18 months and further reductions in the maximum rate scheduled to take effect after the year 2000 for certain assets held more than five years.

      Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as such term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person (ii) the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Company (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust, the Seller or the Company is a "related person" within the meaning of the Code, and (iii) the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

      Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. As set forth in Notice 98-16, 1998-15 I.R.B. 1, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Noteholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Non-U.S. Noteholders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

Recent Legislation

      Recent legislation passed by Congress and signed into law by the President on August 20, 1996 adds Sections 860H through 860L to the Code (the "FASIT Provisions") which will provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation enables trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions; however, how such election would be made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

Tax Consequences to Holders of the Certificates

      The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates and that any such Certificates are sold to persons other than the Company. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

      Classification as a Partnership

      Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller and the Servicer is not clear because there is no authority on transactions comparable to that contemplated herein.

      Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Trust Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Trust Certificate.

      Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable Prospectus Supplement, an "Interest Period") equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such Interest Period, including interest accruing at the Pass-Through Rate for such Interest Period and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and (iii) all other amounts of income payable to the Certificateholders for such Interest Period. All remaining taxable income of the Trust will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

      An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible to the extent they exceed two percent of the individual's adjusted gross income. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Computation of Income. Taxable income of the Trust will be computed at the Trust level and then allocated pro rata to the Trust Certificateholders. Consequently, the method of accounting for taxable income will be chosen by, and any elections (such as those described above with respect to the market discount rules) will be made by, the Trust rather than the Trust Certificateholders. The Trust intends, to the extent possible, to (i) have the taxable income of the Trust computed under the accrual method of accounting and (ii) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. As a result, an owner of a Trust Certificate would be required to include its pro rata share of Trust income for a taxable year as determined by the Trust in such Trust Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

      Determining the Bases of Trust Assets. The Trust will become a partnership on the first date when Trust Certificates are held by more than one person. On that date, each of the Trust Certificateholders should be treated as having purchased a pro rata share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of such assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Trust Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of such assets to the partnership, the allocation of taxable income to the Trust Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for such variations.

      Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, such partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If such a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in such reconstituted partnership. Such interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Trust Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in such Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

      Discount and Premium. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of such OID income may be allocated to the Certificateholders.

      Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Student Loans or to offset any such premium against interest income on the Student Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. To the extent the Trust is characterized as a partnership, a Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder and could give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. SMS and the Company are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

      Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

      The Company will be designated as "tax matters partner" in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 34% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. These rates may be increased by proposed tax legislation. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury.

      Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER OR AN AFFILIATE OF THE SELLER

Tax Characterization of the Trust

      Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Residual Interests of which are retained by the Seller or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on Federal Tax Counsel's conclusions that the Trust will constitute a mere security arrangement for the issuance of debt by the single holder of a Residual Interest.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related Prospectus Supplement, advise the Trust that the Notes will be (or, in certain cases, should be) classified as debt for federal income tax purposes. Assuming such characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under "--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

      If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, such class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust would, in the view of Federal Tax Counsel, most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to federal income tax.

      Nonetheless, treatment of Notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such Notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under "--TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE--Tax Consequences to Holders of the Certificates" would apply to the holders of such Notes.

      If the Notes, contrary to the opinion of Federal Tax Counsel, were not treated as debt for federal income tax purposes, the Trust might be treated, for federal income tax purposes, as a publicly traded partnership taxable as a corporation. In such case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. Such an entity-level tax could result in reduced distribution to Noteholders and Noteholders could be liable for a share of such tax.

      THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                         CERTAIN STATE TAX CONSEQUENCES

      The loan servicing activities to be undertaken by the Servicer will predominantly take place in Indiana.

      Because of the variation in each state's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

      The State of Indiana imposes an individual income tax and a corporate income tax including a corporate gross income tax. This discussion is based upon present provisions of Indiana statutes and the regulations promulgated thereunder and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Indiana Department of Revenue.

      Tax Consequences with Respect to the Notes. It is expected that Krieg DeVault Alexander & Capehart ("Indiana Tax Counsel") will deliver an opinion to the Trust that, assuming the Notes are treated as debt for federal income tax purposes, the Notes will be treated as debt for Indiana individual income and corporate income tax purposes. Accordingly, Noteholders not otherwise subject to taxation in Indiana should not become subject to taxation in Indiana solely because of a holder's ownership of Notes. However, a Noteholder already subject to Indiana's individual income tax or corporate income tax could be required to pay additional Indiana tax as a result of the holder's ownership or disposition of Notes.

      Tax Consequences with Respect to the Certificates. Indiana Tax Counsel is of the opinion that the Trust will be taxable for Indiana income tax purposes in the same manner as it is taxed for federal income tax purposes. As a result, if the Trust should be treated as a partnership which is not a publicy trade partnership, the Trust should not be subject to Indiana corporate income taxes. (If such taxes were applicable, however, they could result in reduced distributions to Certificateholders.) Moreover, Certificateholders that are not otherwise subject to tax in Indiana should not be subject to Indiana individual income or corporate income taxes with respect to income from the partnership, unless in the event the Trust is considered to be carrying on business in Indiana.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

The Notes

      Unless otherwise specified in the related Prospectus Supplement, the Notes of each series may be purchased by a Plan. The Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Adminstrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or adminstrative exemptions.

      Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether such investment is permitted under the governing Plan instruments.

The Certificates

      Unless otherwise specified in the Prospectus Supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). Such purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and certain transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

      By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

      If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, such exception will be discussed in the related Prospectus Supplement.

                                      * * *

      A plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "Underwriting Agreements"), the Seller will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth therein and in the related Prospectus Supplement.

      In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

      Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

      Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

      If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related Prospectus Supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

      An underwriter may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

      Neither the Seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Seller nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

      Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

      Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other such classes subject to either thereof.

      The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

      Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Seller, the Servicer and the Administrator by Krieg DeVault Alexander & Capehart, Indianapolis, Indiana, and for the underwriters for such series by Brown & Wood LLP, New York, New York. Edward R. Schmidt, general counsel of SMS and an executive officer of and general counsel for USA Group, USA Funds and Loan Services and a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, USA Group Guarantee Services and Loan Services was formerly a partner of, and of counsel to, the firm of Krieg DeVault Alexander & Capehart and William R. Neale, a member of the board of directors of USA Group and a member of the board of trustees of USA Funds, is a partner of the firm of Krieg DeVault Alexander & Capehart. Certain federal income tax matters will be passed upon for each Trust by Brown & Wood LLP and certain Indiana State income and corporate income tax matters by Krieg DeVault Alexander & Capehart.

                            INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                            ----
1992 Amendments ........................................................     21
1993 Act ...............................................................     13
Act ....................................................................     20
Add-on Consolidation Loans .............................................     28
Additional Fundings ....................................................     41
Administration Agreement ...............................................     49
Administration Fee .....................................................     49
Administrator ..........................................................      1
Administrator Default ..................................................     49
Applicable Trustee .....................................................     38
Base Rate ..............................................................     37
Benefit Plan ...........................................................     59
Calculation Agent ......................................................     38
Cede ...................................................................     16
Certificate Balance ....................................................      2
Certificate Pool Factor ................................................     31
Certificates ...........................................................      i
Closing Date ...........................................................  3, 40
Code ...................................................................     51
Collateral Reinvestment Account ........................................      4
Collection Account .....................................................     41
Collection Period ......................................................     42
Commission .............................................................     ii
Company ................................................................      i
Cutoff Date ............................................................      3
Deferral Period ........................................................     25
Definitive Certificates ................................................     39
Definitive Notes .......................................................     39
Definitive Securities ..................................................     39
Department .............................................................      3
Depositary .............................................................     32
Distribution Date ......................................................     32
DTC's Nominee ..........................................................     16
Early Amortization Event ...............................................      4
Eligible Deposit Account ...............................................     42
Eligible Institution ...................................................     42
Eligible Investments ...................................................     41
Eligible Lender Trustee ................................................      i
ERISA ..................................................................      9
Event of Default .......................................................     33
Existing Borrowers .....................................................      4
FASIT ..................................................................     54
FASIT Provisions .......................................................     54

                                                                            Page
                                                                            ----
Federal Assistance .....................................................     23
Federal Consolidation Loan ............................................. 21, 27
Federal Guarantor ......................................................      3
Federal Origination Fee ................................................     12
Federal PLUS Loans .....................................................     21
Federal SLS Loans ......................................................     21
Federal Stafford Loans .................................................     21
Federal Student Loans ..................................................      3
Federal Supplemental Loans to Students .................................     21
Federal Tax Counsel ....................................................  8, 51
Federal Unsubsidized Stafford Loans ....................................     21
FFELP ..................................................................     20
Fixed Rate Securities ..................................................     37
Floating Rate Securities ...............................................     37
Forbearance Period .....................................................     26
Funding Period .........................................................      3
Grace Period ...........................................................     25
Guarantee Agreement ....................................................     29
Guarantee Payments .....................................................      3
Guarantor ..............................................................      3
Indenture ..............................................................      1
Indenture Trustee ......................................................      i
Index Shortfall Carryover ..............................................     34
Indiana Tax Counsel ....................................................     59
Indirect Participants ..................................................     38
Initial Pool Balance ...................................................     48
Insolvency Event .......................................................     46
Interest Period ........................................................     55
Interest Rate ..........................................................      2
Interest Reset Period ..................................................     37
Interest Subsidy Payments ..............................................     22
Investment Earnings ....................................................     42
IRS ....................................................................     51
Issuer .................................................................      1
Loan Sale Agreement ....................................................      3
Loan Services ..........................................................  1, 18
Loan Servicing Agreement ...............................................      6
Monthly Rebate Fee .....................................................     13
Note Pool Factor .......................................................     31
Notes ..................................................................      i
OID ....................................................................     52
OID Regulations ........................................................     52
Participants ...........................................................     32
Pass-Through Rate ......................................................      2
Plan ...................................................................     59

                                                                            Page
                                                                            ----
Pool Factor ............................................................     31
Pre-Funding Account ....................................................      4
Pre-Funding Amount .....................................................      4
Prospectus Supplement ..................................................      i
Purchase Amount ........................................................     40
Registration Statement .................................................     ii
Related Documents ......................................................     35
Reserve Account ........................................................  5, 44
Reserve Account Initial Deposit ........................................      5
Revolving Period .......................................................      4
Rules ..................................................................     38
Secretary ..............................................................     15
Securities .............................................................      i
Securities Act .........................................................     ii
Seller .................................................................   i, 1
Servicer ...............................................................      1
Servicer Default ....................................................... 15, 46
Servicing Fee ..........................................................  7, 43
Short-Term Note ........................................................     52
SMS ....................................................................  ii, 1
Special Allowance Payments .............................................     23
Spread .................................................................     37
Spread Multiplier ......................................................     37
Student Loans ..........................................................   i, 3
Transfer and Servicing Agreements ......................................     40
Trust ..................................................................   i, 1
Trust Accounts .........................................................     41
Trust Agreement ........................................................      1
UCC ....................................................................     49
Underwriting Agreements ................................................     60
Unmet Need .............................................................     22
USA Funds ..............................................................     17
USA Group ..............................................................     17
USA Group Guarantee Services ...........................................     17

--------------------------------------------------------------------------------

      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement and the Prospectus in connection with the offer made by this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time subsequent to the date of this Prospectus Supplement or Prospectus.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              Prospectus Supplement

Reports to Securityholders ..............................................     ii
Summary of Terms ........................................................    S-1
Risk Factors ............................................................   S-19
Formation of the Trust ..................................................   S-27
The Financed Student Loan Pool ..........................................   S-29
Description of the Notes ................................................   S-39
Description of the Transfer and Servicing Agreements ....................   S-44
Certain Federal Income Tax and State Tax
   Consequences .........................................................   S-56
ERISA Considerations ....................................................   S-57
Underwriting ............................................................   S-57
Legal Matters ...........................................................   S-58
Annex I .................................................................   S-59
Index of Principal Terms ................................................   S-62

                                   Prospectus

Available Information ...................................................     ii
Incorporation of Certain Documents by Reference .........................     ii
Table of Contents .......................................................    iii
Summary of Terms ........................................................      1
Risk Factors ............................................................     10
Formation of the Trusts .................................................     16
Use of Proceeds .........................................................     17
USA Group, SMS, the Seller and the Servicer .............................     17
The Student Loan Pools ..................................................     19
Federal Family Education Loan Program ...................................     20
Weighted Average Life of the Securities .................................     31
Pool Factors and Trading Information ....................................     31
Description of the Notes ................................................     32
Description of the Certificates .........................................     36
Certain Information Regarding the Securities ............................     37
Description of the Transfer and Servicing
   Agreements ...........................................................     40
Certain Legal Aspects of the Student Loans ..............................     49
Certain Federal Income Tax Consequences .................................     51
Certain State Tax Consequences ..........................................     59
ERISA Considerations ....................................................     60
Plan of Distribution ....................................................     61
Legal Matters ...........................................................     62
Index of Principal Terms ................................................     63

                                   ----------

      Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities described in this Prospectus Supplement, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                SMS Student Loan
                                  Trust 1998-A

                                  $150,000,000
                             Class A-1 Floating Rate
                            Asset-Backed Senior Notes

                                  $433,650,000
                             Class A-2 Floating Rate
                            Asset-Backed Senior Notes

                               USA Group Secondary
                              Market Services, Inc.
                                     Seller

                              PROSPECTUS SUPPLEMENT

                           Credit Suisse First Boston
                            Bear, Stearns & Co. Inc.
                              Goldman, Sachs & Co.
                               Merrill Lynch & Co.

--------------------------------------------------------------------------------